FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-09

Free Writing Prospectus

Structural and Collateral Term Sheet

$757,126,953

(Approximate Initial Pool Balance)

$650,182,000

 (Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2016-NXS6

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

 as Depositor

Natixis Real Estate Capital LLC

Silverpeak Real Estate Finance LLC

 UBS AG

Wells Fargo Bank, National Association

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-NXS6

September 21, 2016

WELLS FARGO SECURITIES	UBS SECURITIES LLC

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certificate Structure

I.             Certificate Structure

Class	Expected Ratings (Fitch/Moody’s/Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/Aaa(sf)/AAA	$27,042,000	30.000%	(7)	2.56	11/16 – 07/21	40.5%	15.1%
A-2	AAAsf/Aaa(sf)/AAA	$115,788,000	30.000%	(7)	4.87	07/21 – 09/21	40.5%	15.1%
A-3	AAAsf/Aaa(sf)/AAA	$150,000,000	30.000%	(7)	9.20	09/25 – 03/26	40.5%	15.1%
A-4	AAAsf/Aaa(sf)/AAA	$206,019,000	30.000%	(7)	9.73	03/26 – 09/26	40.5%	15.1%
A-SB	AAAsf/Aaa(sf)/AAA	$31,139,000	30.000%	(7)	6.98	09/21 – 09/25	40.5%	15.1%
A-S	AAAsf/Aa3(sf)/AAA	$48,267,000	23.625%	(7)	9.92	09/26 – 09/26	44.2%	13.9%
X-A	AAAsf/Aaa(sf)/AAA	$529,988,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	A-sf/NR/AAA	$120,194,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
B	AA-sf/NR/AA+	$35,964,000	18.875%	(7)	9.92	09/26 – 09/26	47.0%	13.1%
C	A-sf/NR/A+	$35,963,000	14.125%	(7)	9.92	09/26 – 09/26	49.7%	12.3%
Non-Offered Certificates
X-D	BBB-sf/NR/AAA	$43,535,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
X-E	BB-sf/NR/AAA	$20,821,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-FG	NR/NR/AAA	$19,875,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-H	NR/NR/AAA	$22,713,952(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
D	BBB-sf/NR/BBB	$43,535,000	8.375%	(7)	9.93	09/26 – 10/26	53.1%	11.6%
E	BB-sf/NR/BB+	$20,821,000	5.625%	(7)	10.01	10/26 – 10/26	54.6%	11.2%
F	B-sf/NR/BB-	$8,518,000	4.500%	(7)	10.01	10/26 – 10/26	55.3%	11.1%
G	NR/NR/B	$11,357,000	3.000%	(7)	10.01	10/26 – 10/26	56.2%	10.9%
H	NR/NR/NR	$22,713,952	0.000%	(7)	10.01	10/26 – 10/26	57.9%	10.6%

Notes:

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 22, 2016 (the “Preliminary Prospectus”). Fitch, Moody’s and Morningstar have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certificate Structure

date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-FG Certificates are notional amount certificates. The Notional Amount of the Class X-FG Certificates will be equal to the aggregate Certificate Balance of the Class F and G Certificates outstanding from time to time. The Class X-FG Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-FG Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and G Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-H Certificates are notional amount certificates. The Notional Amount of the Class X-H Certificates will be equal to the Certificate Balance of the Class H Certificates outstanding from time to time. The Class X-H Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-H Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Transaction Highlights

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Natixis Real Estate Capital LLC	19	19	$461,624,195	61.0%
Silverpeak Real Estate Finance LLC	14	19	125,142,399	16.5
UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York	11	19	119,342,962	15.8
Wells Fargo Bank, National Association	6	6	51,017,396	6.7
Total	50	63	$757,126,953	100.0%

Loan Pool:

Initial Pool Balance:	$757,126,953
Number of Mortgage Loans:	50
Average Cut-off Date Balance per Mortgage Loan:	$15,142,539
Number of Mortgaged Properties:	63
Average Cut-off Date Balance per Mortgaged Property(1):	$12,017,888
Weighted Average Mortgage Interest Rate:	4.326%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	57.7%
Weighted Average Original Term to Maturity or ARD (months):	111
Weighted Average Remaining Term to Maturity or ARD (months):	107
Weighted Average Original Amortization Term (months)(2):	347
Weighted Average Remaining Amortization Term (months)(2):	346
Weighted Average Seasoning (months):	4

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1)(2):	2.02x
Weighted Average U/W Net Operating Income Debt Yield(1)(2):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1)(2):	57.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1)(2):	52.2%
% of Mortgage Loans with Additional Subordinate Debt(3):	28.8%
% of Mortgage Loans with Single Tenants:	20.5%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

(2)	All statistical financial information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan-to-value ratio and NOI debt yield would be 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the weighted average U/W NCF DSCR, weighted average U/W NOI debt yield, weighted average loan-to-value ratio and weighted average balloon or ARD loan-to-value ratio for the mortgage pool would be 2.00x, 10.6%, 58.7% and 53.0%, respectively.

(3)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 50.0% of the mortgage pool (40 mortgage loans) has scheduled amortization, as follows:

36.4% (26 mortgage loans) requires amortization during the entire loan term; and

13.6% (14 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 50.0% of the mortgage pool (10 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 51.9%(1) and 2.43x(1), respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 62.6% of the mortgage pool (21 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	82.3% of the pool
Insurance:	63.8% of the pool
Capital Replacements:	80.3% of the pool
TI/LC:	50.2% of the pool(2)

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

84.3% of the mortgage pool (45 mortgage loans) features a lockout period, then defeasance only until an open period;

7.9% of the mortgage pool (one mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

4.2% of the mortgage pool (three mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period; and

3.5% of the mortgage pool (one mortgage loan) features no lockout period but the greater of a prepayment premium or yield maintenance, then defeasance only until an open period.

Please refer to Annex A-1 to the Preliminary Prospectus for further information regarding individual loan call protection.

(1)	All statistical financial information related to loan-to-value ratios and debt service coverage ratios are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan and the fully funded U/W NCF, the loan-to-value ratio, the as-expanded appraised value and the fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) would be 60.7% and 2.71x, respectively. Based on the maximum principal balance of the Novo Nordisk Whole Loan when fully funded, the Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for loans with interest-only payments during the entire loan term would be 53.4% and 2.38x, respectively.

(2)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail, industrial and mixed-use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$650,182,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Natixis Real Estate Capital LLC (“Natixis”), Silverpeak Real Estate Finance LLC (“SPREF”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBSAG”) and Wells Fargo Bank, National Association (“WFB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc. and Natixis Securities Americas LLC
Rating Agencies:	Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Trimont Real Estate Advisors, LLC
Asset Representations Reviewer:	Trimont Real Estate Advisors, LLC
Initial Majority Controlling Class Certificateholder:	An entity managed by Ellington Management Group, LLC or an affiliate thereof
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in October 2016 (or, in the case of any mortgage loan that has its first due date in November 2016, the date that would have been its due date in October 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about October 13, 2016.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2016.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in November 2016.
Rated Final Distribution Date:	The Distribution Date in November 2049.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF / Rooms / Units	Cut-off Date Balance Per SF /Room/ Unit(2)	Cut-off Date LTV Ratio (%)(2)	Balloon or ARD LTV Ratio (%)(2)	U/W NCF DSCR (x)(2)	U/W NOI Debt Yield (%)(2)
Natixis	QLIC	Long Island City	NY	1 / 1	$75,000,000	9.9%	Multifamily	421	$344,418	56.9%	56.9%	1.84x	8.3%
Natixis	Novo Nordisk	Plainsboro	NJ	1 / 1	73,300,000	9.7	Office	761,824	221	52.6	52.6	2.97	10.5
Natixis	Rentar Plaza	Middle Village	NY	1 / 1	60,000,000	7.9	Mixed Use	1,567,208	84	44.0	44.0	2.59	9.6
Natixis	909 Poydras	New Orleans	LA	1 / 1	45,446,730	6.0	Office	545,157	83	61.2	50.6	1.52	10.3
UBSAG	The Falls	Miami	FL	1 / 1	34,500,000	4.6	Retail	839,507	179	49.2	49.2	3.36	12.3
Natixis	Cassa Times Square Mixed-Use	New York	NY	1 / 1	34,200,000	4.5	Mixed Use	59,554	574	49.6	49.6	1.89	10.8
Natixis	Plaza Mexico – Los Angeles	Lynwood	CA	1 / 1	30,000,000	4.0	Retail	404,064	262	57.6	57.6	1.85	9.1
Natixis	333 North Bedford	Mount Kisco; Bedford	NY	1 / 1	29,913,127	4.0	Mixed Use	611,954	97	64.1	50.7	1.44	8.6
UBSAG	Yeager Portfolio	Various	Various	1 / 8	28,000,000	3.7	Office	163,740	171	72.8	59.6	1.53	10.1
Natixis	Sixty Soho	New York	NY	1 / 1	26,650,000	3.5	Hospitality	97	398,454	47.8	47.8	2.01	11.1
Top Three Total/Weighted Average				3 / 3	$208,300,000	27.5%				51.7%	51.7%	2.45x	9.4%
Top Five Total/Weighted Average				5 / 5	$288,246,730	38.1%				52.9%	51.2%	2.41x	9.9%
Top Ten Total/Weighted Average				10 / 17	$437,009,856	57.7%				54.7%	51.8%	2.19x	9.9%
Non-Top Ten Total/Weighted Average				40 / 46	$320,117,097	42.3%				62.3%	52.8%	1.80x	11.5%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

(2)	All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the balance per square foot, loan-to-value ratio and NOI debt yield would be $273, 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

B.	Summary of the Pari Passu Whole Loans

Property Name	Mortgage Loan Seller	Note(s)	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
QLIC	Natixis	A-1	$45,000,000	(1)	No	TBD	TBD
	Natixis	A-2	$50,000,000	WFCM 2016-NXS6	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-3	$25,000,000	WFCM 2016-NXS6	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-4	$10,000,000	(1)	No	TBD	TBD
	Natixis	A-5	$10,000,000	(1)	No	TBD	TBD
	Natixis	A-6	$5,000,000	(1)	No	TBD	TBD
Novo Nordisk	Natixis	A-1	$20,000,000	(2)	Yes(4)	TBD	TBD
	Natixis	A-2	$39,580,000	(3)	No(4)	TBD	TBD
	Natixis	A-3	$20,000,000	WFCM 2016-NXS6	No(4)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-4	$20,000,000	WFCM 2016-NXS6	No(4)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-5	$20,000,000	WFCM 2016-NXS6	No(4)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-6	$20,000,000	(2)	No(4)	TBD	TBD
	Natixis	A-7	$20,000,000	(2)	No(4)	TBD	TBD
	Natixis	A-8	$10,000,000	(2)	No(4)	TBD	TBD
	Natixis	A-9	$10,000,000	(2)	No(4)	TBD	TBD
	Natixis	A-10	$10,000,000	(2)	No(4)	TBD	TBD
	Natixis	A-11	$8,300,000	WFCM 2016-NXS6	No(4)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-12	$5,000,000	WFCM 2016-NXS6	No(4)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-13	$5,000,000	(2)	No(4)	TBD	TBD
Rentar Plaza	Natixis	A-1	$40,000,000	(5)	Yes(6)	TBD	TBD
	Natixis	A-2	$30,000,000	WFCM 2016-NXS6	No(6)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-3	$30,000,000	WFCM 2016-NXS6	No(6)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-4	$22,000,000	(5)	No(6)	TBD	TBD
	Natixis	A-5	$10,000,000	(5)	No(6)	TBD	TBD
The Falls	UBSAG	A-1	$45,500,000	(7)	Yes(8)	TBD	TBD
	UBSAG	A-2	$19,500,000	WFCM 2016-NXS6	No(8)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	UBSAG	A-3	$15,000,000	WFCM 2016-NXS6	No(8)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	GSMC	A-4	$70,000,000	GSMS 2016-GS3(9)	No(8)	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller	Note(s)	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Plaza Mexico – Los Angeles	Natixis	A-1	$28,000,000	SGCMS 2016-C5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	A-2	$20,000,000	MSC 2016-UBS11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-3	$20,000,000	MSC 2016-UBS11	No	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-4	$20,000,000	WFCM 2016-NXS6	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-5	$10,000,000	WFCM 2016-NXS6	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-6	$8,000,000	SGCMS 2016-C5	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
333 North Bedford	Natixis	A-1	$30,000,000	WFCM 2016-NXS6	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-2	$29,500,000	(10)	No	TBD	TBD
Sixty Soho	Natixis	A-1	$27,580,854(11)	WFCM 2016-NXS6	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	Natixis	A-2	$12,419,146(11)	MSC 2016-UBS11	No	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC
Peachtree Mall	SPREF	A-1	$23,750,000(12)	SGCMS 2016-C5	No(13)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SPREF	A-2	$20,000,000(12)	WFCM 2016-NXS6	No(13)	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	SPREF	A-3	$25,000,000(12)	(14)	Yes(13)	TBD	TBD
	SPREF	A-4	$11,234,155(12)	(14)	No(13)	TBD	TBD
At Home Portfolio	SPREF	A-1	$18,000,000	SGCMS 2016-C5	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	SPREF	A-2	$10,150,000	WFCM 2016-NXS6	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC

(1)	The related pari passu Notes A-1, A-4, A-5 and A-6 are currently held by Natixis or an affiliate and are expected to be contributed to one or more future securitizations. No assurance can be provided that Notes A-1, A-4, A-5 or A-6 will not be split further.

(2)	The related pari passu Notes A-1, A-6, A-7, A-8, A-9, A-10 and A-13 are currently held by Natixis or an affiliate and are expected to be contributed to one or more future securitizations. No assurance can be provided that Notes A-1, A-6, A-7, A-8, A-9, A-10 or A-13 will not be split further.

(3)	Note A-2 is currently unfunded, however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk Property and (ii) earnout funds (estimated to be $23,000,000).

(4)	The Novo Nordisk whole loan is expected to initially be serviced under the WFCM 2016-NXS6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift Securitization Date”), after which the Novo Nordisk whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift PSA”). The master servicer and special servicer under such Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-NXS6 certificates after the securitization of the related controlling pari passu Note A-1.

(5)	The related pari passu Notes A-1, A-4 and A-5 are currently held by Natixis or an affiliate of Natixis and are expected to be contributed to one or more future securitizations. No assurance can be provided that Notes A-1, A-4 or A-5 will not be split further.

(6)	The Rentar Plaza whole loan is expected to initially be serviced under the WFCM 2016-NXS6 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift Securitization Date”), after which the Rentar Plaza whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift PSA”). The master servicer and special servicer under such Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-NXS6 certificates after the securitization of the related controlling pari passu Note A-1.

(7)	The related pari passu Note A-1 is currently held by UBSAG or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.

(8)	The Falls whole loan is expected to initially be serviced under the GSMS 2016-GS3 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift Securitization Date”), after which The Falls whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (a “Servicing Shift PSA”). The master servicer and special servicer under such Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-NXS6 certificates after the securitization of the related controlling pari passu Note A-1.

(9)	The GSMS 2016-GS3 securitization transaction has not yet closed. However, based on a publicly available preliminary prospectus for the GSMS 2016-GS3 securitization transaction, it is expected that the non-controlling note A-4 will be included in that transaction by Goldman Sachs Mortgage Company, and that transaction will be closed prior to this transaction.

(10)	The related pari passu Note A-2 is currently held by Natixis or an affiliate of Natixis and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

(11)	The Related Notes in Loan Group (Original Balance) for the pari passu Notes A-1 and A-2 represent, in the aggregate, the outstanding principal balance for the Sixty Soho whole loan as of August 2, 2016 is $38,650,000.

(12)	The Related Notes in Loan Group (Original Balance) for the pari passu Notes A-1, A-2, A-3 and A-4 represent, in the aggregate, the outstanding principal balance for the Peachtree Mall whole loan as of September 15, 2016.

(13)	The Peachtree Mall whole loan is expected to initially be serviced under the SGCMS 2016-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-3 (a “Servicing Shift Securitization Date”), after which the Peachtree Mall whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-3 (a “Servicing Shift PSA”). The master servicer and special servicer under such Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-NXS6 certificates after the securitization of the related controlling pari passu Note A-3.

(14)	The related pari passu Notes A-3 and A-4 are currently held by SPREF or an affiliate of SPREF and are expected to be contributed to one or more future securitizations. No assurance can be provided that Notes A-3 or A-4 will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Subordinate Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	Natixis	QLIC	$75,000,000	9.9%	$20,000,000	NAP	4.624%	1.84	x	1.54	x	8.3%	7.3%	56.9%	64.7%
4	Natixis	909 Poydras	45,446,730	6.0	NAP	4,494,732	5.140	1.52		1.24		10.3	9.4	61.2	67.2
6	Natixis	Cassa Times Square Mixed-Use	34,200,000	4.5	NAP	3,430,485	5.800	1.89		1.56		10.8	9.8	49.6	54.6
7	Natixis	Plaza Mexico – Los Angeles	30,000,000	4.0	NAP	14,000,000	5.503	1.85		1.37		9.1	8.0	57.6	65.2
12	Natixis	Crate & Barrel	21,646,169	2.9	4,535,358	NAP	4.800	3.36	(3)	1.61		12.8	10.5	54.1	65.5
19	UBSAG	White Marsh Portfolio	11,500,000	1.5	NAP	2,500,000	6.098	1.63		1.14		12.0	9.8	70.6	85.9
Total/Weighted Average			$217,792,899	28.8%	$24,535,358	$24,425,216	5.133%	1.92	x	1.44	x	9.9%	8.7%	57.2%	64.9%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to the QLIC mortgage loan, the Plaza Mexico – Los Angeles mortgage loan and the Crate & Barrel whole loan, each of which is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s), if any, and exclude the related subordinate companion loan, if any.

(3)	With respect to the Crate & Barrel mortgage loan, the applicable interest rate, as set forth on the interest rate schedule provided in Annex A-5 of the Preliminary Prospectus, increases over time, which, assuming no change in underwritten net cash flow, would result in a decrease in Mortgage Loan U/W NCF DSCR over time. Mortgage Loan U/W NCF DSCR provided above is based on the first 12 periods following the Cut-off Date. Based on the highest scheduled monthly debt service on the interest rate schedule, the Mortgage Loan U/W NCF DSCR would be 2.52x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3	Natixis	Rentar Plaza	Middle Village	NY	Mixed Use	$60,000,000	7.9%	WFRBS 2011-C2
4	Natixis	909 Poydras	New Orleans	LA	Office	45,446,730	6.0	CGCMT 2006-C5
7	Natixis	Plaza Mexico – Los Angeles	Lynwood	CA	Retail	30,000,000	4.0	CFCRE 2011-C2
8	Natixis	333 North Bedford	Mount Kisco; Bedford	NY	Mixed Use	29,913,127	4.0	UBSC 2011-C1
10	Natixis	Sixty Soho	New York	NY	Hospitality	26,650,000	3.5	BSCMS 2006-T22
12	Natixis	Crate & Barrel	Northbrook	IL	Office	21,646,169	2.9	MSC 2006-HQ8
13	SPREF	Peachtree Mall	Columbus	GA	Retail	19,846,750	2.6	BACM 2005-4
15	SPREF	Hilton Head Village	Bluffton	SC	Retail	17,373,453	2.3	CGCMT 2006-C5
16	WFB	24 Hour Fitness - Pleasanton	Pleasanton	CA	Retail	16,300,000	2.2	WFRBS 2011-C5
23	Natixis	Palm Terrace	Los Angeles	CA	Multifamily	8,832,232	1.2	WBCMT 2006-C28
25	SPREF	Hampton Inn Exton	Exton	PA	Hospitality	7,973,852	1.1	BSCMS 2006-PW13
26	SPREF	Plaza On Main	Kissimmee	FL	Retail	6,715,169	0.9	CSMC 2006-C5
27	UBSAG	Dalton Avenue Plaza	Pittsfield	MA	Retail	6,136,048	0.8	JPMCC 2007-CB19
32	UBSAG	Foothill Plaza	Pocatello	ID	Retail	5,490,179	0.7	MLMT 2006-C2
33	SPREF	Milford Landing Shopping Center	Westfall Township	PA	Retail	5,380,222	0.7	JPMCC 2006-LDP8
34	UBSAG	Markets At Mesa Ridge	Colorado Springs	CO	Retail	5,100,000	0.7	BSCMS 2006-PW12
36	SPREF	Holiday Inn Express & Suites Emporia	Emporia	VA	Hospitality	4,492,505	0.6	CGCMT 2006-C5
40	Natixis	Casa Meadows	Los Angeles	CA	Multifamily	4,239,600	0.6	WBCMT 2006-C28
42.01	SPREF	67 Greensboro Highway	Watkinsville	GA	Self Storage	3,030,081	0.4	MLMT 2008-C1
43	UBSAG	Brookhaven Plaza	Brookhaven	MS	Retail	3,845,417	0.5	LBUBS 2006-C6
44	Natixis	Studio Pointe	Los Angeles	CA	Multifamily	3,647,700	0.5	WBCMT 2006-C28
45	Natixis	Rose Pointe	Los Angeles	CA	Multifamily	3,604,609	0.5	WBCMT 2006-C28
46	UBSAG	Synchrony Financial Expansion - 975 Keller Rd.	Altamonte Springs	FL	Office	3,400,000	0.4	PCMT 2003-PWR1
47	WFB	DuVal Enterprises Building	Long Island City	NY	Industrial	3,091,783	0.4	MSC 2007-T25
48	WFB	Walgreens - Reedsburg	Reedsburg	WI	Retail	2,575,000	0.3	LBUBS 2006-C7
49	WFB	Shops at Walmart	Paradise	NV	Retail	2,500,000	0.3	MSC 2007-T25
	Total					$347,230,624	45.9%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Balloon Balance ($)	% of Class A-2 Certificate Balance (%)(2)	SF / Units / Rooms	Loan per SF / Unit / Room ($)(3)(4)	U/W NCF DSCR (x)(3)(4)	U/W NOI Debt Yield (%)(3)(4)	Cut-off Date LTV Ratio (%)(3)(4)	Balloon or ARD LTV Ratio (%)(3)(4)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	Natixis	Novo Nordisk	NJ	Office	$73,300,000	9.7%	$73,300,000	63.3%	761,824	$221	2.97x	10.5%	52.6%	52.6%	59	59
7	Natixis	Plaza Mexico – Los Angeles	CA	Retail	30,000,000	4.0	30,000,000	25.9	404,064	262	1.85	9.1	57.6	57.6	57	57
28	SPREF	Campbell Gardens	NC	Multifamily	5,986,781	0.8	5,545,017	4.8	224	26,727	1.72	11.7	72.1	66.8	0	58
31	Natixis	Fairfield Inn Avon	OH	Hospitality	5,584,915	0.7	5,232,854	4.5	82	68,109	1.87	15.1	74.5	69.8	0	59
Total/Weighted Average					$114,871,696	15.2%	$114,077,871	98.5%			2.56x	10.4%	56.0%	55.5%	53	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

(3)	With respect to the Novo Nordisk mortgage loan and the Plaza Mexico – Los Angeles mortgage loan, each of which is part of a whole loan, the Loan per SF/Unit/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s), but exclude any subordinate companion loan(s), if any.

(4)	All statistical financial information related to loan per SF/Unit/Room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NOI, the loan per square foot, loan-to-value ratio and NOI debt yield would be $273, 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)(2)	Weighted Average Balloon or ARD LTV Ratio (%)(2)	Weighted Average U/W NCF DSCR (x)(2)	Weighted Average U/W NOI Debt Yield (%)(2)	Weighted Average U/W NCF Debt Yield (%)(2)	Weighted Average Mortgage Rate (%)
Office	17	$205,314,419	27.1%	59.9%	54.6%	2.28x	10.7%	10.2%	4.118%
Suburban	15	155,282,725	20.5	59.3	55.7	2.52	10.8	10.5	3.988
CBD	2	50,031,694	6.6	61.7	51.0	1.52	10.4	9.0	4.520
Retail	22	203,555,125	26.9	58.5	51.5	2.00	11.0	10.3	4.330
Anchored	6	84,999,680	11.2	63.3	55.9	1.65	10.2	9.4	4.740
Single Tenant	8	39,025,000	5.2	56.6	51.4	1.75	9.8	9.4	4.273
Regional Lifestyle Center	1	34,500,000	4.6	49.2	49.2	3.36	12.3	11.8	3.450
Unanchored	5	20,083,696	2.7	60.6	47.2	1.71	12.3	11.1	4.556
Regional Mall	1	19,846,750	2.6	57.7	42.8	1.83	12.6	11.6	3.944
Shadow Anchored	1	5,100,000	0.7	49.5	45.3	2.25	13.7	13.7	4.500
Mixed Use	3	124,113,127	16.4	50.4	47.2	2.12	9.7	9.1	4.049
Industrial/Retail/Office	1	60,000,000	7.9	44.0	44.0	2.59	9.6	9.1	3.482
Hospitality/Retail/Parking Garage	1	34,200,000	4.5	49.6	49.6	1.89	10.8	10.1	5.278
Office/Retail/Warehouse	1	29,913,127	4.0	64.1	50.7	1.44	8.6	8.1	3.780
Multifamily	9	117,229,022	15.5	60.1	57.3	1.68	8.5	8.4	4.476
High Rise	1	75,000,000	9.9	56.9	56.9	1.84	8.3	8.2	4.400
Garden	7	36,242,241	4.8	64.9	56.6	1.35	8.5	8.2	4.524
Student Housing	1	5,986,781	0.8	72.1	66.8	1.72	11.7	11.3	5.140
Hospitality	9	99,886,365	13.2	60.2	50.3	1.83	12.8	11.3	4.885
Limited Service	6	51,736,365	6.8	64.1	52.0	1.78	13.2	11.8	4.940
Full Service	3	48,150,000	6.4	55.9	48.4	1.88	12.4	10.7	4.826
Self Storage	2	3,937,112	0.5	64.5	53.4	1.48	10.2	9.7	5.108
Self Storage	2	3,937,112	0.5	64.5	53.4	1.48	10.2	9.7	5.108
Industrial	1	3,091,783	0.4	22.9	14.0	2.37	20.2	17.7	4.250
Flex	1	3,091,783	0.4	22.9	14.0	2.37	20.2	17.7	4.250
Total/Weighted Average:	63	$757,126,953	100.0%	57.9%	52.2%	2.02x	10.6%	9.9%	4.326%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	All statistical financial information related to the loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NCF and U/W NOI, the Cut-off Date loan-to-value ratio, NOI debt yield and NCF Debt Yield would be 60.7%, 10.6% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

G.   Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)(3)	Weighted Average Balloon or ARD LTV Ratio (%)(3)	Weighted Average U/W NCF DSCR (x)(3)	Weighted Average U/W NOI Debt Yield (%)(3)	Weighted Average U/W NCF Debt Yield (%)(3)	Weighted Average Mortgage Rate (%)
New York	7	$238,854,910	31.5%	51.5%	49.7%	2.02x	9.5%	9.0%	4.229%
California	8	78,192,241	10.3	60.3	55.9	1.63	9.3	8.8	4.483
Southern	7	61,892,241	8.2	60.8	56.7	1.58	8.7	8.3	4.558
Northern	1	16,300,000	2.2	58.2	53.0	1.82	11.3	10.7	4.200
New Jersey	1	73,300,000	9.7	52.6	52.6	2.97	10.5	10.5	3.482
Florida	4	48,901,523	6.5	53.8	49.9	2.92	12.8	12.1	3.850
Pennsylvania	4	46,561,799	6.1	60.5	47.8	1.74	12.2	10.9	4.503
Louisiana	1	45,446,730	6.0	61.2	50.6	1.52	10.3	8.9	4.462
Other(4)	38	225,869,750	29.8	65.3	55.3	1.81	11.5	10.6	4.687
Total/Weighted Average	63	$757,126,953	100.0%	57.9%	52.2%	2.02x	10.6%	9.9%	4.326%

(1)	The mortgaged properties are located in 24 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	All statistical financial information related to the loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NCF and U/W NOI, the Cut-off Date loan-to-value ratio, NOI debt yield and NCF Debt Yield would be 60.7%, 10.6% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

(4)	Includes 18 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)(2)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1,642,888 - 2,000,000	1	$1,642,888	0.2%
2,000,001 - 3,000,000	2	5,075,000	0.7
3,000,001 - 4,000,000	7	25,463,176	3.4
4,000,001 - 5,000,000	6	26,444,438	3.5
5,000,001 - 6,000,000	7	39,110,196	5.2
6,000,001 - 7,000,000	2	12,851,217	1.7
7,000,001 - 8,000,000	1	7,973,852	1.1
8,000,001 - 9,000,000	3	26,132,232	3.5
9,000,001 - 10,000,000	1	10,000,000	1.3
10,000,001 - 15,000,000	4	47,650,000	6.3
15,000,001 - 20,000,000	4	71,220,203	9.4
20,000,001 - 30,000,000	6	161,117,021	21.3
30,000,001 - 50,000,000	3	114,146,730	15.1
50,000,001 - 70,000,000	1	60,000,000	7.9
70,000,001 - 75,000,000	2	148,300,000	19.6
Total:	50	$757,126,953	100.0%
Weighted Average:	$15,142,539

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.35 - 1.40	7	$49,265,694	6.5%
1.41 - 1.50	1	10,150,000	1.3
1.51 - 1.60	4	66,200,238	8.7
1.61 - 1.70	4	15,796,013	2.1
1.71 - 1.80	5	62,411,994	8.2
1.81 - 1.90	4	114,173,852	15.1
1.91 - 2.00	10	134,460,658	17.8
2.01 - 2.50	9	108,193,996	14.3
2.51 - 3.00	4	140,328,339	18.5
3.01 - 3.50	1	21,646,169	2.9
3.51	1	34,500,000	4.6
Total:	50	$757,126,953	100.0%
Weighted Average:	2.14x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.26 - 1.30	1	$17,373,453	2.3%
1.31 - 1.40	7	42,042,241	5.6
1.41 - 1.50	5	45,285,203	6.0
1.51 - 1.75	15	164,803,077	21.8
1.76 - 2.00	12	245,112,117	32.4
2.01 - 2.25	5	49,972,910	6.6
2.26 - 2.50	1	3,091,783	0.4
2.51 - 2.75	1	60,000,000	7.9
2.76 - 3.00	1	73,300,000	9.7
3.01 - 3.36	2	56,146,169	7.4
Total:	50	$757,126,953	100.0%
Weighted Average:	2.02x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Refinance	40	$616,118,145	81.4%
Acquisition	9	137,071,696	18.1
Refinance & Acquisition	1	3,937,112	0.5
Total:	50	$757,126,953	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
3.450 - 3.500	3	$167,800,000	22.2%
3.501 - 3.750	1	21,646,169	2.9
3.751 - 4.000	4	63,696,432	8.4
4.001 - 4.250	4	33,072,005	4.4
4.251 - 4.500	4	128,121,730	16.9
4.501 - 4.750	16	165,348,202	21.8
4.751 - 5.000	7	76,159,900	10.1
5.001 - 5.250	8	57,006,587	7.5
5.251 - 5.500	1	34,200,000	4.5
5.501 - 6.052	2	10,075,928	1.3
Total:	50	$757,126,953	100.0%
Weighted Average:	4.326%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
8.2 - 9.0	11	$170,455,368	22.5%
9.1 - 10.0	5	114,223,453	15.1
10.1 - 11.0	8	195,237,778	25.8
11.1 - 12.0	10	125,265,066	16.5
12.1 - 13.0	5	87,366,771	11.5
13.1 - 14.0	5	30,686,404	4.1
14.1 - 15.0	3	20,929,061	2.8
15.1 - 16.0	1	5,584,915	0.7
16.1 - 20.2	2	7,378,137	1.0
Total:	50	$757,126,953	100.0%
Weighted Average:	10.6%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
8.0	3	$15,172,709	2.0%
8.1 - 9.0	11	248,102,841	32.8
9.1 - 10.0	10	140,376,013	18.5
10.1 - 11.0	11	212,517,172	28.1
11.1 - 12.0	6	74,939,713	9.9
12.1 - 13.0	5	47,955,452	6.3
13.1 - 15.0	2	10,684,915	1.4
15.1 - 17.7	2	7,378,137	1.0
Total:	50	$757,126,953	100.0%
Weighted Average:	9.9%

ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
60 - 84	4	$114,871,696	15.2%
85 - 125	45	615,605,257	81.3
126 - 132	1	26,650,000	3.5
Total:	50	$757,126,953	100.0%
Weighted Average:	111 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
57 - 84	4	$114,871,696	15.2%
85 - 120	46	642,255,257	84.8
Total:	50	$757,126,953	100.0%
Weighted Average:	107 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).
(2)	All statistical financial information related to the loan-to-value ratios, debt service coverage ratios and debt yields are based on the outstanding funded principal balance as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NCF and U/W NOI, the Cut-off Date loan-to-value ratio, NOI debt yield and NCF Debt Yield would be 60.7%, 10.6% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Characteristics of the Mortgage Pool

ORIGINAL AMORTIZATION TERM(3)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	10	$378,796,169	50.0%
240	1	3,091,783	0.4
241 - 300	9	75,685,031	10.0
301 - 360	30	299,553,970	39.6
Total:	50	$757,126,953	100.0%
Weighted Average(4):	347 months

(3)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(4)   Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(5)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	10	$378,796,169	50.0%
239 - 240	1	3,091,783	0.4
241 - 300	9	75,685,031	10.0
301 - 360	30	299,553,970	39.6
Total:	50	$757,126,953	100.0%
Weighted Average(6):	346 months

(5)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(6)   Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Hard/Springing Cash Management	13	$262,275,747	34.6%
Hard/Upfront Cash Management	8	211,842,146	28.0
Springing	18	159,145,592	21.0
Soft/Springing Cash Management	9	119,128,797	15.7
None	2	4,734,671	0.6
Total:	50	$757,126,953	100.0%

PREPAYMENT PROVISION SUMMARY
Prepayment Provision(7)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Lockout/Def/Open	45	$638,632,028	84.3%
Lockout/GRTR 1% or YM or Def/Open	1	60,000,000	7.9
Lockout/GRTR 1% or YM/Open	3	31,844,925	4.2
GRTR 1% or YM/Def/Open	1	26,650,000	3.5
Total:	50	$757,126,953	100.0%

(7)   Certain of the mortgage loans allow for prepayment following the lockout period without the payment of any yield maintenance or prepayment premium in order for the related borrower to maintain, or if the related borrower does not achieve, certain conditions set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” in the Preliminary Prospectus.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
22.9 - 40.0	1	$3,091,783	0.4%
40.1 - 45.0	2	70,000,000	9.2
45.1 - 50.0	6	106,886,556	14.1
50.1 - 55.0	4	105,821,169	14.0
55.1 - 60.0	9	167,243,311	22.1
60.1 - 65.0	8	108,282,010	14.3
65.1 - 70.0	12	113,470,927	15.0
70.1 - 74.5	8	82,331,197	10.9
Total:	50	$757,126,953	100.0%
Weighted Average:	57.9%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
14.0 - 35.0	1	$3,091,783	0.4%
35.1 - 40.0	1	3,936,556	0.5
40.1 - 45.0	9	122,066,002	16.1
45.1 - 50.0	10	132,196,338	17.5
50.1 - 55.0	9	232,441,876	30.7
55.1 - 60.0	14	213,199,249	28.2
60.1 - 65.0	2	21,723,453	2.9
65.1 - 69.8	4	28,471,696	3.8
Total:	50	$757,126,953	100.0%
Weighted Average:	52.2%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Interest-only, Balloon	8	$291,996,169	38.6%
Amortizing Balloon	26	275,438,543	36.4
Interest-only, Amortizing Balloon	13	92,742,241	12.2
Interest-only, ARD	2	86,800,000	11.5
Interest-only, Amortizing ARD	1	10,150,000	1.3
Total:	50	$757,126,953	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
12	1	$11,500,000	1.5%
24	2	22,050,000	2.9
30	1	10,150,000	1.3
36	6	31,892,241	4.2
59	1	3,400,000	0.4
60	3	23,900,000	3.2
Total:	14	$102,892,241	13.6%
Weighted Average:	36 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
0	7	$78,975,000	10.4%
1	14	271,630,972	35.9
2	16	113,809,638	15.0
3	6	104,344,971	13.8
4	2	37,220,203	4.9
9	1	75,000,000	9.9
10	1	21,646,169	2.9
12	1	10,150,000	1.3
13	1	17,700,000	2.3
19	1	26,650,000	3.5
Total:	50	$757,126,953	100.0%
Weighted Average:	4 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

V.          Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates, pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-D, X-E, X-FG and X-H Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-D, X-E, X-FG and X-H Certificates, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-3, A-4, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G and H Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-E, X-FG, X-H, E, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F, G and H Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-FG Certificates will be reduced by the amount of all losses that are allocated to the Class F or G Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B, X-D, X-E, X-FG and X-H Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to the QLIC whole loan, the 333 North Bedford whole loan, the Sixty Soho whole loan and the Crate & Barrel whole loan. Prior to the applicable Servicing Shift Securitization Date, the Master Servicer is expected to have the primary obligation to make any servicing advances with respect to each of the Novo Nordisk whole loan and the Rentar Plaza whole loan. With respect to each of the Novo Nordisk whole loan and the Rentar Plaza whole loan, after the applicable Servicing Shift Securitization Date, the respective master servicer under the applicable Servicing Shift PSA will have the primary obligation to make any servicing advances with respect to such whole loan. Prior to the applicable Servicing Shift Securitization Date, the master servicer under the GSMS 2016-GS3 securitization is expected to have the primary obligation to make any servicing advances with respect to The Falls whole loan. With respect to The Falls whole loan, after the applicable Servicing Shift Securitization Date, the master servicer under the applicable Servicing Shift PSA will have the primary obligation to make any servicing advances with respect to such whole loan. The master servicer or trustee, as applicable, under the MSC 2016-UBS11 securitization will have the primary obligation to make any required servicing advances with respect to the Plaza Mexico – Los Angeles whole loan. Prior to the applicable Servicing Shift Securitization Date, the master servicer under the SGCMS 2016-C5 securitization is expected to have the primary obligation to make any servicing advances with respect to the Peachtree Mall whole loan. With respect to the Peachtree Mall whole loan, after the applicable Servicing Shift Securitization Date, the master servicer under the applicable Servicing Shift PSA will have the primary obligation to make any servicing advances with respect to such whole loan. The master servicer or trustee, as applicable, under the SGCMS 2016-C5 securitization will have the primary obligation to make any required servicing advances with respect to the At Home Portfolio whole loan. The Special Servicer will have no obligation to make servicing advances but may do so in an emergency situation.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB modified loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Cumulative Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R and Class V Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes (other than the Class R and Class V Certificates) of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Majority Controlling Class Certificateholder and Directing Certificateholder:	A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class E, F, G and H Certificates that has a Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class E, F, G and H Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class E, F, G and H Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class E Certificates have a Certificate Balance, net of any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class E Certificates have a Certificate Balance, without regard to any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class E Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class E Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) and Servicing Shift Whole Loans (as defined below), (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Moody’s and Morningstar (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to the QLIC mortgage loan, the 333 North Bedford mortgage loan and the Sixty Soho mortgage loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holder of the related pari passu companion loan(s). With respect to the QLIC mortgage loan and the Crate & Barrel mortgage loan, the rights of the directing certificateholder described above will be subject to the control rights of the holder of the related subordinate companion loan, as described below. With respect to the Novo Nordisk whole loan and the Rentar Plaza whole loan (each a “Servicing Shift Whole Loan”), the rights of the directing certificateholder described above will be subject to the control rights of the related controlling pari passu companion loan as described below.

Notwithstanding any contrary description set forth above, with respect to the QLIC mortgage loan (if a control appraisal period has occurred with respect to the related subordinate companion loan), the 333 North Bedford mortgage loan and the Sixty Soho mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

For purposes of the servicing of the QLIC whole loan, the 333 North Bedford whole loan, the Sixty Soho whole loan and the Crate & Barrel whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the consultation and other rights of the holder of any related pari passu companion loan(s) or the control rights of the holder of any related subordinate companion loan.

Notwithstanding any contrary description above, with respect to each of the QLIC mortgage loan and the Crate & Barrel mortgage loan, so long as a control appraisal period (or other similar limitation on subordinate companion loan holder rights) has not occurred with respect to the related subordinate companion loan, the holder of such subordinate companion loan will generally have similar rights with respect to the related whole loan as the directing certificateholder has prior to the occurrence and continuance of Control Termination Event with respect to the mortgage loans. During the continuance of a control appraisal period with respect to the related subordinate companion loan, the holder of such subordinate companion loan will no longer have any such rights with respect to the related whole loan and all of those rights will be exercisable by the directing certificateholder subject to the limitations described above. In addition, with respect to the QLIC mortgage loan, upon the occurrence and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

continuance of a servicer termination event with respect to the special servicer that affects any related pari passu companion loan holder(s), such holder(s) will have the right, subject to the rights of the holder of the QLIC subordinate companion loan, to remove and replace the special servicer with respect to the QLIC whole loan.

Also, notwithstanding any contrary description set forth above, with respect to the Novo Nordisk mortgage loan and the Rentar Plaza mortgage loan, in general, each such mortgage loan (as applicable) will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the WFCM 2016-NXS6 pooling and servicing agreement, and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the Novo Nordisk mortgage loan or the Rentar Plaza mortgage loan, as applicable. The directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each of the Novo Nordisk whole loan and the Rentar Plaza whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder. The securitization of each related controlling pari passu companion loan will not limit the consultation rights of the directing certificateholder under this securitization.

Also, notwithstanding any contrary description set forth above, with respect to The Falls mortgage loan, in general, each such mortgage loan (as applicable) will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the GSMS 2016-GS3 pooling and servicing agreement, and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving The Falls mortgage loan. The directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of The Falls whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder. The securitization of each related controlling pari passu companion loan will not limit the consultation rights of the directing certificateholder under this securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Plaza Mexico – Los Angeles mortgage loan, in general the related whole loan will be serviced under the MSC 2016-UBS11 pooling and servicing agreement, which grants the directing certificateholder under the MSC 2016-UBS11 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Plaza Mexico – Los Angeles whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the MSC 2016-UBS11 securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Peachtree Mall mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the SGCMS 2016-C5 pooling and servicing agreement, and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the Peachtree Mall mortgage loan. The directing certificateholder for this securitization will nonetheless have the right to be consulted on a nonbinding basis with respect to such actions. For purposes of the servicing of the Peachtree Mall whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder. The securitization of each related controlling pari passu companion loan will not limit the consultation rights of the directing certificateholder under this securitization.

Also, notwithstanding any contrary description set forth above, with respect to the At Home Portfolio mortgage loan, in general the related whole loan will be serviced under the SGCMS 2016-C5 pooling and servicing agreement, which grants the directing certificateholder under the SGCMS 2016-C5 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the At Home Portfolio whole loan, the occurrence and continuance of a Control Termination Event or Consultation

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the SGCMS 2016-C5 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is (i) a borrower, a mortgagor or a manager of a mortgaged property, or the holder of a mezzanine loan that has accelerated the related mezzanine loan (or with respect to which the mezzanine loan has been accelerated automatically) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan or any affiliate thereof, (ii) with respect to borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (or with respect to which the mezzanine loan has been accelerated automatically) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender (each, a “borrower party”), the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	Subject to the rights of any related companion loan, if a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to Fitch, Moody’s and Morningstar (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a borrower party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:

If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the Voting Rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the control eligible certificates (which may only be any one of Class E, F, G and H), if any, that would be the controlling class taking into account the subject appraisal reduction amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

With respect to each of the QLIC whole loan and the Crate & Barrel whole loan, the related intercreditor agreement may provide that the holder of the related subordinate companion loan will have the same rights to request a qualified appraisal be obtained by the Special Servicer at the expense of such holder as are described above with respect to the holders of an appraised-out controlling class.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the Novo Nordisk whole loan, the Rentar Plaza whole loan, The Falls whole loan, the Plaza Mexico – Los Angeles whole loan, the Peachtree Mall whole loan and the At Home Portfolio whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor and, in the case of the QLIC whole loan (if a control appraisal period has occurred with respect to the related subordinate companion loan), the 333 North Bedford whole loan and the Sixty Soho whole loan, consultation rights of the holders of the related pari passu companion loan(s), or, in the case of the QLIC mortgage loan and the Crate & Barrel mortgage loan (if in each case no control appraisal period has occurred with respect to the relate subordinate companion loan), the consent rights of the holder of the related subordinate companion loan, as described in the Preliminary Prospectus.

In the case of the QLIC whole loan, the 333 North Bedford whole loan and the Sixty Soho whole loan, pursuant to the related intercreditor agreements and the pooling and servicing agreement, if the Special Servicer offers to sell to any person (or offers to purchase) for cash either such mortgage loan during such time as the related whole loan constitutes a defaulted mortgage loan, then in connection with any such sale, the Special Servicer is required to sell both the mortgage loan, the related pari passu companion loan(s), and, in the case of the QLIC mortgage loan, the related subordinate companion loan as a single whole loan.

In the case of the QLIC whole loan and the Crate & Barrel whole loan, the related subordinate companion loan holder, pursuant to the related intercreditor agreement, will have the right at any time such whole loan constitutes a defaulted mortgage loan, to purchase such whole loan, in whole but not in part, at a purchase price determined pursuant to the related intercreditor agreement.

In the case of the Novo Nordisk mortgage loan and the Rentar Plaza mortgage loan, prior to the Servicing Shift Securitization Date, pursuant to the related intercreditor agreement and the WFCM 2016-NXS6 pooling and servicing agreement, the Special Servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the related mortgage loan constitutes a defaulted mortgage loan under the WFCM 2016-NXS6 pooling and servicing agreement, and, in connection with any such sale, the Special Servicer is required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the Servicing Shift Securitization Date, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the related whole loan pursuant to the related Servicing Shift PSA, may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the related mortgage loan and the related pari passu companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of The Falls mortgage loan and the Peachtree Mall mortgage loan, prior to the Servicing Shift Securitization Date, pursuant to the related intercreditor agreement and the GSMS 2016-GS3 pooling and servicing agreement and SGCMS 2016-C5 pooling and servicing agreement, respectively, the related special servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the related mortgage loan constitutes a defaulted mortgage loan under the GSMS 2016-GS3 pooling and servicing agreement and SGCMS 2016-C5 pooling and servicing agreement, respectively, and, in connection with any such sale, the related special servicer is required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the applicable Servicing Shift Securitization Date, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the related whole loan pursuant to the related Servicing Shift PSA, may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the related mortgage loan and the related pari passu companion loans as a whole loan. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of Plaza Mexico - Los Angeles mortgage loan and the At Home Portfolio mortgage loan, pursuant to the MSC 2016-UBS11 pooling and servicing agreement and servicing agreement or the SGCMS 2016-C5 pooling and servicing agreement, respectively, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, provided that such rights will only be exercisable prior to a consultation termination event under the related pooling and servicing agreement for this securitization, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing (or, with respect to the QLIC whole loan and the Crate & Barrel whole loan, after the occurrence and during the continuance of both a Control Termination Event and a Control Appraisal Period), which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense. The Operating Advisor will not have any rights or powers with respect to a Servicing Shift Whole Loan.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Certain Terms and Conditions

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that an entity managed by Ellington Management Group, LLC or an affiliate thereof will be the initial majority controlling class certificateholder.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as QLIC, Novo Nordisk, Rentar Plaza, The Falls, Plaza Mexico – Los Angeles, 333 North Bedford, Sixty Soho, Crate & Barrel, Peachtree Mall and At Home Portfolio secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The QLIC whole loan, the 333 North Bedford whole loan, the Sixty Soho whole loan and the Crate & Barrel whole loan will each be principally serviced under the pooling and servicing agreement for this securitization. The Plaza Mexico - Los Angeles whole loan and At Home Portfolio whole loan will be principally serviced under the pooling and servicing agreement for the MSC 2016-UBS11 securitization and the SGCMS 2016-C5 securitization, respectively. It is expected that prior to the applicable Servicing Shift Securitization Date, each of the Servicing Shift Whole Loans will be serviced under the pooling and servicing agreement for this securitization, and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced under the related Servicing Shift PSA. It is expected that prior to the applicable Servicing Shift Securitization Date, The Falls whole loan and the Peachtree whole loan will be serviced under the pooling and servicing agreement for the GSMS 2016-GS3 securitization and the SGCMS 2016-C5 securitization, respectively, and after the applicable Servicing Shift Securitization Date, each such whole loan will be serviced under the applicable Servicing Shift PSA.

As of the closing date, each companion loan in each whole loan will be held by the party identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Pari Passu Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

QLIC
41-42 24th Street
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Upper East Side
Roosevelt Island
East River
Queensbridge
Long Island City
Murray Hill
Kips Bay
Queensboro Bridge
Queens Plaza North
Queens Plaza South
Queens-Midtown Tunnel
Long Island Expressway
LONG ISLAND RAILROAD
East River Ferry
FDR Drive
Vernon Blvd.
Jackson Ave.
Thomson Ave.
Skillman Ave.
21st St.
11th St.
Queens Bridge Park
Gantry Plaza State Park
Hunters Point South Park
Franklin D. Roosevelt Four Freedoms Park
Ravenswood Generating Station
Goldwater Memorial Hospital
Silvercup Studios
JetBlue Corporate Headquarters
CUNY School of Law
Queens Library at Court Square
U.S. Citizenship & Immigration Services
NYC Dept. of Health
The International High School at LaGuardia Comm. College
LaGuardia Performing Arts Center
Fisher Landau Center for Art
Academy of American Studies
Materials For The Arts
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Center
New York Weill Cornell Medical Center
Rockefeller University Hospital
Japan Society
United Nations Headquarters
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
To Wall Street/ Pier 11
NEW JERSEY
NEW YORK CITY
BRONX
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – QLIC

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance(1):	$75,000,000			Specific Property Type:	High Rise
Cut-off Date Balance(1):	$75,000,000			Location:	Long Island City, NY
% of Initial Pool Balance:	9.9%			Size:	421 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit(1):	$344,418
Borrower Name:	24th Street LIC LLC			Year Built/Renovated:	2015/NAP
Sponsors:	Lionshead Member LLC			Title Vesting:	Fee
Mortgage Rate:	4.3997%			Property Manager:	FirstService Residential New York, Inc.
Note Date:	December 28, 2015			4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAP
Maturity Date:	January 5, 2026			2nd Most Recent Occupancy(4):	NAP
IO Period:	120 months			Most Recent Occupancy(4):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	98.3% (8/15/2016)
Seasoning:	9 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAP
Call Protection:	L(33),D(84),O(3)			3rd Most Recent NOI(4):	NAP
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI(4):	NAP
Additional Debt(1)(2):	Yes			Most Recent NOI (As of)(5):	$6,849,526 (Annualized 3 6/30/2016)
Additional Debt Type(1)(2):	Pari Passu; Subordinate Debt
				U/W Revenues(5):	$15,396,615
				U/W Expenses(5):	$3,385,297
				U/W NOI(5):	$12,011,318
				U/W NCF:	$11,908,995
Escrows and Reserves(3):				U/W NOI DSCR(1):	1.86x
				U/W NCF DSCR(1):	1.84x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.3%
Taxes	$9,870	$9,870	NAP	U/W NCF Debt Yield(1):	8.2%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$255,000,000
Replacement Reserves	$0	$7,017	NAP	As-Is Appraisal Valuation Date:	August 18, 2016
Shortfall Reserve	$2,100,000	NAP	$1,000,000	Cut-off Date LTV Ratio(1):	56.9%
Deferred Maintenance	$8,023,541	NAP	NAP	LTV Ratio at Maturity or ARD(1):	56.9%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the QLIC Senior Loan. As of the Cut-off Date, the Cut-off Date Balance per unit, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the QLIC Whole Loan were $391,924, 1.54x, 7.2%, 64.7% and 64.7%, respectively.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	Historical occupancy and financials are not available, as the QLIC Property was built in 2015.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (“QLIC Mortgage Loan”) is part of a whole loan (the “QLIC Whole Loan”) that is evidenced by six pari passu senior promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6, collectively the “QLIC Senior Loan”) and one subordinate promissory note (Note B, the “QLIC Subordinate Companion Loan”), that are collectively secured by a first mortgage encumbering the fee simple interest in a multifamily property located in Long Island City, New York (the “QLIC Property”). The QLIC Senior Loan was originated on December 28, 2015 by Natixis Real Estate Capital LLC. The QLIC Senior Loan had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.3997% per annum. The QLIC Senior Loan had an initial term of 120 months, has a remaining term of 111 months as of the Cut-off Date and requires interest-only payments through the term of the QLIC Senior Loan. The QLIC Senior Loan matures on January 5, 2026.

The QLIC Mortgage Loan is evidenced by the lead Note A-2 and the non-lead Note A-3, which had an aggregate original principal balance of $75,000,000, have an aggregate outstanding principal balance of $75,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-lead Note A-1, Note A-4, Note A-5 and Note A-6 (collectively, the “QLIC Senior Companion Loans”) have an aggregate principal balance of $70,000,000, are currently held by Natixis Real Estate Capital LLC, and are expected to be contributed to a future trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. The QLIC Subordinate Companion Loan is comprised of a $20,000,000 promissory note, is subordinate in right of payment and in other respects to the QLIC Senior Loan and is expected to be sold to a third party investor (see “Subordinate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

and Mezzanine Indebtedness” section). See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The QLIC Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,000,000	Natixis Real Estate Capital LLC	No
A-2	$50,000,000	WFCM 2016-NXS6	No(1)
A-3	$25,000,000	WFCM 2016-NXS6	No
A-4	$10,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
A-6	$5,000,000	Natixis Real Estate Capital LLC	No
B	$20,000,000	Natixis Real Estate Capital LLC	Yes(1)
Total	$165,000,000
(1)	See “Subordinate and Mezzanine Indebtedness” section.

Following the lockout period, the borrower has the right to defease the QLIC Whole Loan in whole or in part on any date before November 5, 2025. In addition, the QLIC Whole Loan is prepayable without penalty on or after November 5, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 28, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$165,000,000	100.0%	Loan payoff	$100,842,207	61.1%
			Reserves	10,133,411	6.1
			Closing costs	2,492,037	1.5
			Return of equity	51,532,344	31.2
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

The Property. The QLIC Property is a class A, 421-unit multifamily property located on a 41,649 square foot site in Long Island City, New York. The QLIC Property consists of a 21-story mixed-use apartment building containing 56 studio units, 169 one-bedroom units, 127 junior one-bedroom units, 26 flex two-bedroom units, 27 two-bedroom units and 16 three-bedroom units with an average unit size of 650 square feet. Apartments at the QLIC Property have high ceilings (a minimum of 8’8”) and many have floor-to-ceiling windows, individual balconies or terraces. Unit amenities include stainless steel appliances, white quartz countertops, oversized closets, washer & dryer, and gigabit Ethernet. Common area amenities include a rooftop outdoor pool, fitness center, landscaped courtyard, rooftop deck with theater and dining area, media lounge, 24-hour concierge, on-site management, lobby lounge, lobby library, bike storage, valet dry cleaning, dog grooming station and indoor parking. In addition, the QLIC Property contains a retail component that consists of 8,742 square feet of net rentable area and a parking garage that contains 108 parking spaces, reflecting an overall parking ratio of 0.3 spaces per unit.

The QLIC Property was developed by the sponsor for $163,347,179 ($387,998 per unit) with initial leasing commencing in September 2015. As of August 15, 2016 the QLIC Property was 98.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

The following table presents certain information relating to the unit mix of the QLIC Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	56	13.3%	446	$2,486
1 Bedroom	169	40.1%	646	$2,999
Junior 1 Bedroom	127	30.2%	556	$2,808
2 Bedroom, 2 Bathroom	26	6.2%	983	$4,097
2 Bedroom	27	6.4%	894	$3,860
3 Bedroom	16	3.8%	1,204	$4,977
Total/Weighted Average	421	100.0%	650	$3,072
(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the QLIC Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	8/15/2016(2)
NAP	NAP	NAP	NAP	98.3%
(1)	Historical occupancies are not available. The QLIC Property was built in 2015 and initial leasing started in September 2015. The QLIC Property obtained temporary certificate of occupancy (“TCO”) by sections. The Final TCO was obtained in April 2016.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the QLIC Property:

Cash Flow Analysis(1)

	Annualized Three Months 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$10,067,024	$15,232,152	98.9%	$36,181
Grossed Up Vacant Space	0	315,900	2.1	$750
Concessions	0	0	0.0	$0
Other Income	298,965	831,540(2)	5.4	$1,975
Less Vacancy & Credit Loss	(529,964)	(982,977)(3)	(6.4)	($2,335)

Effective Gross Income	$9,836,024	$15,396,615	100.0%	$36,572

Total Operating Expenses	$2,986,498	$3,385,297(4)	22.0%	$8,041

Net Operating Income	$6,849,526	$12,011,318(5)	78.0%	$28,530
Capital Expenditures	0	84,200	0.5	200
TI/LC	0	18,123	0.1	43
Net Cash Flow	$6,849,526	$11,908,995	77.3%	$28,287

NOI DSCR(6)	1.06x	1.86x
NCF DSCR(6)	1.06x	1.84x
NOI DY(6)	4.7%	8.3%
NCF DY(6)	4.7%	8.2%
(1)	Historical financials are not available as the QLIC Property was built in 2015.
(2)	Other income includes parking rent of $215,000 and base rent for the retail space.
(3)	The underwritten economic vacancy is 6.0%. The underwritten economic vacancy includes 5.1% applied to the parking and retail income. The QLIC Property was 98.3% physically occupied as of August 15, 2016.
(4)	The QLIC Property is subject to a 15-year 421a tax abatement that will commence in July 2017. The 15-year 421a tax abatement program allows the QLIC Property’s increase in assessed value to be 100.0% exempt for 11 years. The increase in the assessment is phased in with 20.0% increments every year beginning in the 12th year of the abatement. Full taxes will not be incurred until the 2032 tax year.
(5)	U/W NOI is higher mainly due to the stabilization of the QLIC Property, which achieved 98.3% occupancy in August 2016.
(6)	The debt service coverage ratios and debt yields are based on the QLIC Senior Loan.

Appraisal. As of the appraisal valuation date of August 18, 2016, the QLIC Property had an “as-is” appraised value of $255,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

Environmental Matters. According to a Phase I environmental assessment dated September 12, 2016, there was no evidence of any recognized environmental conditions at the QLIC Property.

Market Overview and Competition. The QLIC Property is located in Long Island City, Queens, New York, approximately one mile southeast of Manhattan, 5.0 miles west of LaGuardia Airport and directly adjacent to the Ed Koch Queensboro Bridge, which provides direct access from Queens to midtown Manhattan. Further, the Long Island Expressway is 1.1 miles south of the QLIC Property. The QLIC Property is also located within a five-block radius of eight subway lines (7, N, Q, E, F, M, R and G) and 1.0 mile away from the LIRR train station, providing access to Manhattan, Brooklyn, Queens and Long Island. The QLIC Property entrance is adjacent to Long Island City’s brand new bike path to Manhattan, the Queens Plaza Pedestrian and Bicycle Improvement Project, which was a $45.0 million transformation of the Long Island City streetscape extending from Northern Boulevard to 21st Street.

The QLIC Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 93,000 people. Major office tenants include CitiGroup, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million square feet of new class A office space and 24 hotels since 2001 and 10,845 apartment units since 2006. Long Island City’s population grew over 12.7%, within a 0.5 mile radius, between 2010 and 2015, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents. The total projected 2020 population is 70,702, within a one mile radius. Long Island City is home to LaGuardia Community College (approximately 40,000 students and teachers), which was joined by the City University of New York School of Law (600 students and teachers), at Two Court Square in October of 2012. Cornell University and the Technion-Israel Institute of Technology are expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

The following table presents certain information relating to comparable multifamily properties for the QLIC Property:

Competitive Set(1)

	East Coast	Avalon Riverview North II	The Crescent Club	27 on 27	Packard Square
Location	Queens, NY	Queens, NY	Queens, NY	Queens, NY	Queens, NY
Distance to Subject	1.5 miles	1.5 miles	0.5 miles	0.6 miles	0.1 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	High-Rise
Number of Stories	41	39	17	27	15
Number of Units	367	602	86	142	140
Average Rent (per unit)	NAV	NAV	NAV	NAV	NAV
Studio	$2,534	$2,648	$2,685	$2,383	$1,818
1 Bedroom	$3,324	$3,242	$3,200	$3,562	$2,165
2 Bedroom	$4,608	$4,771	$4,300	$4,408	$3,048
Utilities	NAV	NAV	NAV	NAV	NAV
Total Occupancy	97.5%	94.7%	96.9%	95.8%	98.5%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is 24th Street LIC LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the QLIC Whole Loan. Lionshead Member LLC is the guarantor of certain nonrecourse carveouts and the Shortfall Reserve Obligations (as defined below) under the QLIC Whole Loan. The guarantor’s liability in connection with the borrower’s Shortfall Reserve Obligations is capped at 10.0% of the original principal balance of the QLIC Whole Loan.

The Sponsors. The sponsor, Lionshead Member LLC is a Delaware limited liability company owned and controlled by the World-Wide Holdings Corporation (“WWG”). The sponsor’s December 31, 2015 consolidated balance sheet indicated total assets of approximately $55.4 million and liabilities of approximately $5.0 million. WWG is a New York City-based real estate development company that has developed over $7 billion of residential, commercial and mixed-use properties. James Stanton and David Lowenfeld are the president and chief operating officer, respectively, of WWG.

Escrows. The loan documents provide for upfront escrows in the amount of $9,870 for real estate taxes, $2,100,000 for monthly payment shortfalls and $8,023,541 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $9,870 for real estate taxes and $7,017 for replacement reserves. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the insurance required to be provided by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. The loan documents also provide that if at any time, the balance of the shortfall reserve falls below $500,000, all the remaining excess cash flow will be deposited in the shortfall reserve until the balance equals $1,000,000. The borrower’s obligations to make such shortfall reserve payments are the “Shortfall Reserve Obligations”. As of September 19, 2016, the balance of the shortfall reserve is $384,240.

Lockbox and Cash Management. The QLIC Whole Loan is structured with a lender-controlled soft lockbox, which is already in place and springing cash management. The QLIC Whole Loan requires all commercial tenant rents to be deposited directly into the lockbox account. All rents received by the borrower or manager (including, but not limited to, rents from residential tenants) are required to be deposited into the lockbox account within two business days. Prior to the occurrence of a Cash Management Period (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

QLIC

defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.08x. A Cash Management Period will end if for three consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the debt service ratio is at least equal to 1.13x.

Property Management. The QLIC Property is managed by FirstService Residential New York, Inc.

Assumption. The borrower has the right to transfer the QLIC Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating any securities backed by the QLIC Senior Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The QLIC Subordinate Companion Loan had an original principal balance of $20,000,000, has a cut-off date balance of $20,000,000 and is coterminous with the QLIC Senior Loan. The QLIC Subordinate Companion Loan requires interest-only payments through maturity. Prior to the occurrence of certain control shift events, the holder of the QLIC Subordinate Companion Loan has consent rights with respect to certain material actions and can replace the special servicer of the QLIC Whole Loan under the pooling and servicing agreement for the Series 2016-NXS6 Certificates. After such control shift events, the Note A-2 will be the controlling note and will be entitled to exercise such rights. The QLIC Subordinate Companion Loan accrues interest at an interest rate of 6.250% per annum. The QLIC Subordinate Companion Loan is expected to be sold by a third party investor. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The QLIC Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the QLIC Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

Novo Nordisk
800 Scudders Mill Road
Plainsboro, NJ 08536
North Brunswick Township
NY City 40 miles
SOMERSET COUNTY
Delaware & Raritan Canal State Park
Rocky Hill
Princeton North Shopping Center
Kendall Park
Franklin Town Center
Marketplace at Princeton
South Brunswick Square Mall
Monmouth Junction
South Brunswick Township
MIDDLESEX COUNTY
Kingston
Hopewell Township
Princeton
Autumn Hill Reserve
Princeton Shopping Center
Carnegie Lake
Princeton Forrestal Village
NEC Labs
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Bristol-Myers Squibb
Siemens Corporate Research
Chauncey Conference Center
Princeton University
Powers Field
Institute for Advanced Study
Princeton Battlefield State Park
University Medical Center of Princeton
SRI Intl.
Plainsboro Plaza
Plainsboro Township
Princeton Junction
TPC at Jasna Polana
Bristol-Myers Squibb Research & Development
MarketFair
Carnegie Center
The Square at West Windsor
Princeton Country Club
Lawrence Township
Nassau Park Pavilion
Mercer Mall
Quakerbridge Mall
The Lawrenceville School
HDR Inc.
Morgan Stanley
Sirius XM Radio
Albridge Solutions
St. Lawrence Rehab Ctr.
Rider University
West Windsor Township
MERCER COUNTY
NJ TRANSIT NORTHEAST CORRIDOR
Slackwood
Lawrence Shopping Center
HAMILTON
Mercer Oaks Golf Course
Mercer Lake
Mercer County Park
Mercer Co. Community College
Cranbury Golf Club
Hightstown Bypass
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Hightstown
East Windsor Township
Newark Intl. Airport 35 miles
Peddie School Golf Course
TRENTON
Mercerville
Hamilton Township
New Jersey Tpke
Trenton Frwy
NEW YORK
NEWARK
JERSEY CITY
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Novo Nordisk

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$73,300,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$73,300,000			Location:	Plainsboro, NJ
% of Initial Pool Balance:	9.7%			Size:	761,824 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$220.92
Borrower Name:	Princeton HD Owner LLC			Year Built/Renovated:	1985/2013
Sponsor:	Princeton HD Owner LLC			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Ivy Realty Services, LLC
Note Date:	August 11, 2016			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	September 5, 2021			3rd Most Recent Occupancy (As of):	69.4% (12/31/2013)
Maturity Date:	April 30, 2031			2nd Most Recent Occupancy (As of):	69.4% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	69.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(3):	78.0% (9/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	NAV
Call Protection:	L(25),D(32),O(3)			3rd Most Recent NOI (As of):	$14,476,650 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$14,399,114 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$14,687,857 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues(4):	$29,605,904
				U/W Expenses(4):	$11,891,591
				U/W NOI(4):	$17,714,312
				U/W NCF(4):	$17,676,221
Escrows and Reserves(2):				U/W NOI DSCR(1)(4):	2.98x
				U/W NCF DSCR(1)(4):	2.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1)(4):	10.5%
Taxes	$931,323	$465,662	NAP	U/W NCF Debt Yield(1)(4):	10.5%
Insurance	$39,186	$19,593	NAP	As-Is Appraised Value(5):	$319,900,000
Replacement Reserves	$0	$3,656	NAP	As-Is Appraisal Valuation Date:	June 1, 2016
Expansion Space TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	52.6%
Earnout Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	52.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Novo Nordisk Whole Loan (as defined below) as of the Cut-off Date. Based on the maximum principal balance of the Novo Nordisk Whole Loan, the as-expanded appraised value and the fully funded U/W NCF, the balance per square foot, loan-to-value ratio and NCF debt yield would be $272.87, 60.7% and 10.6%, respectively. The fully funded NCF debt service coverage ratio (calculated at the maximum potential interest rate) is 2.71x.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Novo Nordisk Mortgage Loan”) is part of a Whole Loan (the “Novo Nordisk Whole Loan”) that is evidenced by 13 pari passu promissory notes (see “Note Summary” table below) secured by a first mortgage encumbering the fee interest in nine interconnected Class A office buildings totaling 761,824 square feet, known as Novo Nordisk North American Headquarters, located in Plainsboro, New Jersey (the “Novo Nordisk Property”). The Novo Nordisk Whole Loan was originated on August 11, 2016 by Natixis Real Estate Capital LLC. The Novo Nordisk Whole Loan had a maximum principal balance of $207,880,000 and an original principal balance of $168,300,000, has an outstanding principal balance as of the Cut-off Date of $168,300,000 and accrues interest at an interest rate of 3.482% per annum. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”) (see “Escrows” section). The obligation to fund Note A-2 will be the sole responsibility of the holder of Note A-2 (currently Natixis Real Estate Capital LLC), and will not be the responsibility of the trust. The administrative agent (currently Natixis Real Estate Capital LLC) will have the sole right to determine whether the borrower has satisfied the conditions to fund Note A-2. The Novo Nordisk Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is September 5, 2021 and the final maturity date is April 30, 2031. In the event that the Novo Nordisk Whole Loan is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.482% and (b) 3.000% plus the amount (if any) by which the five-year treasury rate exceeds 2.500%. The borrower’s failure to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD automatically

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Novo Nordisk Whole Loan.

The Novo Nordisk Mortgage Loan, evidenced by the non-controlling Notes A-3, A-4, A-5, A-11 and A-12 had an aggregate original principal balance of $73,300,000, have an aggregate outstanding principal balance of $73,300,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (unfunded as of the Cut-off Date) has a maximum principal balance of $39,580,000 and will be held by Natixis Real Estate Capital LLC. The controlling Note A-1 and non-controlling Notes A-6, A-7, A-8, A-9, A-10 and A-13 had an aggregate original principal balance of $95,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to one or more future trusts. Each of the mortgage loans evidenced by Notes A-1, A-2, A-6, A-7, A-8, A-9, A-10 and A-13 are referred to herein as the “Novo Nordisk Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans – the Novo Nordisk Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Funded	Note Holder	Controlling Interest
A-1	$20,000,000	Yes	Natixis Real Estate Capital LLC	Yes
A-2	$39,580,000	No	Natixis Real Estate Capital LLC	No
A-3	$20,000,000	Yes	WFCM 2016-NXS6	No
A-4	$20,000,000	Yes	WFCM 2016-NXS6	No
A-5	$20,000,000	Yes	WFCM 2016-NXS6	No
A-6	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-7	$20,000,000	Yes	Natixis Real Estate Capital LLC	No
A-8	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-9	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-10	$10,000,000	Yes	Natixis Real Estate Capital LLC	No
A-11	$8,300,000	Yes	WFCM 2016-NXS6	No
A-12	$5,000,000	Yes	WFCM 2016-NXS6	No
A-13	$5,000,000	Yes	Natixis Real Estate Capital LLC	No
Total	$207,880,000

Following the lockout period, the borrower has the right to defease the Novo Nordisk Whole Loan in whole or in part on any date before July 5, 2021. In addition, the Novo Nordisk Whole Loan is prepayable without penalty on or after July 5, 2021. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2020.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$168,300,000	47.4%	Purchase price	$305,000,000	85.9%
Expansion Space TI/LC Advance	16,580,000	4.7	Expansion Space TI/LC Advance(1)	16,580,000	4.7
Earnout Advance	23,000,000	6.5	Earnout Advance(2)	23,000,000	6.5
Sponsor’s new cash contribution	147,128,537	41.4	Reserves	970,510	0.3
			Closing costs	9,458,027	2.7
Total Sources	$355,008,537	100.0%	Total Uses	$355,008,537	100.0%

(1)	See “Escrows” section. A future advance is available for approved tenant improvements and leasing commissions in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space at the Novo Nordisk Property, which right may be exercised at any time during the lease term.

(2)	See “Escrows” section. A future earnout advance is available to be drawn and released to the seller at such time as Novo accepts expansion space under its lease and commences paying rent for such space.

The Property. The Novo Nordisk Property is comprised of nine interconnected Class A office buildings located in Plainsboro, New Jersey, totaling 761,824 square feet. The Novo Nordisk Property sits on a 58.6 acre parcel on Scudders Mill Road and just off State Route 1, a highway that averages more than 75,000 daily vehicles. Originally built in 1985, the Novo Nordisk Property was gut renovated in 2013 and for approximately $215.0 million. The Novo Nordisk Property is LEED Silver certified and features state-of-the-art technology, energy efficient systems, and best-in-class amenities. The new modern façade with 10 foot high windows offers ample natural light. The emphasis on light and views continues through the 30-foot high atrium lobby with floor-to-ceiling glass walls. Building amenities include a spacious, fully renovated 267-seat cafeteria, executive dining area, grab and go café, fully-equipped fitness center, 2,214 parking spaces including 493 covered spaces and 1,721 spaces in open lots (2.9 parking spaces per 1,000 square feet of rentable area), 4,000 square foot roof-top terrace with outdoor dining patios and a full-service concierge. The Novo Nordisk Property also features courtyards and landscaping that create a park-like ambience. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo Nordisk Inc. (“Novo”) and serves as its North American headquarters. Novo leases 594,009 square feet (recently expanded by 65,174 square feet) including 30,720 square feet of storage space, under an initial lease dated July 29, 2011 and expiring in April 30, 2031, with one ten-year renewal option, provided that no more than 200,000 square feet is sublet. Novo initially leased 498,115 square feet and then occupied 528,835 square feet, including 30,720 square feet of storage space totaling 69.4% of net rentable area. Novo has no termination options and its lease includes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

2.0% annual rent increases. Novo is the U.S. subsidiary of Novo Nordisk A/S (S&P: AA- / Moody’s A1), which guarantees the lease. The Novo Nordisk Property serves as the North American Headquarters for Novo Nordisk A/S, which employs approximately 1,300 people at the Novo Nordisk Property. Novo Nordisk A/S is a global pharmaceutical and healthcare company and a leader in the diabetes industry that markets products in 180 countries around the world. Novo Nordisk A/S, which is headquartered in Denmark, has offices or affiliates in 75 countries and employs over 40,000 people. In 2015, Novo Nordisk A/S reported net income of 32.9 billion DKK ($4.9 billion USD) on revenues of 107.9 DKK billion ($16.3 billion USD), which was a 21.5% increase year-over-year in local currency. Novo Nordisk’s North American business, of which the tenant comprises 90% of sales, generated 2015 revenue of $8.6 billion USD.

The following table presents certain information relating to the tenancy at the Novo Nordisk Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Novo	NR/A1/AA-	563,289	73.9%	$31.45	$17,714,312	100.0%	4/30/2031(3)
Novo (Storage)	NR/A1/AA-	30,720	4.0%	$0.00	$0	0.0%	4/30/2031
Total Major Tenant		594,009	78.0%	$29.82	$17,714,312	100.0%

Occupied Collateral Total(4)		594,009	78.0%	$29.82	$17,714,312	100.0%

Vacant Space		167,815	22.0%

Collateral Total		761,824	100.0%

(1)	Represents the rating of the parent company that guarantees each lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging through September 5, 2021, totaling $973,363.

(3)	Novo has one 10-year extension option, provided that no more than 200,000 square feet is sublet.

(4)	As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

The following table presents certain information relating to the lease rollover schedule at the Novo Nordisk Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter(3)	1	594,009	78.0%	594,009	78.0%	$17,714,312	100.0%	$29.82
Vacant	0	167,815	22.0%	761,824	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	761,824	100.0%			$17,714,312	100.0%	$29.82

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(3)	As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

The following table presents historical occupancy percentages at the Novo Nordisk Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/1/2016(2)
69.4%	69.4%	69.4%	78.0%

(1)	Information obtained from the Novo lease.

(2)	Information obtained from the underwritten rent roll. As of September 1, 2016, the Novo Nordisk Property was 69.4% occupied and 78.0% leased by Novo.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Novo Nordisk Property:

Cash Flow Analysis

	2014	2015	TTM 5/31/2016	U/W(1)	Fully Funded U/W(1)	% of U/W Effective Gross Income(2)	U/W $ per SF(1)(2)
Base Rent	$14,133,182	$14,415,448	$14,722,897	$17,714,312	$23,033,680	59.8%	$23.25
Grossed Up Vacant Space	0	0	0	4,723,992	0	16.0	6.20
Total Reimbursables	10,544,056	10,146,706	9,876,451	11,891,591	12,023,580	40.2	15.61
Other Income	61,100	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(4,723,992)(3)	(1,051,718)(3)	(16.0)	(6.20)
Effective Gross Income	$24,738,338	$24,562,154	$24,599,348	$29,605,904	$34,005,542	100.0%	$38.86

Total Operating Expenses	$10,261,687	$10,163,040	$9,911,492	$11,891,591	$12,023,580	40.2%	$15.61

Net Operating Income	$14,476,650	$14,399,114	$14,687,857	$17,714,312	$21,981,962	59.8%	$23.25
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	38,091	38,091	0.1	0.05
Net Cash Flow	$14,476,650	$14,399,114	$14,687,857	$17,676,221	$21,943,871	59.7%	$23.20

NOI DSCR(4)	2.44x	2.42x	2.47x	2.98x	2.72x(5)
NCF DSCR(4)	2.44x	2.42x	2.47x	2.97x	2.71x(5)
NOI DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)
NCF DY(4)	8.6%	8.6%	8.7%	10.5%	10.6%(5)

(1)	Annual U/W Base Rent increases from TTM 5/31/2016 as it includes rent on the first mandatory expansion of 65,174 square feet, totaling $2,049,592 and rent averaging through September 5, 2021, totaling $973,363.

(2)	% of U/W Effective Gross Income and U/W $ per SF columns are reflective of the U/W column.

(3)	The underwritten economic vacancy is 13.8%. The Novo Nordisk Property is 78.0% leased and 69.4% occupied as of September 1, 2016.

(4)	Based on the funded Novo Nordisk Whole Loan as of the Cut-off Date.

(5)	Based on the maximum principal balance and the maximum debt service of the Novo Nordisk Whole Loan.

Appraisal. As of the appraisal valuation date of June 1, 2016, the Novo Nordisk Property had an “as-is” appraised value of $319,900,000, an as expanded value of $342,500,000, assuming the Novo Nordisk Property is 100.0% occupied by January 1, 2018 and a “go dark” value of $210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 18, 2016, there was no evidence of any recognized environmental condition at the Novo Nordisk Property.

Market Overview and Competition. The Novo Nordisk Property is located in Plainsboro, New Jersey, approximately 47.5 miles northeast of Center City Philadelphia and 51.0 miles southwest of New York City. The Novo Nordisk Property is situated directly off Route 1, in proximity to a network of highways that provide access to northern New Jersey, southern New Jersey, the New Jersey coastline and eastern Pennsylvania. The New Jersey Turnpike/Interstate-95 is located approximately 10 miles southwest from the Novo Nordisk Property. The Novo Nordisk Property is located approximately 10 minutes from the Princeton Junction Train Station that provides connections to Philadelphia, MetroPark (in Iselin), and New York City though NJ Transit service (Northeast Corridor Line) and Amtrak. The train station can be accessed by Novo employees through a shuttle service provided by Novo. The Novo Nordisk Property also benefits from a NJ Transit Bus Stop near the intersection of Scudders Mill Road and Novo Nordisk Way. Additionally, Newark Liberty International Airport is located less than 40 miles north of the Novo Nordisk Property. There is a wide range of lodging and retail options along Route 1, as well as the amenities in the 2,200-acre Princeton Forrestal Center Office Park and Princeton Forrestal Village. The Novo Nordisk Property has direct internal access to the adjacent 62-room Holiday Inn Express, which features a 250-seat auditorium and various meeting rooms, which are routinely utilized by Novo; as well as a connection to the 364-room Crowne Plaza Princeton Hotel and Conference Center in Princeton Forrestal Center via a connector bridge.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Novo Nordisk Property was 2,771, 52,301, and 106,798, respectively, with an estimated 2015 average household income in the same radii of $196,127, $147,640 and $148,940, respectively. According to a third party market research report, the Novo Nordisk Property is located in the Class A Princeton submarket, which has been one of the strongest office submarkets in New Jersey over the past 20 years. As of the second quarter of 2016, the Class A Princeton submarket contained approximately 21.2 million square feet of office space, a vacancy rate of 10.8% and average asking rent of $26.69 per square foot on a full service gross basis. The Class A Princeton submarket is dominated by companies in the life sciences and financial services industries, including notable corporations such as Bristol-Myers Squibb, Bloomberg Financial Services, Sandoz, Otsuka, and Janssen Pharmaceutical. The largest lease signings occurring in 2016 in the northern New Jersey office market included the 334,835 square-foot renewal signed by Bank Of America at 101 Hudson St in the Hudson Waterfront market; the 301,800 square-foot deal signed by Daiichi Sankyo Pharma at 211 Mount Airy Rd in the Somerset/I-78 market; and the 130,246 square-foot lease signed by Quest Diagnostics at 500 Plaza Dr in the Meadowlands market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

The following table presents certain information relating to comparable office properties to the Novo Nordisk Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
14 Sylvan Way Parsippany, NJ	2013/NAV	3	203,000	100.0%	46.6 miles	Wyndham Worldwide	July 2014 / 15 Yrs	203,000	$25.36	NNN
45 Waterview Blvd. Parsippany, NJ	1997/2010	4	106,680	100.0%	48.9 miles	DSM Nutrional Products	Dec 2009 / 18 Yrs	106,680	$21.70	NNN
100 College Road West Princeton, NJ	2000/NAV	3	154,101	100.0%	3.2 miles	Sandoz	Oct 2014 / 12 Yrs	154,101	$26.01	NNN
22 Sylvan Way Parsippany, NJ	2000/NAV	3	249,409	100.0%	46.5 miles	Wyndham Worldwide	Sep 2011 / 15 Yrs	249,409	$23.27	NNN
2 Giralda Farms Madison, NJ	2000/NAV	3	146,366	100.0%	43.8 miles	Merck	April 2014 / 10 Yrs	146,366	$22.50	NNN

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Princeton HD Owner LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novo Nordisk Whole Loan. The Novo Nordisk Whole Loan is not structured with a warm-body / warm-entity non-recourse carveout guarantor. The borrower is the sole party liable for any breach or violation of the non-recourse provisions in the loan documents. The borrower agreed to purchase a $15.0 million environmental insurance policy for a term of eight years, which is three years after the ARD.

The Sponsor. Princeton HD Owner LLC is indirectly owned by a joint venture between Hana Financial Investment (“Hana”) (33.3%), HMC Investment Securities (“HMC”) (27.8%), and Mirae Asset Daewoo (“Mirae”) (38.9%). Established in 2006, Hana is a wholly owned subsidiary of Hana Financial Group Inc. and was Korea’s first asset management company to specialize in real estate. With an operating size of $3.9 billion, Hana Asset Management has established a proactive risk management system to create a diverse investment portfolio and contribute to the development of the real estate fund and other alternative investment markets. Based in Seoul, South Korea, HMC provides securities services, including stock brokerage and advisory services. HMC has extensive experience in real estate and offers structured financing, asset securitization, portfolio management and real estate sales. HMC operates a network of 40 branches in South Korea and one branch internationally. HMC generated $56.5 million of operating income in 2015 and had $147.8 million in cash and deposits. Mirae is the product of a merger between South Korea’s Mirae Asset Securities and Daewoo Securities. Founded in 1999 and headquartered in Seoul, South Korea, Mirae provides a comprehensive range of services in wealth management, brokerage, investment banking, and overseas business. As of June 2016, Mirae had $92.7 billion of assets under management and is the largest stock brokerage and investment banking firm by market capitalization in South Korea.

Escrows. Note A-2 is currently unfunded; however, the holder of Note A-2 is required to make advances available for (i) approved tenant improvements and leasing commissions (estimated to be $16,580,000) (“Expansion Space TI/LC Advance”) in connection with the exercise of Novo Nordisk Inc.’s right under its lease to take expansion space (the “Expansion Space”) at the Novo Nordisk Property, which right may be exercised at any time during the lease term and (ii) earnout funds (estimated to be $23,000,000) (the “Earnout Advance”). The Earnout Advance will be available to be drawn and released to the seller at such time as Novo Nordisk Inc. accepts the Expansion Space under its lease and commences paying rent for such space. Notwithstanding the foregoing, in the event that the Earnout Advances have not been fully drawn on or prior to October 5, 2019, then, on such date, $4,000,000 of the remaining Earnout Advance will be irrevocably waived. The Expansion Space TI/LC Advance will be available at any time prior to July 5, 2021 during the Novo Nordisk Whole Loan term.

The loan documents provide for upfront reserves in the amount of $931,323 for real estate taxes and $39,186 for insurance. The loan documents also provide for ongoing monthly deposits of $465,662 for real estate taxes, $19,593 for insurance premiums, and $3,656 for replacement reserves. The loan documents do not require monthly escrows for the insurance premiums that Novo pays directly pursuant to the Novo lease as long as (i) the Novo lease is in full force and effect and Novo is the sole tenant at the Novo Nordisk Property, (ii) Novo is obligated to pay the insurance premiums directly pursuant to the terms of the Novo lease and the insurance requirements and coverages set forth under the Novo lease have not been modified and are acceptable to administrative agent, (iii) there is no event of default existing under the Novo Nordisk Whole Loan beyond any applicable notice and cure period, (iv) there is no monetary default or material nonmonetary default under the Novo lease, (v) Novo Nordisk A/S maintains a long-term unsecured credit rating by S&P or Moody’s of at least BBB- or the equivalent rating, and (vi) the borrower provides the administrative agent with evidence of timely payment of such insurance premiums. The borrower is required to provide the administrative agent with evidence reasonably satisfactory to the administrative agent that (i) all insurance that the borrower, as landlord under the Novo lease, is responsible to maintain, including but not limited to any expansion space, pursuant to the Novo lease, is in full force and effect and (ii) all insurance that the borrower, as tenant under the lease for the adjacent helipad (the “Helistop Lease”), is responsible to maintain, pursuant to the Helistop Lease, is in full force and effect. The rent on the Helistop Lease was a one-time payment in 2004 of $100 for an initial term of fifteen years, which extended through July 29, 2019. The borrower is now the tenant under the lease, but there is no further rent payment.

Lockbox and Cash Management. The Novo Nordisk Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The Novo Nordisk Whole Loan requires all rents to be transmitted directly by the tenant into a lockbox account controlled by the lender. All rents received by the borrower or manager will be deposited into the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NOVO NORDISK

clearing account within one business day of receipt, including, but not limited to, any rental subsidy amount paid to the borrower pursuant to the Phase I Option Space Reserve Agreement (as defined below).

The “Phase I Option Space Reserve Agreement” is a deferred purchase price mechanism that requires the borrower to deposit into the lockbox account the monthly rental subsidy amount it will receive until the first 42,298 rentable square feet of option space at the Novo Nordisk Property is leased. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Novo Nordisk Whole Loan documents. Upon the commencement of a Cash Sweep Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the Novo Nordisk Whole Loan and then to repay all accrued additional ARD interest.

A “Cash Sweep Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, that is continuing beyond expiration of any applicable grace, notice and/or cure period; (ii) the occurrence of a Novo Cash Sweep Trigger Event (as defined below); (iii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x; or (iv) the failure by the borrower to repay the Novo Nordisk Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end, with respect to clause (i) above, upon the cure of such event of default, provided no other event of default or other event or circumstance that would trigger a Cash Sweep Period has occurred and is continuing; with respect to clause (iii) above, if for six consecutive months since the commencement of the existing Cash Sweep Period (A) no event of default has occurred and is continuing, (B) no other event that would trigger another Cash Sweep Period has occurred and is continuing, and (C) the debt service coverage ratio is at least equal to 1.20x.

A “Novo Cash Sweep Trigger Event” will commence if (a) Novo or Novo Nordisk A/S becomes subject to a bankruptcy proceeding, (b) Novo goes “dark” or vacates all or substantially all of the Novo Nordisk Property, (c) Novo is in default beyond any applicable notice, grace and cure periods of any monetary or material non-monetary obligation under the Novo lease, or (d) the Novo lease or Novo guaranty terminates.

Property Management. The Novo Nordisk Property is managed by Ivy Realty Services, LLC.

Assumption. The borrower has the right to transfer the equity in the ownership structure of the Novo Nordisk Property provided that certain conditions are met, including, but not limited to, (i) the transferee must be a professional investor under Paragraph 1 of Article 249-2 of the Financial Investment Services and Capital Markets Act of Korea, (ii) the sole member of the borrower remains the sole member and owner of 100% of all interest in the borrower and (iii) if requested by the lender, rating agncy confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 certificates and similar confirmation from each rating agency rating any securities backed by the Novo Nordisk Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Novo Nordisk Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

BJ's
WHOLESALE CLUB
JENNIFER
CONVERTIBLES

JENNIFER
CONVERTIBLES

Nathan's

SLEEPY'S
FREE BOX SPRING
SLEEPY'S OPEN
1/2 OFF

BJ's

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

Rentar Plaza
66-26 Metropolitan Avenue
Middle Village, NY 11379
NEW YORK CITY
QUEENS
BROOKLYN
MANHATTAN
Upper East Side
East River
Randalls Island
TRIBORO BRIDGE
La Guardia Airport
Flushing Bay
College Point
Astoria
Roosevelt Island
QUEENSBORO BRIDGE
Long Island City
QUEENS-MIDTOWN TUNNEL
Woodside
Jackson Heights
East Elmhurst
Elmhurst
Citi Field
Louis Armstrong Stadium
Arthur Ashe Stadium
Flushing Meadows Corona Park
New World Mall
Greenpoint
CALVARY CEMETERY
Maspeth
Queens Center
Rego Center
Rego Park
Middle Village
ST. JOHNS CEMETERY
Metropolitan Avenue
Forest Hills
Williamsburg
Ridgewood
Forest Park
Kew Gardens
Glendale
QUEENS COUNTY
Bedford-Stuyvesant
Ozone Park
Aqueduct Racetrack
KINGS COUNTY
New Lots
East New York
Gateway Center
Spring Creek Park
Howard Beach
John F. Kennedy International Airport
Jamaica Bay
Grand Central Pkwy.
Long Island Expwy.
Brooklyn-Queens Expwy.
Interboro Pkwy.
Van Wyck Expwy.
Whitestone Expwy.
Belt Pkwy.
Metropolitan Ave.
Myrtle Ave.
Jamaica Ave.
Atlantic Ave.
Liberty Ave.
Rockaway Blvd.
Queens Blvd.
Woodhaven Blvd.
Fresh Pond Rd.
Cooper Ave.
Flushing Ave.
Grand Ave.
Eliot Ave.
Northern Blvd.
Roosevelt Ave.
Astoria Blvd.
Broadway
Bushwick Ave.
Pennsylvania Ave.
Linden Blvd.
Cross Bay Blvd.
Lefferts Blvd.
BRONX
NEW JERSEY
Hoboken
JERSEY CITY
Secaucus
Union City
Fort Lee
Port Washington
Great Neck
NASSAU COUNTY
Flushing
Jamaica
Bensonhurst
Sheepshead Bay
Flatbush
Canarsie
Park Slope
Brooklyn Heights
Coney Island
Rockaway Beach
Far Rockaway
Lawrence
Woodmere
Valley Stream
Elmont
Atlantic Ocean
Upper New York Bay
GATEWAY NATIONAL REC. AREA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Rentar Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Industrial/Retail/Office
Cut-off Date Balance(1):	$60,000,000			Location:	Middle Village, NY
% of Initial Pool Balance:	7.9%			Size:	1,567,208 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$84.23
Borrower Name:	Vertical Industrial Park Associates, a Limited Partnership			Year Built/Renovated:	1974/NAP
Sponsors:	Dennis Ratner; Felice Bassin			Title Vesting:	Fee
Mortgage Rate:	3.482%			Property Manager:	Self-managed
Note Date:	August 31, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (8/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$10,871,449 (12/31/2013)
Call Protection:	L(25),GRTR 1% or YM or D(91),O(4)			3rd Most Recent NOI (As of)(3):	$12,336,364 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$12,872,742 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$13,108,746 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$24,610,323
				U/W Expenses:	$11,992,475
				U/W NOI:	$12,617,848
				U/W NCF:	$12,069,325
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.71x
				U/W NCF DSCR(1):	2.59x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.6%
Taxes	$1,311,902	$437,301	NAP	U/W NCF Debt Yield(1):	9.1%
Insurance	$230,316	Springing	NAP	As-Is Appraised Value:	$300,000,000
Replacement Reserves	$0	$13,060	NAP	As-Is Appraisal Valuation Date:	July 19, 2016
TI/LC	$0	$32,650	NAP	Cut-off Date LTV Ratio(1):	44.0%
Primary Tenant Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	44.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Rentar Plaza Mortgage Loan”) is part of a whole loan (the “Rentar Plaza Whole Loan”) that is evidenced by five pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) secured by a first mortgage encumbering a mixed-use property located in Middle Village, New York (the “Rentar Plaza Property”). The Rentar Plaza Whole Loan was originated on August 31, 2016 by Natixis Real Estate Capital LLC. The Rentar Plaza Whole Loan had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.482% per annum. The Rentar Plaza Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the Rentar Plaza Whole Loan. The Rentar Plaza Whole Loan matures on September 5, 2026.

The Rentar Plaza Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $60,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The controlling Note A-1 and the non-controlling Note A-4 and Note A-5, with an aggregate original principal balance of $72,000,000, are currently held by Natixis Real Estate Capital LLC and are expected to be contributed to a future trust or trusts. Each of the mortgage loans evidenced by Note A-1, Note A-4 and Note A-5 are referred to herein as the “Rentar Plaza Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The Rentar Plaza Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	Natixis Real Estate Capital LLC	Yes
A-2	$30,000,000	WFCM 2016-NXS6	No
A-3	$30,000,000	WFCM 2016-NXS6	No
A-4	$22,000,000	Natixis Real Estate Capital LLC	No
A-5	$10,000,000	Natixis Real Estate Capital LLC	No
Total	$132,000,000

Following the lockout period, the borrower has the right to defease or prepay the Rentar Plaza Whole Loan in whole or in part, on any date before June 5, 2026, provided with regard to preypayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Rentar Plaza Whole Loan is prepayable without penalty on or after June 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 29, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$132,000,000	100.0%	Loan payoff(1)	$76,939,636	58.3%
			Reserves	1,542,218	1.2
			Closing costs(2)	18,907,751	14.3
			Return of equity	34,610,395	26.2
Total Sources	$132,000,000	100.0%	Total Uses	$132,000,000	100.0%

(1)	The Rentar Plaza Property was previously securitized in the WFRBS 2011-C2 transaction.

(2)	Closing costs include approximately $15.3 million of defeasance costs.

The Property. The Rentar Plaza Property is a 1,567,208 square foot mixed-use property (warehouse, retail and office) located on the south side of Metropolitan Avenue, east of Fresh Pond Road and west of 69th Street in the Middle Village neighborhood of Queens, New York. The Rentar Plaza Property was constructed in 1974, contains three stories, and was built with access ramps large enough to allow tractor-trailers to access the rooftop parking lot and grade-level loading docks. The first and second floors have 24 foot ceiling heights, while the lower level has 33 foot ceiling height. On the lower level and the first floor, the bay size is 26 feet by 28 feet, while on the second level the bays are 26 feet by 52 feet. There are 14 electronically-operated steel overhead doors with 28 interior truck bays in the front of the building, approximately 54 loading docks at the rear of the building and approximately 32 loading docks on the second level. According to the sponsor, it has spent over $2.7 million of capital improvements in the Rentar Plaza Property over the past five years and plans to spend an additional $2.5 million over the next three years. The Rentar Plaza Property is situated on approximately 22.0 acres and includes a total of 1,999 parking spots (1,017 at the rear and 982 on the roof of the building), reflecting an overall parking ratio of 1.3 spaces per 1,000 square feet of rentable area.

The Rentar Plaza Property features warehouse space (57.3% of net rentable area), big box retail (40.3% of net rentable area) and office (2.5% of net rentable area) and was 100.0% occupied by ten tenants, as of August 1, 2016. The industrial component is primarily occupied by the City of New York, while the retail element is leased to Raymour and Flanigan, BJ’s (sublease), Toys “R” Us and Kmart. The Rentar Plaza Property has been 100% occupied since 2004.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

The following table presents certain information relating to the tenancies at the Rentar Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
City of New York- DS/BOE	AA/Aa2/AA	516,115	32.9%	$9.44	$4,873,093	28.8%	NAP	NAP	2/9/2021
Middle Village Associates(4)	NR/NR/NR	265,000	16.9%	$10.75	$2,848,750	16.9%	NAV	NAV	9/30/2024(5)
Raymour and Flanigan	NR/NR/NR	174,000	11.1%	$12.43	$2,162,000	12.8%	NAV	NAV	3/31/2024(6)
Kmart	NR/NR/NR	146,821	9.4%	$12.26	$1,800,000	10.7%	$155	12.2%	1/31/2019(7)
Total Anchor Tenants		1,101,936	70.3%	$10.60	$11,683,843	69.1%

Major Tenants
City of New York- DOT	AA/Aa2/AA	120,000	7.7%	$9.25	$1,110,000	6.6%	NAP	NAP	9/30/2018(8)
Metropolitan Museum of Art	NR/NR/NR	108,650	6.9%	$9.33	$1,013,705	6.0%	NAP	NAP	7/31/2020
Bloomberg L.P.	NR/NR/NR	66,000	4.2%	$12.50	$825,000	4.9%	NAP	NAP	3/31/2018(9)
ABCO Refrigeration Supply Corp	NR/NR/NR	86,500	5.5%	$9.50	$821,750	4.9%	NAP	NAP	12/31/2023(10)
Total Major Tenants		381,150	24.3%	$9.89	$3,770,455	22.3%

Non-Major Tenants		84,122	5.4%	$17.20	$1,446,528	8.6%

Occupied Collateral Total		1,567,208	100.0%	$10.78	$16,900,825	100.0%

Vacant Space		0	0.0%

Collateral Total		1,567,208	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $491,029.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Middle Village Associates space contains 230,609 square feet of sublease space that is 88.1% leased to 15 tenants, as of August 18, 2016, for a total annual base rent of $4,400,639 ($16.61 per square foot). The three largest sublease tenants are BJ’s Wholesale Club (135,254 square feet, $19.10 per square foot, expires September 30, 2024), Alfa Management Group (27,378 square feet, $17.97 per square foot, expires October 31, 2023) and Jennifer Convertibles (11,700 square feet, $23.00 per square foot, expires June 30, 2025).

(5)	Middle Village Associates has one 10-year lease renewal option.

(6)	Raymour and Flanigan has one 10-year lease renewal option.

(7)	Kmart has two five-year lease renewal options.

(8)	City of New York- DOT has the right to terminate their lease at any time upon 180 days prior written notice.

(9)	Bloomberg L.P. has two five-year lease renewal options.

(10)	ABCO Refrigeration Supply Corp has one five-year lease renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

The following table presents certain information relating to the lease rollover schedule at the Rentar Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	3	224,478	14.3%	224,478	14.3%	$2,487,414	14.7%	$11.08
2019	1	146,821	9.4%	371,299	23.7%	$1,800,000	10.7%	$12.26
2020	1	108,650	6.9%	479,949	30.6%	$1,013,705	6.0%	$9.33
2021	1	516,115	32.9%	996,064	63.6%	$4,873,093	28.8%	$9.44
2022	0	0	0.0%	996,064	63.6%	$0	0.0%	$0.00
2023	2	132,144	8.4%	1,128,208	72.0%	$1,715,864	10.2%	$12.98
2024	2	439,000	28.0%	1,567,208	100.0%	$5,010,750	29.6%	$11.41
2025	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	1,567,208	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	1,567,208	100.0%			$16,900,825	100.0%	$10.78

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Rentar Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Rentar Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,756,234	$15,147,954(1)	$15,568,805	$15,901,261	$16,900,825(2)	68.7%	$10.78
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	7,745,665	8,300,576	8,866,301	8,460,371	8,982,760	36.5	5.73
Other Income	17,740	18,043	18,307	22,019	22,019	0.1	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,295,280)(3)	(5.3)	(0.83)
Effective Gross Income	$21,519,639	$23,466,573	$24,453,413	$24,383,651	$24,610,323	100.0%	$15.70

Total Operating Expenses	$10,648,190	$11,130,209	$11,580,671	$11,274,905	$11,992,475	48.7%	$7.65

Net Operating Income	$10,871,449	$12,336,364(1)	$12,872,742	$13,108,746	$12,617,848	51.3%	$8.05
TI/LC	0	0	0	0	391,802	1.6	0.25
Capital Expenditures	0	0	0	0	156,721	0.6	0.10
Net Cash Flow	$10,871,449	$12,336,364	$12,872,742	$13,108,746	$12,069,325	49.0%	$7.70

NOI DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.71x
NCF DSCR(4)	2.33x	2.65x	2.76x	2.81x	2.59x
NOI DY(4)	8.2%	9.3%	9.8%	9.9%	9.6%
NCF DY(4)	8.2%	9.3%	9.8%	9.9%	9.1%

(1)	The 2014 Base Rent and NOI increase is due to rent bumps. In particular Kmart rent increased by $588,665 and Raymour and Flanigan by $985,188.

(2)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $491,029.

(3)	The underwritten economic vacancy is 5.0%. The Rentar Plaza Property was 100.0% occupied as of August 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Rentar Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

Appraisal. As of the appraisal valuation date of July 19, 2016, the Rentar Plaza Property had an “as-is” appraised value of $300,000,000 and a land value of $96,000,000.

Environmental Matters. According to a Phase I environmental assessment dated July 19, 2016, there was no evidence of any recognized environmental conditions at the Rentar Plaza Property. The report identified the historical use of three 20,000-gallon fuel oil underground storage tank (“UST”) systems and a 6,000-gallon diesel fuel UST system located under an asphalt parking lot on the north side of the main building. These USTs were taken out of service and sealed in 1998. In addition, the report identified a 5,000-gallon fuel oil UST system that had been located on the south side of the out-building and was removed in 2002. In lieu of additional subsurface investigation, the lender required the borrower to maintain a $10 million environmental liability policy. The pollution legal liability policy in place expires August 30, 2026, contains an optional three year extended reporting period tail and has a $50,000 deductible. The insurance provider is Steadfast Insurance Company, which has an A.M. Best rating of A+ XV and an S&P rating of “AA-”.

Market Overview and Competition. The Rentar Plaza Property is located in Middle Village, Queens County, New York, which is approximately 5.2 miles southeast of Midtown Manhattan. Middle Village is mostly comprised of residential developments that range from one and two-family homes to mid-rise multifamily developments. The Rentar Plaza Property is situated along Metropolitan Avenue, which is home to a mixture of retail and commercial properties. To the east and west of the Rentar Plaza Property are retail and commercial properties and directly across Metropolitan Avenue is a cemetery. The Rentar Plaza Property is accessible from Manhattan, Eastern Long Island and Brooklyn. By car, the subject is accessible by the Long Island Expressway and Woodhaven Boulevard. Bus service is provided along Metropolitan Avenue, and a subway stop is located one block east of the Rentar Plaza Property. LaGuardia Airport is also located to the north of the Rentar Plaza Property in Queens, and JFK International Airport is located to the southeast, also in Queens. According to the appraisal, the 2016 estimated population of Middle Village is 37,246, with an estimated average household income of $90,610.

According to a third party market research report, the Rentar Plaza Property is situated within the Central Queens industrial/retail submarket of the Long Island market. According to a third party market research report, as of mid-year 2016, the industrial submarket contained a total office inventory of approximately 20.4 million square feet, overall vacancy rate of 2.2% and average asking rent of $16.30 per square feet on a triple net basis. According to a third party market research report, as of mid-year 2016, the retail submarket contained a total retail inventory of approximately 13.7 million square feet, overall vacancy rate of 2.8% and average asking rent of $38.76 per square foot, on a triple net basis. The Rentar Plaza Property’s average underwritten rent for the big box retail tenants of $12.20 per square foot is below the appraiser’s concluded anchor rent for comparable properties of $35.00 per square foot on a triple net and modified gross basis. The Rentar Plaza Property’s average underwritten rent for the industrial tenants of $9.63 per square foot is below the appraiser’s concluded anchor rent for comparable properties which ranged from $16.00 to $23.00 per square foot on a triple net basis for large to small industrial spaces respectively.

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
58-94 54th Street, Flushing	1920	1	17,000	100%	1.8 miles	Continental Auto Parts	May 2016 / NAV	17,000	$20.00	NNN
200 Stewart Avenue, Brooklyn	1959	1	32,000	100%	2.1 miles	Guan Mushroom	Dec 2015 / NAV	32,000	$20.00	NNN
39-34 43rd Street, LIC	1972/1998	2	98,000	100%	3.6 miles	Neiman Marcus	Aug 2015 / NAV	53,000	$18.00	Modified Gross
30-30 47th Avenue, LIC	1926/1996	10	1,083,560	72%	3.8 miles	Listing	Listing	62,044	$26.00	Modified Gross
17-17 Troutman St., Ridgewood	1949	3	425,925	82%	1.8 miles	Listing	Listing	75,000	$18.00	Modified Gross
600 Flushing Avenue, Brookyln	1930/2004-2007	8	600,000	22%	3.4 miles	Listing	Listing	600,000	$24.00	NNN

(1)	Information obtained from the appraisal and other third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

The following table presents certain information relating to comparable retail properties for the Rentar Plaza Property:

Comparable Retail Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
445 Albee Square Brooklyn, NY	2016 U/C	4	675,000	84% leased	5.7 miles	Century 21	Jul 2015 / NAV	108,885	$27.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Burlington Coat Factory	Jul 2015 / NAV	75,000	$35.00	NNN
501 Gateway Drive, Brooklyn, NY	2014	1	602,064	100%	6.1 miles	Shop Rite	Jul 2014 / NAV	90,000	$28.00	NNN
184 West 237th Street, Bronx, NY	2015	1	120,860	100%	15.4 miles	BJ’s Wholesale Club	Aug 2013 / NAV	120,860	$40.00	NNN
517 E 117th Street, New York, NY	2009	5	500,000	98%	9.4 miles	Listing	Listing	55,000	$40.00	Sublease
165-40 Baisley Blvd, Jamaica, NY	1962	2	255,978	56%	9.2 miles	Listing	Listing	60,000	$35.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Vertical Industrial Park Associates, a Limited Partnership, a New York limited partnership and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rentar Plaza Whole Loan. Dennis Ratner and Felice Bassin, the indirect owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the Rentar Plaza Whole Loan.

The Sponsors. The sponsors are Dennis Ratner and Felice Bassin, who are the Co-Presidents of Rentar Development Corporation (“RDC”), a fully integrated management and development company. Since the mid-1960s, RDC has developed and managed over three million square feet of industrial and retail space and over one million square feet of condominiums and high end single family homes, mainly in the New York City area. In addition to the Rentar Plaza Property, RDC’s commercial & industrial properties include the Flatlands Industrial Park, New York City’s first industrial park. The Flatlands Industrial Park was developed in stages on 100 acres of raw land in Brooklyn, New York. RDC’s current portfolio of Flatlands buildings includes approximately 1.2 million square feet of warehouse space.

Escrows. The loan documents provide for upfront reserves in the amount of $1,311,902 for real estate taxes and $230,316 for insurance premiums. The loan documents also require monthly deposits of $437,301 for real estate taxes, $13,060 for replacement reserves and $32,650 for TI/LC. The loan documents do not require monthly escrows for insurance provided that the borrower deposits and maintains an amount equal to four months’ worth of such deposits; and (i) no event of default has occurred and is continuing; (ii) insurance is provided via one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums. In addition, following the occurrence of a Primary Tenant Event (as defined below), the loan documents require monthly deposits of an amount equal to one-sixth of the annual base rent payable by the applicable Primary Tenant(s) (as defined below) until such time as either (i) a Primary Tenant Event Cure (as defined below) has occurred or (ii) an amount equal to the annual base rent for the applicable Primary Tenant(s) has been deposited.

A “Primary Tenant Event” will commence (i) upon the date that is 12 months prior to the expiration date of any Primary Tenant lease unless such Primary Tenant lease has been extended; (ii) upon the latest date on which a Primary Tenant must exercise any renewal option available under a Primary Tenant lease if such date is earlier than the date that is 12 months prior to the expiration of such Primary Tenant lease; (iii) if any Primary Tenant gives notice of its intention to terminate its lease; (iv) if a Primary Tenant becomes the subject of a bankruptcy action; (v) if Kmart “goes dark” at its demised space; or (vi) a monetary or material non-monetary default has occurred under a Primary Tenant lease but subject to applicable notice and grace periods; provided, however, the lender acknowledges that the current dispute between Kmart and the borrower concerning responsibility to fix damage to the vermaport is not a material non-monetary default under a Primary Tenant lease.

A “Primary Tenant Event Cure” of a Primary Tenant Event will occur if a Primary Tenant Replacement Event (as defined below) has occurred; and with respect to clause (i), (ii) or (iii), if the borrower has deposited an amount equal to one year of base rent under the applicable Primary Tenant lease; or with respect to clause (iv), if the bankruptcy action of the Primary Tenant is dismissed and the Primary Tenant lease is affirmed; with respect to clause (v), if the Primary Tenant re-opens for business for a continuous period of not less than three months; or with respect to clause (vi), if the default under the Primary Tenant lease is cured.

A “Primary Tenant Replacement Event” means the termination of any Primary Tenant lease and the borrower entering into one or more new leases for all or substantially all of such Primary Tenant premises with acceptable replacement tenants and upon such terms and conditions as are reasonably acceptable to the lender in all material respects.

A “Primary Tenant” means initially any of New York City Department of Transportation, New York City Office of General Services, Middle Village, Kmart, and, thereafter, any acceptable replacement tenant occupying all or substantially all of the respective Primary Tenant premises.

Lockbox and Cash Management. The Rentar Plaza Whole Loan requires a lender-controlled lockbox account, which is already in place, and springing cash management. The Rentar Plaza Whole Loan requires all rents to be deposited directly by tenants of the Rentar Plaza Property into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENTAR PLAZA

the lockbox account will be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents which remains uncured after notice and the expiration of any applicable grace period, and (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Management Period will end with respect to clause (ii) above, if for six consecutive months following the commencement of the existing Cash Management Period (a) no event of default has occurred; (b) no event that would trigger another Cash Management Period has occurred; and (c) the debt service coverage ratio is at least 1.15x.

Property Management. The Rentar Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Rentar Plaza Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any Rentar Plaza Companion Loans with respect to the ratings of such securities.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rentar Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

909 POYDRAS STREET

Floor								SF
37	Vacant 5,999 SF							5,999
36	Kean Miller 13,875 SF 10/2028							13,875
35	Niles, Bourque & Fontana, LLC 12,866 SF 10/2017							12,866
34	Kean Miller 16,731 SF 10/2028							16,731
33	Stone Pigman Walther Wittmann 17,119 SF 10/2032							17,119
32	Stone Pigman Walther Wittmann 17,119 SF 10/2032							17,119
31	PricewaterhouseCoopers LLP 7,851 SF 4/2025	Stone Pigman Walther Wittmann 8,510 SF 10/2032						16,361
30	Chartis Claims, Inc. 6,473 SF 12/2017	Chartis Claims, Inc. 6,668 SF 12/2017	Vacant 6,452 SF					19,593
29	KPMG, LLP 11,974 SF 5/2021	Vacant 3,110 SF	Glago Law Firm / Klotz & Early 5,152 SF 7/2018					20,236
28	Sher Garner Cahill Richter 11,426 SF 12/2027	Vacant 8,984 SF						20,410
27	Sher Garner Cahill Richter 20,766 SF 12/2027							20,766
26	Sullivan Stolier Knight LC 10,015 SF 7/2018	Evangeline 2,684 SF 4/2020	Vacant 2,026 SF	Alliant Insurance 3,877 SF 2/2022	Vacant 1,251 SF			20,280
25	Stanley, Flanagan & Reuter, LLC 12,451 SF 4/2018	Stanley, Flanagan & 4,116 SF 4/2018	Iris Data 2,893 SF 1/2020					19,460
24	Barrasso Usdin Kupperman etal 18,377 SF 12/2019	Barrass 1,400 SF 12/2019						20,042
23	Milling Benson Woodward, LLP 9,818 SF 2/2019	Barrasso Usdin Kupperman etal 8,815 SF 12/2019						18,633
22	Marigny Capital Services 4,148 SF 10/2021	Marigny Capital Services, LLC 7,088 SF 10/2021	Vacant 3,341 SF	First 2,392 SF 4/2020	John 1,866 SF 3/2020	Mari 817 SF 10/2021		19,652
21	Vacant 2,302 SF	Vacant 1,327 SF	Moses Engineers, Inc. 9,839 SF 6/2017	Building 2,370 SF 8/2016	Goldenberg 1,963 SF 3/2018	Vacant 629 SF	Morris Bart, 2,041 SF 10/2016	19,842
20	Vacant 20,263 SF							20,263
19	Blanchard and Company, Inc. 20,282 SF 9/2023							20,282
18	Garrison Yount Forte & 5,088 SF 8/2017	Garriso 1,273 SF 8/2017	Hertz - 1,856 SF 12/2050	Vacant 4,041 SF	Bland & Partners, PLLC 5,424 SF 10/2021	Vacant 1,444 SF		19,126
17	First Bank and Trust 13,117 SF 3/2026	First Bank 2,015 SF 3/2026	First Bank and 2,675 SF 3/2026	First Bank and 2,422 SF 3/2026				20,229
16	Schonekas Evans McGoey McEachi 10,965 SF 2/2023	BOI 1,013 SF 11/2020	Alvendia, Kelly & Demarest, LLC 5,550 SF 6/2020	Alven 1,008 SF 6/2020	Tidewat 1,459 SF 1/2018			19,995
15	Breazeale, Sachase & Wilson, LLP 8,620 SF 8/2018	Vacant 4,043 SF	Breazeale, Sachse & 3,389 SF 8/2018	Coker & 2,019 SF 6/2018	Breazeale, 1,974 SF 8/2018			20,045
14	Middleberg 10,479 SF 10/2021	Resolvit, LLC 3,363 SF 9/2020	Vacant 5,598 SF					19,440
13	Raymond James & Associates 13,036 SF 12/2019	Vacant 1,250 SF	Vacant 2,446 SF	Vacant 3,0376 SF				19,769
12	Jacobs Engineering Group, Inc. 13,115 SF 11/2016	Vacant 3,211 SF	CSRS, 1,437 SF 11/2016	Weiler & Rees, 2,519 SF 2/2017				20,282
11	Varadi Hair & Checki LLC 5,523 SF 10/2023	Vacant 4,388 SF	Vacant 3,475 SF	Robert Half International, 4,701 SF 5/2021	Vacant 1,776 SF	Vanir 1,815 SF 11/2018	Vacant 1,000 SF	19,203
10	McCranie Sistrunk Anzelmo etal 14,490 SF 7/2024	Vacant 4,854 SF	Vacant 888 SF					20,232
01	Blanc 1,071 SF 9/2023							24,149
01	First Bank and Trust 10,188 SF 3/2026	City Greens 2,130 SF 8/2019	Blanch 1,191 SF 9/2023	Blanchard and 3,310 SF 9/2023	Vacant 9,337 SF			26,236

Vacant | Building | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

10
Louis Armstrong New Orleans Intl. Airport 13 miles
Bolivar
Gravier
S. Roman
S. Derbigny
Palmyra
Cleveland
Canal
Mid-City
N. Roman
Iberville
Bienville
N. Derbigny
Earhart Blvd
S. Claiborne
N. Claiborne
10
BUS 90
Clara
NOPSI
LOUISIANA STATE UNIV. SCHOOL OF MEDICINE
VA New Orleans Medical Center
1615 Poydras
S. Robertson
1555 Poydras
Freret
1515 Poydras
LaSalle
Holiday Inn New Orleans
1430 Tulane
Tulane
Tulane University Medical Center
Tulane Cancer Center
Tulane School of Social Work
Hotel 504
Joy Theater
Tulane Deming Pavilion
STREETCAR LINE
Robertson
Iberville
Villere
Marais
Treme
Crozat
Storyville
Conti
Smoothie King Center
Mercedes-Benz Superdome
Poydras
Perdido
Gravier
New Orleans Public Library
DUNCAN PLAZA
City Hall
LaSalle
CNG Tower
CHAMPIONS SQUARE
New Orleans Center
AMOCO
1340 Poydras
Wells Fargo
Hyatt Regency New Orleans
Loyola
Holiday Inn
Basin
Saenger Theatre
Rampart
1010 Common
University Pl.
NEW ORLEANS
925 Common
Fairmont Hotel
Burgundy
The Ritz-Carlton
Holiday Inn French Quarter-Chateau Lemoyne
Prince Conti Hotel
Girod
US Post Office Main Branch
One Poydras Plaza
STREETCAR LINE
Energy Centre
Rampart
Aloft New Orleans
225 Baronne
305 Baronne
FNBC Bldg.
Dauphine
Union Station
Loyola
O'Keefe
Penn
Homestead Savings
Cotton Exchange
Hyatt French Quarter
Bourbon
Royal Sonesta New Orleans
909 Poydras
909 Poydras Street
New Orleans, LA 70112
Le Pavillon Hotel
L&B Bldg.
Crowne Plaza New Orleans
Old Absinthe House
Court of Appeals and State Supreme Court
Baronne
South Center Bell Bldg.
Factors Row
Bank One Center
Regions Bank
Central Business District
Carondelet
One Shell Square
321 St. Charles Bldg.
Whitney Bank
JW Marriott
Royal
Wyndham New Orleans French Qtr.
Exchange Place
Clio
BUS 90
Baronne
STREETCAR LINE
Gallier Hall
Girod
Inter Continental Hotel
International House Hotel
Quarter House
Charters
Napoleon House
Howard
Carondelet
Julia
St. Charles
Poydras Center
Pan American Life Center
Gravier
Common
Sheraton Hotel
Marriott Hotel
French Quarter
Decatur
House of Blues New Orleans
Lafayette Square
Camp
U.S. Court House
Best Western St. Christopher
Audubon Butterfly Garden and Insectarium
N. Peters
Jackson Square
St. Patrick's Church
500 Poydras
Magazine
St. James Hotel
5th Circuit Court of Appeals
Hale Boggs Fed. Bldg.
Texaco Center
Poydras
Double Tree Hotel
The Shops at Canal Place
Tchoupitoulas
Windsor Court Hotel
Le Méridien New Orleans
Canal
Woldenberg Riverfront Park
Piazza d'Italia
Harrah's Casino
S. Peters
512 S. Peters
Audubon Aquarium of the Americas
Girod
World Trade Center
Spanish Plaza
Canal Street Wharf
CANAL STREET FERRY
Notre Dame
Fulton
Julia
Hilton Hotel
STREETCAR LINE
S. Peters
Convention Ctr. Blvd.
Mississippi River
Riverwalk Marketplace
Fulton
Riverwalk, Convention Ctr.
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Gretna
Terrytown
Harvey
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Lakeview
Gentilly
Bywater
Arabi
Chalmette
French Quarter
Downtown
Algiers
Uptown
Garden District
Audubon
Little Woods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 909 Poydras

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$45,500,000			Specific Property Type:	CBD
Cut-off Date Balance:	$45,446,730			Location:	New Orleans, LA
% of Initial Pool Balance:	6.0%			Size:	545,157 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(2):	$83.36
Borrower Name:	Hertz 909 Poydras, LLC			Year Built/Renovated:	1986/2015
Sponsors:	William Z. Hertz; Isaac Hertz; Sarah Rachel Gordon			Title Vesting:	Fee
Mortgage Rate:	4.4615%			Property Manager:	Self-managed
Note Date:	August 23, 2016			4th Most Recent Occupancy (As of):	77.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.5% (12/31/2013)
Maturity Date:	September 5, 2026			2nd Most Recent Occupancy (As of):	81.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	79.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	80.8% (8/29/2016)
Seasoning:	1 months
Amortization Term (Original)(1):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,605,464 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$3,871,590 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$4,423,556 (12/31/2015)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$4,217,349 (TTM 5/31/2016)
Additional Debt Type(2):	Mezzanine
				U/W Revenues:	$9,061,816
				U/W Expenses:	$4,372,519
				U/W NOI:	$4,689,297
Escrows and Reserves(3):				U/W NCF:	$4,062,366
				U/W NOI DSCR(1)(2):	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(2):	1.52x
Taxes	$661,595	$73,511	NAP	U/W NOI Debt Yield(2):	10.3%
Insurance	$205,370	$41,074	NAP	U/W NCF Debt Yield(2):	8.9%
Replacement Reserves	$1,428,000	$6,814	NAP	Hypothetical Appraised Value(4):	$74,300,000
TI/LC Reserve	$2,000,000	Springing	NAP	Hypothetical Appraisal Valuation Date:	July 27,2016
Specific TI/LC Reserve	$4,820,339	NAP	NAP	Cut-off Date LTV Ratio(2)(4):	61.2%
Free Rent Reserve	$1,182,407	NAP	NAP	LTV Ratio at Maturity or ARD(2)(4):	50.6%

(1)	The 909 Poydras Mortgage Loan amortizes based on a specific amortization schedule provided in Annex A-4 of the Preliminary Prospectus.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $4,500,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the 909 Poydras Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the 909 Poydras Mortgage Loan and the mezzanine indebtedness were $91.61, 1.24x, 8.1%, 67.2% and 55.6%, respectively.
(3)	See “Escrows” section.
(4)	See “Appraisal” section. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are 62.2% and 51.4%, respectively

The Mortgage Loan. The mortgage loan (the “909 Poydras Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a class A office tower located in New Orleans, Louisiana (the “909 Poydras Property”). The 909 Poydras Mortgage Loan was originated on August 23, 2016 by Natixis Real Estate Capital LLC. The 909 Poydras Mortgage Loan had an original principal balance of $45,500,000, has an outstanding principal balance as of the Cut-off Date of $45,446,730 and accrues interest at an interest rate of 4.4615% per annum. The 909 Poydras Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires payments of principal and interest based on a specific amortization schedule provided in Annex A-4 of the Preliminary Prospectus. The 909 Poydras Mortgage Loan matures on September 5, 2026.

Following the lockout period, the borrower has the right to defease the 909 Poydras Mortgage Loan in whole or in part on any date before June 5, 2026. In addition, the 909 Poydras Mortgage Loan is prepayable without penalty on or after June 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

Sources and Uses

Sources			Uses
Original loan amount	$45,500,000	91.0%	Loan payoff(1)	$34,165,676	68.3%
Mezzanine loan	$4,500,000	9.0	Reserves	10,297,712	20.6
			Closing costs	678,093	1.4
			Return of equity	4,858,519	9.7
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	The 909 Poydras Property was previously securitized in the CGCMT 2006-C5 transaction.

The Property. The 909 Poydras Property is a 545,157 square foot, 36-story, class A, multi-tenant office tower located on 0.7 acres in the central business district of New Orleans, Louisiana. The 909 Poydras Property is known as the First Bank and Trust Tower in the New Orleans market. Built in 1986, most of the 909 Poydras Property was renovated in 2014 and 2015 including lobby renovations and partial elevator upgrades. At origination, the borrower deposited $1,428,000 in the replacement reserve to finish the elevator upgrades. The property offers panoramic views of the Mississippi River, French Quarter and New Orleans skyline. The 909 Poydras Property contains a 520 space parking garage on the 2nd through 9th floors, accessible via elevator to the ground floor lobby, resulting in a parking ratio of approximately 1.0 spaces per 1,000 square feet of rentable area. Other building amenities include 24-hour security, on-site management office, on-site banking, sundry store, large building conference facility and on-site restaurant - City Greens.

As of August 29, 2016, the 909 Poydras Property was 80.8% leased to 45 tenants and 73.0% occupied. Major tenants include: Stone Pigman Walther Wittmann LLC, which recently executed a lease for 42,748 square feet (7.8% of net rentable area); is expected to take occupancy by August 1, 2017; and commence paying rent on November 1, 2017. Approximately 40.0% of the tenants have been in occupancy at the 909 Poydras Property since 2007.

The following table presents certain information relating to the tenancies at the 909 Poydras Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration Date

Major Tenants
Stone Pigman Walther Wittmann LLC(2)	NR/NR/NR	42,748	7.8%	$19.00	$812,212	10.2%	10/31/2032(3)(4)
Sher Garner Cahill Richter Klain McAlister & Hilbert LLC	NR/NR/NR	32,192	5.9%	$16.03	$516,002	6.5%	12/31/2027
Kean Miller LLP	NR/NR/NR	30,606	5.6%	$20.00	$612,120	7.7%	10/31/2028(5)
First Bank and Trust	NR/NR/NR	30,417	5.6%	$16.75	$509,485	6.4%	3/31/2026(6)
Barrasso, Usdin, Kupperman, Freeman & Sarver LLC	NR/NR/NR	28,592	5.2%	$18.45	$527,425	6.7%	12/31/2019(7)
Total Anchor Tenants		164,555	30.2%	$18.09	$2,977,244	37.5%

Non-Major Tenants		276,012	50.6%	$17.95	$4,953,912	62.5%

Occupied Collateral Total		440,567	80.8%	$18.00	$7,931,156	100.0%

Vacant Space		104,590	19.2%

Collateral Total		545,157	100.0%

(1)	The U/W Base Rent includes contractual rent steps through August 31, 2017, totaling $297,882.
(2)	Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) and is expected to take occupancy by August 1, 2017. At origination, the borrower deposited $3,752,817 for TI/LC and $1,061,761 for rent concessions for Stone Pigman Walther Wittmann LLC.
(3)	Stone Pigman Walther Wittmann LLC has either two five-year lease renewal options or one 10-year lease renewal option.
(4)	Stone, Pigman, Walther Wittmann LLC has a one-time option to terminate up to 20.0% of its space, as of February 28, 2025, upon six months written notice and the payment of a termination fee.
(5)	Kean Miller LLP has two five-year lease renewal options.
(6)	First Bank and Trust has one five-year lease renewal option.
(7)	Barrasso, Usdin, Kupperman, Freeman & Sarver LLC has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

The following table presents certain information relating to the lease rollover schedule at the 909 Poydras Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	2	14,552	2.7%	14,552	2.7%	$269,212	3.4%	$18.50
2017	7	44,726	8.2%	59,278	10.9%	$757,200	9.5%	$16.93
2018	11	52,973	9.7%	112,251	20.6%	$970,563	12.2%	$18.32
2019	7	53,841	9.9%	166,092	30.5%	$1,008,909	12.7%	$18.74
2020	9	20,849	3.8%	186,941	34.3%	$385,629	4.9%	$18.50
2021	8	48,754	8.9%	235,695	43.2%	$892,385	11.3%	$18.30
2022	0	0	0.0%	235,695	43.2%	$0	0.0%	$0.00
2023	6	42,342	7.8%	278,037	51.0%	$708,215	8.9%	$16.73
2024	1	14,490	2.7%	292,527	53.7%	$246,330	3.1%	$17.00
2025	1	7,851	1.4%	300,378	55.1%	$143,281	1.8%	$18.25
2026	5	30,417	5.6%	330,795	60.7%	$509,485	6.4%	$16.75
Thereafter	9	109,772	20.1%	440,567	80.8%	$2,039,946	25.7%	$18.58
Vacant	0	104,590	19.2%	545,157	100.0%	$0	0.0%	$0.00
Total/Weighted Average	66(4)	545,157	100.0%			$7,931,156	100.0%	$18.00

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Multiple tenants operate under more than one lease. There are 45 tenants subject to 66 leases.

The following table presents historical occupancy percentages at the 909 Poydras Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/29/2016(2)
77.4%	81.5%	81.4%	79.9%	80.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. As of August 29, 2016, the 909 Poydras Property was 80.8% leased and 73.0% occupied. Stone Pigman Walther Wittmann LLC recently executed a lease for 42,748 square feet (7.8% of net rentable area) is expected to take occupancy by August 1, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 909 Poydras Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,213,771	$7,543,189	$7,579,407	$7,528,294	$7,931,156 (1)	87.5%	$14.55
Grossed Up Vacant Space	0	0	0	0	1,909,879	21.1	3.50
Total Reimbursables	1,002,484	1,109,453	1,313,773	1,201,072	1,060,657	11.7	1.95
Other Income	171,061	112,625	65,659	73,507	70,003	0.8	0.13
Less Free Rent	(564,569)	(396,775)	(170,146)	(151,422)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(1,909,879)(2)	(21.1)	(3.50)
Effective Gross Income	$7,822,747	$8,368,492	$8,788,693	$8,651,451	$9,061,816	100.0%	$16.62

Total Operating Expenses	$4,217,283	$4,496,902	$4,365,137	$4,434,102	$4,372,519	48.3%	$8.02

Net Operating Income	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,689,296	51.7%	$8.60
TI/LC	0	0	0	0	545,157	6.0	1.00
Capital Expenditures	0	0	0	0	81,774	0.9	0.15
Net Cash Flow	$3,605,464	$3,871,590	$4,423,556	$4,217,349	$4,062,366	44.8%	$7.45

NOI DSCR	1.35x	1.45x	1.66x	1.58x	1.76x
NCF DSCR	1.35x	1.45x	1.66x	1.58x	1.52x
NOI DY	7.9%	8.5%	9.7%	9.3%	10.3%
NCF DY	7.9%	8.5%	9.7%	9.3%	8.9%

(1)	U/W Base Rent includes contractual rent steps through August 31, 2017, totalling $297,882.
(2)	The underwritten economic vacancy is 17.4%. The 909 Poydras Property was 80.8% leased and 73.0% occupied as of August 29, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

Appraisal. As of the appraisal valuation date of July 27, 2016, the 909 Poydras Property had an “as-is” appraised value of $73,100,000, a hypothetical appraised value of $74,300,000 assuming the Stone Pigman Walther Wittman LLC lease is in place and an as-stabilized value of $79,600,000 assuming a stabilized occupancy of 90.0%, as of July 27, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated August 1, 2016, there was no evidence of any recognized environmental conditions at the 909 Poydras Property.

Market Overview and Competition. The 909 Poydras Property is located in the New Orleans central business district, within walking distance of many demand drivers, including the French Quarter, Mercedes-Benz Superdome, Smoothie King Center (the NBA’s New Orleans Pelicans home court), the Port of New Orleans and four casinos. Additionally, the property is in close proximity to the Federal Court House, the Circuit Court of Appeals, New Orleans City Hall, the Orleans Parish Civil Court and Lafayette Square. Access to the 909 Poydras Property is provided by Poydras Street, O’Keefe Avenue and Penn Street. US Highway 90 is located approximately 0.7 miles south of the 909 Poydras Property and provides regional access, as well as direct access to Interstate 10. The property is also in close proximity to major public transportation lines (bus and street car) including the St. Charles at Poydras Station and Poydras Station, which are located three blocks and nine blocks east, respectively. Additionally, the 909 Poydras Property is located approximately 15.8 miles east of Louis Armstrong New Orleans International Airport and approximately 3.8 miles east of Tulane University.

According to the appraisal, the 909 Poydras Property is located in the New Orleans/Metairie/Kenner office market, located along the bank of the Mississippi River, and home to several multi-national companies, including those related to energy, healthcare, education, leisure and government services industries. Top employers in the New Orleans/Metairie/Kenner office market include the Naval Air Station Joint Reserve Base New Orleans, Louisiana State University Health, Northrop Grumman, Ochsner Clinic Foundation, Charity Hospital of Louisiana, Medical Center – Louisiana New Orleans, University Hospital, and Tulane University. According to the appraisal, as of the second quarter of 2016, the New Orleans/Metairie/Kenner class A office market contained a total inventory of approximately 12.2 million square feet, overall vacancy rate of 8.6% and average asking rent of $18.96 per square foot on a gross basis. In addition, the New Orleans/Metairie/Kenner class A office market experienced net absorption of approximately negative 1,700 square feet in the second quarter 2016.

The following table presents certain information relating to comparable office properties for the 909 Poydras Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Freeport McMoRan Building, 1615 Poydras Street, New Orleans, LA	1984/2006	23	507,737	96.0%	0.5 miles	Chapterspot	April 2015 / 5 Yrs	4,154	$17.00	Full Service
1555 Poydras Street, New Orleans, LA	1981/NAV	22	467,671	79.0%	0.4 miles	AECOM	March 2013 / 5 Yrs	3,833	$17.94	Full Service
Poydras Center, 650 Poydras Street, New Orleans, LA	1983/NAV	28	453,255	90.0%	0.3 miles	Wilson Eisner	July 2016 / 5 Yrs	3,988	$18.50	Full Service
400 Poydras Tower, 400 Poydras Street, New Orleans, LA	1983/NAV	33	599,406	82.0%	0.3 miles	Lewis Brisbois Bisgaard	May 2015 / 5 Yrs	5,023	$18.83	Full Service
1250 Poydras and 639 Loyola Office Towers, 1250 Poydras Street and 639 Loyola Avenue, New Orleans, LA	1978/2007	24	946,340	96.0%	0.2 miles	Confidential	Jan2016 / 3 Yrs	969	$19.50	Base Year Stop
1515 Poydras Street, New Orleans, LA	1983/NAV	27	529,474	80.0%	0.4 miles	Undisclosed	May 2016 / 1 Yr	2,309	$17.50	Full Service
Energy Centre, 1100 Poydras Street, New Orleans, LA	1984/NAV	39	757,275	91.0%	0.1 miles	Undisclosed	June 2016 / 5 Yrs	3,124	$19.50	Full Service
One Shell Square, 701 Poydras Street, New Orleans, LA	1972/2015	51	1,249,500	97.0%	0.1 miles	Undisclosed	July 2015 / 3 Yrs	2,085	$19.75	Full Service

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Hertz 909 Poydras, LLC, a Delaware limited liability company and single purpose entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Poydras Mortgage Loan. William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon, the direct owners of the borrower, are the guarantors of certain nonrecourse carve-outs under the 909 Poydras Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

909 POYDRAS

The Sponsors. The sponsors are William Z. Hertz, Isaac Hertz and Sarah Rachel Gordon, who are the principals of the Hertz Investment Group. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1977 by Judah Hertz, the company has grown to own and manage approximately 19.8 million square feet of commercial real estate. In addition to the 909 Poydras Property, the Hertz Investment Group currently owns four other assets on Poydras Street in New Orleans (650 Poydras, 400 Poydras, 1100 Poydras and 701 Poydras). The five assets total approximately 3.6 million square feet within the New Orleans central business district. The sponsors have previously been involved in eight defaulted loans that were resolved via discounted pay off, deed-in-lieu of foreclosure, friendly foreclosure or are currently being worked out. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of: $661,595 for real estate taxes; $205,370 for insurance premiums; $1,428,000 for replacement reserves related to elevators upgrades; $2,000,000 for TI/LC; $4,820,339 for specific tenant TI/LC ($3,752,817 for Stone Pigman Walther Wittmann LLC); and $1,182,407 for free rent ($1,061,761 for Stone Pigman Walther Wittmann LLC). Additionally, the loan documents require monthly deposits of $73,511 for real estate taxes, $41,074 for insurance premiums and $6,814 for replacement reserves. If, at any time during the 909 Poydras Mortgage Loan term, the balance of the TI/LC reserve falls below $1,000,000, the borrower is required to make a monthly deposit of $45,430 for the remainder of the 909 Poydras Mortgage Loan term.

Lockbox and Cash Management. The 909 Poydras Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the 909 Poydras Mortgage Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the combined debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or (iii) the occurrence of a 909 Poydras Mezzanine Loan default. A Cash Trap Period will end with respect to the clause (i) above, if the lender accepts a cure of the event of default giving rise to such Cash Trap Period (and no other Cash Trap Period is then continuing); with respect to clause (ii) above, if for six consecutive months since the commencement of the existing Cash Trap Period (A) no event of default has occurred, (B) no event that would trigger another Cash Trap Period has occurred, and (C) the combined debt service coverage ratio is at least equal to 1.05x; or with respect to the clause (iii) above, upon receipt of a 909 Poydras Mezzanine Loan default revocation notice.

Property Management. The 909 Poydras Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the 909 Poydras Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received rating agency confirmation from Fitch, Moody’s and Morningstar that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis Real Estate Capital LLC (in such capacity, the “909 Poydras Mezzanine Lender”) has originated a $4,500,000 mezzanine loan (the “909 Poydras Mezzanine Loan”) to an affiliate of the borrower. The 909 Poydras Mezzanine Loan is subject to an intercreditor agreement between the lender and the 909 Poydras Mezzanine Lender. The 909 Poydras Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The 909 Poydras Mezzanine Loan accrues interest at an interest rate of 12.000% per annum and requires payments of principal and interest based on a specific amortization schedule. The 909 Poydras Mezzanine Lender has the right to transfer its interest in the 909 Poydras Mezzanine Loan at its discretion.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 909 Poydras Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full insurable value of the 909 Poydras Property during the loan term. At the time of closing, the 909 Poydras Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

THE FALLS
SHOPPING CENTER

bloomingdales

American Girl
American Girl

L'OCCITANE

BROOKS BROTHERS

macy's

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

SW 92nd AVE.
THE FALLS
Macy's
Regal Cinemas
P.F. Chang's
Red Robin
American Girl
Bloomingdale's
TGI Friday's
BJ's Restaurant & Brewhouse
SW 136th ST. / HOWARD DR.
BRIO Tuscan Grille
Corner Bakery Cafe
The Fresh Market
US 1 / DIXIE HWY.
N

bloomingdale's

MICHAEL KORS
MICHAEL KORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The Falls
8888 Southwest 136th Street
Miami, FL 33176
Doral
Dolphin Mall
Miami Intl. Mall
Miami International Airport
Downtown Miami 3 miles
Dolphin Expwy
NW 12th St
NW 7th St
Fontainebleau Golf Course
Flagler Corporate Center
Mall of the Americas
Flagler Park Plaza
Flagler Dog Track
Flagami
W Flagler St
MIAMI
Little Havana
Florida International University
SW 8th St
Shenandoah
Tamiami
Tamiami Park
Fair & Expo Center
Coral Way
SW 16th St
SW 24th St
SW 32nd St
West Miami
Miami Children's Hospital
Coral Gables
Westchester
Westchester General Hospital
Miracle Center
Biltmore Golf Course
Village of Merrick Park
Coconut Grove
Coco Walk
SW 40th St
SW 42nd St
SW 48th St
SW 56th St
Bird Rd
Blue Rd
Doctors Hospital
University of Miami
Miami-Dade County Tropical Park
MIAMI-DADE COUNTY
Miccosukee Golf and Country Club
Sunset Dr
SW 72nd St
South Miami
South Miami Hospital
The Shops at Sunset Place
METRORAIL
Don Shula Expwy
Palmetto Expwy
Florida's Turnpike
Kendale Lakes
Kendall Village Center
Palms At Town & Country
Baptist Hospital of Miami
Dadeland Mall
Dadeland Plaza
SW 80th St
SW 88th St
Calusa Country Club
Shops of Kendall
Miami Dade College-Kendall Campus
Killian Greens Golf Club
Killian Dr
SW 104th St
Matheson Hammock Park
SW 112th St
Kendall
SW 120th St
Kendall-Tamiami Airport
Kendall Breeze Shopping Center
SW 128th St
Pinecrest
Florida State Preservation Area
Biscayne Bay
Fairchild Tropical Garden
SW 136th St
Chapman Field Park
SW 144th St
Deering Bay Country Club
Deerwood Town Center
SW 152nd St
Deering Estate
Palmetto Golf Course
Univ. of Miami South Campus
Richmond Hts.
Palmetto Bay
SW 168th St
Zoo Miami
S Dixie Hwy
Old Cutler Rd
SW 184th St
South Miami Heights
Quail Roost Dr
Caribbean Blvd
Cutler Bay
Southland Mall
SW 216th St
Goulds
Black Point Park
SW 232nd St
Princeton
Miramar
Miami Lakes
Miami Gardens
North Miami Beach
Aventura
Golden Glades
North Miami
Opa-Locka
Bal Harbour
Medley
Hialeah
Hialeah Gardens
MIAMI BEACH
Atlantic Ocean
Key Biscayne

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – The Falls

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/ Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$34,500,000			Specific Property Type:	Regional Lifestyle Center
Cut-off Date Balance(1):	$34,500,000			Location:	Miami, FL
% of Initial Pool Balance:	4.6%			Size:	839,507 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$178.68
Borrower Name:	The Falls Shopping Center Associates LLC			Year Built/Renovated:	1980/1996
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.450%			Property Manager:	Self-managed
Note Date:	August 15, 2016			4th Most Recent Occupancy (As of):	97.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.0% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of):	96.9% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	96.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	97.5% (6/30/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$18,042,239 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$18,192,092 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$18,760,813 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,892,960 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,057,960
				U/W Expenses:	$7,632,172
				U/W NOI:	$18,425,787
				U/W NCF:	$17,630,606
				U/W NOI DSCR(1):	3.51x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.36x
				U/W NOI Debt Yield(1):	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.8%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$305,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 14, 2016
Replacement Reserves	$0	Springing	$335,803	Cut-off Date LTV Ratio(1):	49.2%
TI/LC Reserve	$0	Springing	$2,098,768	LTV Ratio at Maturity or ARD(1):	49.2%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Falls Whole Loan.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Falls Mortgage Loan”) is part of a whole loan (“The Falls Whole Loan”) evidenced by four promissory notes (Note A-1, Note A-2, Note A-3 and Note A-4) secured by a first mortgage encumbering a regional lifestyle center located in Miami, Florida (“The Falls Property”). The Falls Whole Loan was co-originated on August 15, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”) and Goldman Sachs Mortgage Company. The Falls Whole Loan had an original principal balance of $150,000,000, has an outstanding principal balance as of the Cut-off Date of $150,000,000 and accrues interest at an interest rate of 3.450% per annum. The Falls Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Falls Whole Loan. The Falls Whole Loan matures on September 1, 2026.

The Falls Mortgage Loan, evidenced by the non-controlling Note A-2 and Note A-3, and which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $34,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $34,500,000. The controlling Note A-1 had an original principal balance of $45,500,000 and is currently held by UBS AG, New York Branch. The remaining non-controlling Note A-4 (together with Note A-1, “The Falls Companion Loans”) had an original principal balance of $70,000,000 and is currently held by Goldman Sachs Mortgage Company (see “Note Summary” below). The Falls Companion Loans are expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Falls Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$45,500,000	UBS AG, New York Branch	Yes
A-2	$19,500,000	WFCM 2016-NXS6	No
A-3	$15,000,000	WFCM 2016-NXS6	No
A-4	$70,000,000	Goldman Sachs Mortgage Company	No
Total	$150,000,000

Following the lockout period, the borrower has the right to defease The Falls Whole Loan in whole, but not in part, on any date on or before February 1, 2026. In addition, The Falls Whole Loan is prepayable without penalty after February 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$150,000,000	100.0%	Loan payoff	$102,791,929	68.5%
			Closing costs	983,418	0.7
			Return of equity	46,224,653	30.8
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

The Property. The Falls Property consists of the fee interest in an open-air, single-story, regional lifestyle center situated on a 61.6-acre site located in Miami, Florida. The Falls Property is located off US Highway 1 (Dixie Highway), approximately 2.8 miles east of the Florida Turnpike and approximately 13.0 miles southwest of the Miami central business district. Built in 1980, The Falls Property contains approximately 839,507 square feet of retail space and is considered one of the largest open-air shopping centers in the United States. The Falls Property contains covered walkways surrounded by a million-gallon waterscape and lush tropical foliage. Amenities at The Falls Property include mobile device charging stations, a Ticketmaster booth at guest services, valet parking and free Wi-Fi.

Anchor tenants at The Falls Property include Macy’s (230,000 square feet), Bloomingdale’s (225,000 square feet) and Regal Cinemas (12 screens). The collateral includes three ground lease outparcels, which are leased to The Fresh Market (21,720 square feet), Red Robin Gourmet Burgers (6,223 square feet), and Sun Bank of Miami, which represents one square foot of the net rentable area. The Falls Property features approximately 94 tenants, including a diverse mix of nationally recognized retailers such as American Girl, Love Culture, The Gap/Gap Kids, Apple Store, Express, Victoria’s Secret, Brooks Brothers, Hollister Co., Abercrombie & Fitch, American Eagle Outfitters, and Williams-Sonoma as well as several restaurants including BJ’s Restaurant and Brewhouse, P.F. Chang’s China Bistro, BRIO Tuscan Grille, and T.G.I. Fridays.

As of the trailing 12-month period ending June 2016, total reported sales were approximately $208.0 million. The Falls Property’s comparable inline sales (<10,000 square feet) are $617 per square foot, with an occupancy cost of 12.8%. As of the trailing 12-month period ending June 2016, Apple Store reported $4,432 sales per square foot and total sales of approximately $37.0 million. Excluding Apple Store, The Falls Property generated comparable inline sales of $460 per square foot, with occupancy costs of 17.3%.

The Falls Property has added nine new tenants in 2016 totaling 34,234 square feet, including Charming Charlie (3,974 square feet), Hanna Andersson (1,905 square feet) and Motherhood Maternity (1,633 square feet) that have executed leases, but have not yet opened for business or begun paying rent and A’Gaci (7,559 square feet), which has a lease out for signature. As of June 30, 2016, The Falls Property was approximately 97.5% leased including all anchor tenants, temporary tenants and tenants with executed leases or lease out for signature that are not yet open and operating. Excluding tenants that are not yet open for business, The Falls Property is 95.7% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents certain information relating to the tenancy at The Falls Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Regal Cinemas	B+/B1/B+	39,746	4.7%	$13.96	$554,854	3.4%	$495,336(4)	15.0%	1/31/2019(5)
Macy’s	NR/Baa2/BBB	230,000	27.4%	$2.28	$525,000	3.2%	$140	2.5%	7/31/2027(6)
Bloomingdale’s	NR/Baa2/BBB	225,000	26.8%	$0.00(7)	$0(7)	0.0%(7)	$92	1.2%	1/28/2022(8)
Total Anchor Tenants		494,746	58.9%	$2.18	$1,079,854	6.6%

Major Tenants (> 10,000 square feet)
American Girl	BBB+/Baa1/BBB	15,840	1.9%	$56.28	$891,475	5.5%	$455	12.0%	2/28/2023(9)
The Gap/Gap Kids	BB+/Baa2/BB+	11,365	1.4%	$45.00	$511,425	3.1%	$283	25.8%	1/31/2018
Love Culture	NR/NR/NR	12,152	1.4%	$26.41	$320,972	2.0%	$105	25.2%	6/30/2022
Total Major Tenants		39,357	4.7%	$43.80	$1,723,872	10.6%

Outparcel / Ground Lease / Non-Major Tenants(10)(11)		284,330	33.9%	$46.81	$13,487,118	82.8%

Occupied Collateral Total(10)		818,433	97.5%	$19.69	$16,290,844	100.0%

Vacant Space		21,074	2.5%

Collateral Total		839,507	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes base rent and contractual rent steps through April 2017 for non-investment grade tenants and August 2017 for investment-grade tenants totaling $217,973.

(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending June 30, 2016.

(4)	Regal Cinemas has 12 screens at The Falls Property, which results in sales of $495,336 per screen.

(5)	Regal Cinemas has one, five-year renewal option.

(6)	Macy’s has five, 10-year renewal options.

(7)	Bloomingdale’s pays percentage rent at 2.7% of sales, but only for sales above a $30.0 million breakpoint. Bloomingdale’s 2015 sales were $23,100,750.

(8)	Bloomingdale’s has the right to terminate its lease at any time with 18 months’ notice; provided, however, if the termination date falls within the period of October 1 of any year through February 1 of the following year, and Bloomingdale’s is open and operating on the foregoing October 1, then the termination date shall be extended to February 1 of such following year. Further, upon the date Bloomingdale’s exercises its right to terminate, it shall be released from the operating covenant and shall no longer be required to continuously operate all or any part of its premises. If Bloomingdale’s is no longer continuously operating, from the date of such closure and for the balance of the term, Bloomingdale’s is obligated to pay annual base rent ($300,000 annually prorated through the termination date) if they discontinue operations after giving notice of exercising its termination right.

(9)	American Girl has one, five-year renewal option.

(10)	Outparcel / Ground Lease / Non-Major Tenants Annual U/W Base Rent PSF and Occupied Collateral Total Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent and square footage is included in the Annual U/W Base Rent and Tenant NRSF. Sun Bank of Miami represents 1 square foot of the Tenant NRSF and Annual U/W Base Rent of $177,100.

(11)	Non-Major Tenants includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet), which has a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents certain information relating to the historical sales and occupancy costs at The Falls Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant	2013	2014	2015	TTM June 2016	TTM June 2016 Occupancy Cost

Anchors
Macy’s	$153	$146	$142	$140	2.5%
Bloomingdale’s	$129	$115	$103	$92	1.2%
Regal Cinemas(4)	$499,149	$469,077	$505,116	$495,336	15.0%

Top 15 Non-Anchor Tenants
American Girl	$803	$675	$526	$455	12.4%
Love Culture	$189	$130	$108	$105	25.2%
The Gap/Gap Kids	$408	$344	$290	$283	25.8%
Express	$359	$277	$276	$268	22.3%
Victoria’s Secret	$853	$772	$745	$723	12.9%
Brooks Brothers	$431	$416	$337	$290	20.5%
BJ’s Restaurant and Brewhouse	$642	$535	$558	$571	8.0%
Apple Store(5)	$5,361	$5,013	$4,553	$4,432	1.6%
P.F. Chang’s China Bistro	$836	$767	$781	$769	8.0%
BRIO Tuscan Grille	$705	$587	$592	$587	8.3%
T.G.I. Fridays	$506	$478	$475	$464	10.7%
Hollister Co.	$529	$434	$317	$276	25.5%
Abercrombie & Fitch	$591	$419	$317	$303	29.7%
American Eagle Outfitters(6)	NAV	$225	$265	$267	27.6%
Williams-Sonoma	$296	$295	$277	$276	23.4%

Total Comparable Inline	$700(7)	$666	$631	$617	12.8%

Total Comparable Inline (Excluding Apple)	$508(7)	$487	$469	$460	17.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on leased square footage during each given period as some tenants listed may have expanded or contracted their leased square footage during such given time period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales for three consecutive years.

(4)	Historical Sales (PSF) for Regal Cinemas reflect the sales per screen based on 12 screens.

(5)	A possible contributing factor to the drop in Sales PSF between 2014 to 2015 and 2015 to TTM June 2016 is a result of Apple Store amending its sales accounting methodology. Apple amended the way in which the company accounted for bulk purchases to resellers and ceased to report these bulk sales.

(6)	American Eagle Outfitters took occupancy of its space in 2014.

(7)	2013 Sales (PSF) excludes American Eagle Outfitters, Kay Jewelers and L’OCCITANE as they took occupancy of their space in 2014.

The following table presents certain information relating to the lease rollover schedule at The Falls Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	3	4,795	0.6%	4,795	0.6%	$317,249	1.9%	$66.16
2017	11	39,576	4.7%	44,371	5.3%	$2,020,023	12.4%	$51.04
2018	9	30,338	3.6%	74,709	8.9%	$1,627,043	10.0%	$53.63
2019	14	66,092	7.9%	140,801	16.8%	$1,923,999	11.8%	$29.11
2020	8	18,673	2.2%	159,474	19.0%	$1,116,523	6.9%	$50.31(5)
2021	2	2,386	0.3%	161,860	19.3%	$97,191	0.6%	$40.73
2022	15	294,276	35.1%	456,136	54.3%	$2,292,456	14.1%	$7.79
2023	11	48,381	5.8%	504,517	60.1%	$2,418,071	14.8%	$49.98
2024	8	29,682	3.5%	534,199	63.6%	$1,459,860	9.0%	$49.18
2025	3	10,921	1.3%	545,120	64.9%	$641,085	3.9%	$58.70
2026	3	10,366	1.2%	555,486	66.2%	$443,248	2.7%	$42.76
Thereafter	7	262,947	31.3%	818,433	97.5%	$1,934,096	11.9%	$7.36
Vacant	0	21,074	2.5%	839,507	100.0%	$0	0.0%	$0.00
Total/Weighted Average	94	839,507	100.0%			$16,290,844	100.0%	$19.69

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases or lease out for signature that have not yet commenced as of June 30, 2016.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Annual U/W Base Rent PSF excludes Sun Bank of Miami, which is subject to a ground lease; however, its rent is included in the Annual U/W Base Rent. Sun Bank of Miami represents 1 square foot of the Expiring NRSF and Annual U/W Base Rent of $177,100.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

The following table presents historical occupancy percentages at The Falls Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/30/2016(2)(3)
97.9%	98.0%	96.9%	96.8%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	6/30/2016 includes three tenants totaling 7,512 square feet (Charming Charlie: 3,974 square feet, Hanna Andersson: 1,905 square feet and Motherhood Maternity: 1,633 square feet) that have executed leases, but have not opened for business or begun paying rent and one tenant (A’Gaci: 7,559 square feet) with a lease out for signature. We cannot assure you that these four tenants will take occupancy or begin paying rent as anticipated. Occupancy excluding these four tenants is 95.7%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Falls Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$15,706,373	$15,680,772	$15,869,567	$16,137,986	$16,290,844	62.5%	$19.41
Grossed up Vacant Space	0	0	0	0	966,050	3.7	1.15
Straight Line Rent(2)	0	0	0	0	118,299	0.5	0.14
Percentage Rent(3)	639,974	574,971	528,048	409,738	133,861	0.5	0.16
Total Reimbursables	8,160,975	8,865,228	9,080,068	8,919,103	8,845,637	33.9	10.54
Other Income(4)	1,111,114	1,200,768	1,135,747	1,083,681	1,021,003	3.9	1.22
Less Vacancy & Credit Loss(5)	(4,771)	(15,498)	(21,281)	(172,862)	(1,317,735)	(5.1)	(1.57)
Effective Gross Income	$25,613,665	$26,306,241	$26,592,149	$26,377,646	$26,057,960	100.0%	$31.04

Total Operating Expenses	$7,571,426	$8,114,149	$7,831,336	$7,484,686	$7,632,172	29.3%	$9.09

Net Operating Income	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$18,425,787	70.7%	$21.95
TI/LC	0	0	0	0	618,885	2.4	0.74
Capital Expenditures	0	0	0	0	176,296	0.7	0.21
Net Cash Flow	$18,042,239	$18,192,092	$18,760,813	$18,892,960	$17,630,606	67.7%	$21.00

NOI DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.51x
NCF DSCR(6)	3.44x	3.47x	3.58x	3.60x	3.36x
NOI DY(6)	12.0%	12.1%	12.5%	12.6%	12.3%
NCF DY(6)	12.0%	12.1%	12.5%	12.6%	11.8%

(1)	U/W Base Rent includes rent steps through April 2017 for non-investment grade tenants and August 2017 for investment grade tenants totaling $217,973.

(2)	Straight Line Rent includes the present value of contractual rent steps for investment-grade tenants including American Girl ($72,533), AT&T Mobility ($6,757), Coach ($2,394), Haagen Dazs ($14,982), Origins ($12,656), Teavana ($2,054) and Starbucks Coffee Company ($6,924).

(3)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on sales for the trailing 12-month period ending June 2016.

(4)	Historical and TTM 5/31/2016 Other Income includes income from temporary tenant, storage, sponsorships, participation/media-Simon Ad Panels marketing, parking/valet and additional rent for Teavana.

(5)	The U/W economic vacancy is 5.0%, however, The Falls Property was 97.5% leased and 95.7% occupied as of June 30, 2016.

(6)	The debt service coverage ratios and debt yields are based on The Falls Whole Loan.

Appraisal. As of the appraisal valuation date of July 14, 2016, The Falls Property had an “as-is” appraised value of $305,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2016, there was no evidence of any recognized environmental conditions at The Falls Property.

Market Overview and Competition. The Falls Property is located in Miami-Dade County, within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (“South Florida MSA”). The Falls Property is approximately 13.7 miles southwest of downtown Miami, 15.1 miles south of Miami International Airport, and 43.8 miles southwest of Fort Lauderdale. The South Florida MSA spans across the southeastern portion of Florida and encompasses the Palm Beach, Broward, and Miami-Dade counties. With a current population of more than 6.0 million, the South Florida MSA accounts for roughly 30.0% of Florida’s population. The South Florida MSA population grew at a compounded annual rate of 1.9% between 2005 and 2015. According to a third party research firm, the 2016 estimated population within a one-, three-, and five-mile radius of The Falls Property is 11,202, 100,367 and 279,212, respectively, with projected annual increases from 2016 to 2021 of 1.19%, 0.85%, and 1.07%, respectively. According to the US Bureau of Labor Statistics, unemployment in the South Florida MSA was reported at 4.8% as of April 2016, which was lower than the national unemployment rate of 5.0% at the time. According to the appraisal, the largest employment sectors within the South Florida MSA are trade, transportation, and utilities. The South Florida MSA is home to six Fortune 500 companies, spanning the healthcare, retail, and technology industries.

The Falls Property is located at the intersection of US Highway 1 and SW 136th Street. The Falls Property is positioned to serve some of Miami’s most affluent communities including Pinecrest, Palmetto Bay, Coral Gables, and South Miami. According to a third party research firm, the average annual household income within a one-, three-, and five-mile radius of The Falls Property is $101,985, $108,152, and $93,906, respectively. The Falls Property benefits from high traffic counts on US Highway 1 at its intersection with SW 136th Street of 93,223 vehicles per day. There are numerous retail centers along US Highway 1 drawing shoppers to the area,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

including Dadeland Mall, which is also owned by the sponsor. The Falls Property’s trade area has a population of 868,493 residents, 284,585 households, and average annual household income of $81,263 according to the sponsor.

According to the appraisal, The Falls Property’s primary competitors include Dadeland Mall, The Village at Merrick Park, and Southland Mall. Dadeland Mall is located 3.6 miles northeast of The Falls Property and was built, expanded, and renovated in 1962, 2004, and 2014, respectively. Anchored by JC Penney, Macy’s, and Nordstrom, Dadeland Mall is also owned and leased by the sponsor, which allows for cross-shopping promotion at the two shopping centers.

Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park, is located approximately 8.3 miles northeast of The Falls Property and was built in 2002 and renovated in 2008. Similar to The Falls Property, The Village at Merrick Park is an open-air shopping center focused on upscale niche markets. Anchored by Nordstrom and Neiman Marcus, The Village at Merrick Park is a three-level mall, which is generally less desirable in the Florida market according to the appraisal.

Southland Mall is a super-regional mall located approximately 5.0 miles southwest of The Falls Property, and the only major shopping center located south of The Falls Property. Anchored by JC Penney, Macy’s, Sears, and Regal Cinemas, Southland Mall’s tenant mix focuses on moderate or discount retailers. At 79.0% occupancy, a high percentage of tenants lease space at Southland Mall under the specialty leasing program and not on long-term leases. According to the appraisal, average mall shop sales at Southland Mall are the lowest in the Miami-Dade county.

The following table presents certain information relating to comparable retail properties for The Falls Property:

Competitive Set(1)

	The Falls (Subject)	Dadeland Mall	The Village at Merrick Park	Southland Mall
Location	Miami, FL	Kendall, FL	Coral Gables, FL	Miami, FL
Distance from Subject	--	3.6 miles	8.3 miles	5.0 miles
Property Type	Regional Lifestyle Center	Super Regional Mall	Regional Mall	Super Regional Mall
Year Built/Renovated	1980/1996	1962/2014	2002/2008	1972/2005

Anchors	Macy’s, Bloomingdale’s, Regal Cinemas	JCPenney, Macy’s, Nordstrom, Saks Fifth Avenue	Nordstrom, Neiman Marcus	JCPenney, Macy’s, Sears, Regal Cinemas
Total GLA	839,507 SF	1,488,000 SF	858,000 SF	985,000 SF
Inline Sales PSF	$611(2)	$1,500	$600	$425
Total Occupancy	97.5%	94.0%	93.0%	79.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Inline Sales PSF include Apple sales. Excluding Apple, Inline Sales PSF for the trailing 12-month period ending June 2016 at The Falls Property was $454.

The Borrower. The borrowing entity, The Falls Shopping Center Associates LLC, is a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Falls Whole Loan. Simon Property Group, L.P. (“Simon”) is the guarantor of certain nonrecourse carveouts under The Falls Whole Loan. The liability of the guarantor under the nonrecourse carve-out provisions in the loan documents is capped at $30,000,000. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Sponsor. The sponsor of The Falls Mortgage Loan is Simon. Simon, the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 premium outlets, 14 mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, Simon has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. According to Simon’s 2015 Annual Report, Simon reported total assets of approximately $30.7 billion, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. Simon has an investment grade credit rating of A/A3/A by Fitch, Moody’s, and S&P Global Rating Services, respectively. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing monthly escrows for real estate taxes, insurance premiums (provided insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are not required prior to (i) event of default or (ii) a Cash Sweep Period (as defined below).

Following the occurrence and during the continuance of a Cash Sweep Period or an event of default under The Falls Whole Loan documents, the borrower is required to escrow on each payment date: (i) real estate taxes; (ii) insurance premiums (unless

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE FALLS

insurance is maintained under a blanket policy); (iii) $13,992 (approximately $0.20 per square foot annually) for replacement reserves and subject to a cap of $335,803 (24 monthly payments); and (iv) $87,449 (approximately $1.25 per square foot annually) for tenant improvements and leasing commissions and subject to a cap of $2,098,768 (24 monthly payments).

A “Cash Sweep Period” will commence upon (i) an event of default; (ii) any bankruptcy action of the guarantor or the property manager and provided the guarantor or the property manager is not replaced within 60 days with a replacement guarantor or a qualified manager; or (iii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.40x for two consecutive quarters. A Cash Sweep Period will end, with respect to clause (i), upon the lender accepting the cure of such event of default; with respect to clause (ii), when the borrower replaces the guarantor with a replacement guarantor or the property manager with an acceptable replacement property manager within 60 days; or with respect to clause (iii), when the debt service coverage ratio for the immediately preceding four calendar quarters is at least equal to 1.40x for two consecutive quarters.

Lockbox and Cash Management. The Falls Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two days of receipt. So long as no Cash Sweep Period has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and continuance of a Cash Sweep Period, all cash flow is swept to a lender-controlled cash management account.

Property Management. The Falls Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Falls Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience (demonstrated expertise in owning and operating properties in size, class and operation to The Falls Property), financial condition and credit worthiness of transferee and guarantor, as evidenced by financial statement and other information is satisfactory to lender, (iii) rating agency confirmation from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates and similar ratings confirmations from each rating agency rating any securities backed by any of The Falls Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower without the consent of the lender may (a) make transfers of immaterial or non-income producing portions of The Falls Property; (b) make transfers of non-income producing portions of The Falls Property, including portions of The Falls Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the borrower, including, owners of outparcels and department store pads, pads for office buildings, hotels or other properties; and (c) dedicate portions of The Falls Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business. As a condition to the release of the lien of the mortgage from a portion of The Falls Property, if immediately following the release of such portion of The Falls Property, the ratio of the unpaid principal balance of The Falls Whole Loan to the value of the remaining The Falls Property is greater than 125%, the borrower shall pay down The Falls Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, without any prepayment premium or penalty.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Falls Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Falls Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Falls Property and reasonable for the geographic region where The Falls Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Falls Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of The Falls Property during the loan term. At the time of closing, The Falls Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

Cassa Times Square Mixed-Use
515 Ninth Avenue
New York, NY 10018
Upper West Side
Upper East Side
Astoria
Central Park
West New York
North Bergen
QUEENS
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
East River
SoHo
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park
Liberty State Park
The Seeing Place Theater
U.S. Post Office
New World Stages
50TH ST.
Two Worldwide Plaza
One Worldwide Plaza
Gallery New World Stages
7TH AVE./ 53RD ST.
W. 52nd St.
Broadway
Caylon Building
CBS
W. 51st St.
UBS Building
AXA Center
Gershwin Theatre
Paramount Plaza
50TH ST./ BROADWAY
Time-Life Building
Radio City Music Hall
W. 50th St.
Exxon Building
GE Building
W. 49th St.
Crown Plaza Times Square
McGraw-Hill Building
10 Rockefeller Plaza
W. 48th St.
49TH ST.
ROCKEFELLER CTR.
Morgan Stanley Building
Renaissance Times Square
News Corp. Building
W. 47th St.
DoubleTree Suites by Hilton
8th Ave.
7th Ave.
6th Ave.
Marriott Marquis New York
The Marquis Theatre
W. 46th St.
W Times Square
Americas Tower
Matthews Palmer Playground
MANHATTAN
W. 45th St.
TIMES SQUARE
Comfort Inn Times Square West
Al Hirschfeld Theatre
Majestic Theater
Shubert Theatre
Viacom Intl.
Millennium Broadway
1155 Ave. of the Americas
Iroquois New York
The Minskoff Theatre
Theatre District
Paramount Communications
W. 43rd St.
Midtown West
The Travel Inn
Hotel Carter
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
W. 42nd St.
9th Ave.
42ND ST./ PORT AUTHORITY
TIMES SQ. SHUTTLE
The Out NYC
Hilton Times Square
42ND ST./ BRYANT PARK
W. 41st St.
Port Authority Bus Terminal
New York Times Building
TIMES SQ.
Bryant Park
W. 40th St.
Courtyard NY Manhattan/ Times Sq. South
Lincoln Tunnel
495
Comfort Inn Times Square South
Parsons The New School for Design
World Apparel Center
Lefcourt Manhattan Bldg.
W. 39th St.
W. 38th St.
Best Western Convention Ctr. Hotel
Manhattan/ Broadway Hotel
Fashion Center Bldg.
Renaissance Inn NY Manhattan/ Times Square
Refinery Hotel
Courtyard NY Manhattan/ Times Square West
Midtown Station Post Office
W. 37th St.
Lefcourt State Bldg.
Jacob Javits Convention Center
The GEM Hotel Midtown West
DoubleTree by Hilton Times Sq. South
Garment Centre Capitol
Fashion Atrium
W. 36th St.
10th Ave.
Lincoln Tunnel
Quality Inn Conv. Ctr.
TRYP by Wyndham Times Sq. South
Wingate by Wyndham Midtown Manh.
11th Ave.
W. 35th St.
Congregation Beth Israel
The New Yorker Hotel
Manhattan Center
Nelson Tower
Regency Inn & Suites
Macy's
HERALD SQUARE
W. 34th St.
HUDSON YARDS/34TH ST
34TH ST./ PENN STATION
One Penn Plaza
HERALD SQUARE
W. 33rd St.
PENN STATION
Madison Square Garden
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Pennsylvania Hotel
Manhattan Mall
W. 32nd St.
Radisson Martinique
Hudson Yards Redevelopment Project
General Post Office
W. 31st St.
Manhattan Inn
Affinia Manhattan
Hampton Inn-MSG Area
The High Line Elevated Park
W. 30th St.
Chelsea Star Hotels
DoubleTree by Hilton- NYC Chelsea
Chelsea
Eventi- A Kimpton Hotel
W. 29th St.
Holiday Inn Express-NYC MSG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Cassa Times Square Mixed-Use

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$34,200,000			Specific Property Type:	Hospitality/Retail/Parking Garage
Cut-off Date Balance:	$34,200,000			Location:	New York, NY
% of Initial Pool Balance:	4.5%			Size(1):	59,554 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$574.27
Borrower Name:	9th Ave Hotel Property Holding LLC			Year Built/Renovated:	2014/NAP
Sponsors:	Salim Assa; Ezak Assa			Title Vesting:	Fee
Mortgage Rate:	5.2782%			Property Manager:	Self-managed
Note Date:	July 5, 2016			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(3):	NAV
Maturity Date:	April 5, 2026			2nd Most Recent Occupancy(3):	NAV
IO Period:	117 months			Most Recent Occupancy (As of):	93.1% Hotel (TTM 12/31/2015)
Loan Term (Original):	117 months			Current Occupancy (As of):	95.2% Hotel (TTM 6/30/2016) 76.2% Retail (9/8/2016)
Seasoning:	3 months
Amortization Term (Original):	None
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(86),O(4)			4th Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			3rd Most Recent NOI(3):	NAV
Additional Debt(1):	Yes			2nd Most Recent NOI(3)(4):	$3,085,714 (12/31/2015)
Additional Debt Type(1):	Mezzanine			Most Recent NOI(3)(4):	$3,059,212 (TTM 6/30/2016)
				U/W Revenues(4):	$7,488,161
Escrows and Reserves(2):				U/W Expenses(4):	$3,782,991
				U/W NOI(4):	$3,705,170
Type:	Initial	Monthly	Cap (If Any)	U/W NCF(4):	$3,465,758
Taxes	$314,664	$78,666	NAP	U/W NOI DSCR(4):	2.02x
Insurance	$55,834	$5,583	NAP	U/W NCF DSCR(1)(4):	1.89x
Replacement Reserve	$0	$265	NAP	U/W NOI Debt Yield(4):	10.8%
FF&E Reserve	$0	(2)	NAP	U/W NCF Debt Yield(1)(4):	10.1%
TI/LC Reserve	$0	$965	NAP	As-Is Appraised Value(5):	$68,900,000
Rent Abatement Reserve	$249,000	$0	NAP	As-Is Appraisal Valuation Dates(5):	Various
Tenant Specific Leasing Reserve	$500,000	$0	NAP	Cut-off Date LTV Ratio(1):	49.6%
Buildout Reserve	$33,115	$0	NAP	LTV Ratio at Maturity or ARD(1):	49.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Cassa Times Square Mixed-Use Mortgage Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity and ARD based on the Cassa Times Square Mixed-Use Mortgage Loan and the mezzanine indebtedness were $631.9, 1.56x, 9.2%, 54.6% and 54.4%, respectively.
(2)	See “Escrows” section.
(3)	Historical occupancy and financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component (as defined below) was not leased up until November 2015.
(4)	See “Operating History and Underwritten Net Cash Flow” section. 2015 and TTM 6/30/2016 NOI represent the NOI of the Cassa Times Square Hotel (as defined below) only.
(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Cassa Times Square Mixed-Use Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed used hospitality/retail/parking garage building comprising 59,554 square feet and located in New York, New York (the “Cassa Times Square Mixed-Use Property”). The Cassa Times Square Mixed-Use Mortgage Loan was originated on July 5, 2016, by Natixis Real Estate Capital LLC. The Cassa Times Square Mixed-Use Mortgage Loan had an original principal balance of $34,200,000, has an outstanding principal balance as of Cut-off Date of $34,200,000 and accrues interest at an interest rate of 5.2782% per annum. The Cassa Times Square Mixed-Use Mortgage Loan had an initial term of 117 months, has a remaining term of 114 months as of the Cut-off Date and requires interest-only payments through the term of the Cassa Times Square Mixed-Use Mortgage Loan. The Cassa Times Square Mixed-Use Mortgage Loan matures on April 5, 2026.

Following the lockout period, the borrower has the right to defease the Cassa Times Square Mixed-Use Mortgage Loan in whole but not in part on any date before January 5, 2026. In addition, the Cassa Times Square Mixed-Use Mortgage Loan is prepayable without penalty on or after January 5, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

 Sources and Uses

Sources			Uses
Senior Loan Amount	$34,200,000(1)	90.7%	Loan payoff	$36,289,048	96.2%
Mezzanine Loan Amount	3,432,063	9.1	Reserves	1,152,614	3.1
Borrower Equity	90,074	0.2	Closing costs	280,475	0.7
Total Sources	$37,722,137	100.0%	Total Uses	$37,722,137	100.0%

(1)	The proceeds of the mezzanine loan were used to pay down part of the Cassa Times Square Mixed-Use Mortgage Loan

The Property. The Cassa Times Square Mixed-Use Property consists of the fee interest in three condominiums units consisting of an 86-room boutique hotel (“Cassa Times Square Hotel”), an 11,581 square foot retail unit (“Retail Unit 2”), and a 9,588 square foot parking garage unit (the “Parking Garage Unit”) (collectively, the “Cassa Times Square Mixed-Use Property”) of a 12-story building located at the corner of 39th Street and Ninth Avenue in Midtown West Manhattan (the “Cassa Times Square Hotel and Residences”). The Cassa Times Square Hotel and Residences consists of six separate condominium units: (i) the 515 9th Avenue - hotel component (the Cassa Times Square Hotel component of the Cassa Times Square Mixed-Use Property), (ii) the 515 9th Ave - residential component; (iii) the 515 9th Ave – retail component 1; (iv) the 515 9th Ave – retail component 2 (the “Retail Unit 2”); (v) 515 9th Ave – parking garage component (the Parking Garage Unit component of the Cassa Times square Mixed-Use Property) and (vi) the 515 9th Ave – community facility component.

The borrower acquired the 0.3-acre site and air rights from adjacent sites for a total of $37.3 million in 2006. The borrower proceeded with plans to construct the Cassa Times Square Hotel and Residences, which was designed by Goldstein, Hill & West Architects, LLP, a New York City based architectural firm. However, due to the market downturn, the borrower halted construction after completing the foundation work. In 2011, the borrower recapitalized the project and resumed the construction, which was completed in September 2014.

The Cassa Times Square Hotel occupies floors one through four of the Cassa Times Square Hotel and Residences plus a portion of the cellar and sub-cellar. The Cassa Times Square Hotel’s guestroom mix consists of: King (47 rooms), Queen/Queen (11 rooms), Double/Double (22 rooms), Junior Suite (5 rooms) and One Bedroom ADA Suite (1 room). The standard guestrooms average approximately 350 square feet in size. In-room amenities include a 48” flat-screen HD TV, high-speed internet, fully-stocked mini bar, workstation with dual-line telephone and voicemail and an iPad (available for on-property services). Located on the ground floor is the Cassa Times Square Hotel lobby, which is for the Cassa Times Square Hotel guests only and is not shared with the residential tenants. Two passenger elevators service the hotel floors, which also provide access to the 13th floor rooftop space which features a hot tub and rooftop garden. The cellar level contains a fitness center, which is shared with residential tenants as well as back-of-the-house space.

The Retail Unit 2 component of the Cassa Times Square Mixed-Use Property is spread among three levels (ground, cellar and mezzanine) and was 76.2% leased to two tenants as of September 8, 2016. Omoiyari Inc. (“Maple”) has leased and is expected to occupy 5,135 square feet of space on the ground level by November 15, 2016. Maple offers a new meal delivery concept that features high-quality ingredients and rotating daily menus. In March 2015, Maple received a $25.0 million equity investment in a Series A offering. Greenoaks Capital led the funding, with other investors including Thrive Capital, Primary Ventures, David Chang of the Momofuku Empire, and the CEO and founder of Bonobos. Ronnybrook Farm Hospitality Group Inc. (“Ronnybrook”) occupies a total of 3,692 square feet with 1,032 square feet on the ground level and 2,660 square feet on the mezzanine level. Based in Acramdale, NY, Ronnybrook is a third-generation family dairy in New York’s Hudson Valley offering a full line of dairy products made in small batches and delivered at peak freshness.

The Parking Garage Unit component of the Cassa Times Square Mixed-Use Property is a 9,588 square foot parking garage containing 32 spaces and located on the sub-cellar level. The access to the Parking Garage Unit is located on West 39th Street via a car lift. The parking garage is 100.0% leased to 515 Ninth Avenue Parking Corp, an affiliate of Imperial Parking Systems, a family owned parking operator with 60 years of experience and over 100 parking facilities in New York.

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property:

Unit	Hypothetical Allocated Cut-off Date Balance(1)	Year Built/ Renovated	Gross Rentable Area (SF)	Rooms, Units or Spaces	Cut-off Date Balance Per SF	Cut-off Date Principal Balance Per Room	Occupancy(1)	Appraised Value(1)
Cassa Times Square Hotel	$23,478,374	2014/NAP	38,385	86	$611.65	$273,004	95.2%	$47,300,000
Retail Unit 2	$8,190,131	2014/NAP	11,581	1	$707.20	NAP	76.2%	$16,500,000
Parking Garage Unit	$2,531,495	2014/NAP	9,588	32	$264.03	NAP	100.0%	$5,100,000
Total/Weighted Average	$34,200,000		59,554		$574.27			$68,900,000

(1)	There are not any release provisions associated with the three components of the Cassa Times Square Mixed-Use Property. Accordingly, there are not any allocated loan amounts associated with the hotel/retail/parking components of the property. The hypothetical allocated loan amounts were assigned based on each of the three components’ pro rata share of the total appraised value.

(2)	The Cassa Times Square Hotel was 95.2% occupied as of the trailing 12-month period ending June 30, 2016. The Retail Unit 2 was 76.2% leased as of September 8, 2016. Ronnybrook is currently in occupancy and Maple is expected to take occupancy by mid-November, 2016. The Parking Garage Unit is 100.0% leased to 515 Ninth Avenue Parking Corp., an affiliate of Imperial Parking Systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the tenancy of the retail tenants at the Cassa Times Square Mixed-Use Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Maple(2)	NR/NR/NR	5,135	44.3%	$89.06	$457,320	55.9%	4/30/2026
Ronnybrook(3)	NR/NR/NR	3,692	31.9%	$97.64	$360,500	44.1%	3/20/2026
Total Major Tenants		8,827	76.2%	$92.65	$817,820	100.0%

Retail Vacant Space		2,754	23.8%

Retail Collateral Total		11,581	100.0%

Parking Tenant
515 Ninth Avenue Parking Corp.	NR/NR/NR	9,588	100.0%	$31.91	$306,000	100.0%	11/16/2029
Parking Occupied Collateral Total		9,588	100.0%	$31.91	$306,000	100.0%

Parking Vacant Space		0	0.0%

Collateral Total		21,169	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through April 2017, totaling $23,820.

(2)	Maple signed a lease in November 2015 and is expected to take occupancy and begin paying rent by mid-November 2016 (see “Escrows” section).

(3)	Ronnybrook is currently in a rent abatement period that will end in November 2016 (see “Escrows” section).

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cassa Times Square Mixed-Use Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF

Room Revenue	$6,402,471	85.5%	$107.51
Retail Condo Revenue	777,623	10.4	13.06
Garage Condo Revenue	291,798	3.9	4.90
Other Income	16,269	0.2	0.27
Effective Gross Income	7,488,161	100.0%	$125.74

Total Operating Expenses	$3,782,991	(50.5%)	$63.52

Net Operating Income	$3,705,170	49.5%	$62.22

FF&E Reserves	$224,656	3.0%	$3.77
TI/LC Reserves	11,581	0.2	0.19
Replacement Reserves	3,175	0.0	0.05
Net Cash Flow	$3,465,758	46.3%	$58.20

NOI DSCR	2.02x
NCF DSCR	1.89x
NOI DY	10.8%
NCF DY	10.1%

(1)	Historical financials are not available as the Cassa Times Square Mixed-Use Property was opened in October 2014 and the Retail Unit 2 component of the property was not leased up until November 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cassa Times Square Hotel:

Cash Flow Analysis(1)

	2015	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	93.1%	95.2%	95.2%
ADR	226.82	$214.27	$214.27
RevPAR	211.07	$203.97	$203.97

Room Revenue	$6,625,632	$6,420,012	$6,402,471	99.7%	$74,447
F&B Revenue	8,012	0	0	0.0	0
Other Revenue	27,938	16,269	16,269	0.3	189
Total Revenue	$6,661,582	$6,436,280	$6,418,739	100.0%	$74,637

Total Department Expenses	2,150,162	1,803,310	1,798,462	28.0	20,912
Gross Operating Profit	$4,511,420	$4,632,971	$4,620,278	72.0%	$53,724

Total Undistributed Expenses	767,510	915,559	1,108,121	17.3	12,885
Profit Before Fixed Charges	$3,743,910	$3,717,412	$3,512,157	54.7%	$40,839

Total Fixed Charges	658,196	658,200	750,152	11.7	8,723

Net Operating Income	$3,085,714	$3,059,212	$2,762,004	43.0%	$32,116
FF&E	0	0	224,656	3.5	2,612
Net Cash Flow	$3,085,714	$3,059,212	$2,537,348	39.5%	$29,504

(1)	The Cassa Times Square Hotel opened in October 2014.

Appraisal. As of the appraisal valuation dates in January and March 2016, The Cassa Times Square Mixed-Use Property had an aggregate “as-is” appraised value of $68,900,000. As of the appraisal valuation date of January 11, 2016, the Cassa Times Square Hotel had an “as-is” appraised value of $47,300,000. As of the appraisal valuation date of March 18, 2016, the Retail Unit 2 had an “as-is” appraisal value of $16,500,000. As of the appraisal date of March 18, 2016, the Parking Garage Unit had an “as-is” appraisal value of $5,100,000.

Environmental Matters. According to the Phase I environmental assessment dated February 29, 2016, there was no evidence of any recognized environmental conditions at the Cassa Times Square Mixed-Use Property.

Market Overview and Competition. The Cassa Times Square Mixed-Use Property is located at the corner of West 39th Street and Ninth Avenue in Midtown West Manhattan, New York. Midtown West offers access to many of New York City’s most popular sights including the Theater District and Times Square. The Cassa Times Square Mixed-Use Property is located three blocks southwest of and less than five minutes’ walk from, the 42nd Street/8th Avenue and the 42nd Street/7th Avenue Times Square subway stations and less than 15 minutes’ walk from Penn Station. These stations are serviced by eleven lines (1, 2, 3, 7, A, C, E, N, Q, R and S). Furthermore, Penn Station is one of the Manhattan’s two primary commuter transportation hubs. Penn Station handles all Amtrak service for the city and houses the Long Island Rail Road, New Jersey Transit, and a number of MTA subway lines. In addition, the Port Authority Bus Terminal is located at West 42nd St. and 8th Ave. Port Authority Bus Terminal serves as a terminus and departure point for both commuter bus routes to suburban New Jersey and long-distance intercity bus routes. The Cassa Times Square Mixed Use Property is located along the eastern fringe of the new neighborhood known as Hudson Yards. The Hudson Yards Redevelopment Project is a joint venture by the New York City Department of City Planning and Metropolitan Transportation Authority to encourage development on Manhattan’s far west side along the Hudson River in Manhattan, New York City. The project includes a rezoning of the far west side into a new neighborhood called Hudson Yards, an extension of the New York City subway’s 7 train line to the area’s eponymous subway station at 11th Avenue, and a renovation of the Jacob K. Javits Convention Center. The centerpiece of the Hudson Yards Redevelopment Project is the Hudson Yards neighborhood, a 28-acre mixed-use real estate development by Related Companies and Oxford Properties. According to its master plan, created by Kohn Pedersen Fox Associates, Hudson Yards is expected to consist of 16 skyscrapers containing more than 12,700,000 square feet of new office, residential, and retail space. Among its components will be six million square feet of commercial office space, a 750,000-square-foot retail center with two levels of restaurants, cafes, markets and bars, a hotel, a cultural space, about 5,000 residences, a 750-seat school, and 14 acres of public open space.

According to a third party market research report, the Cassa Times Square Mixed-Use Property is located in the Penn Plaza/Garment retail submarket of the New York City market. As of mid-year 2016, the retail submarket contained inventory totaling approximately 5.6 million square feet with a 2.5% vacancy rate and average direct asking rent of $165.53 per square foot on a gross basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

The following table presents certain information relating to the Cassa Times Square Mixed-Use Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Cassa Times Square Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	87.2%	$230.31	$200.65	93.1%	$226.82	$211.07	106.8%	98.5%	105.2%

(1)	Information obtained from the appraisal. The competitive set includes the following hotels: Mansfield Hotel, Sanctuary Hotel, Night Hotel, City Club Hotel, Room Mate Grace, Hotel Mela, Distrikt Hotel Ascend Collection New York City, Cassa Hotel West 45th Street, and Out NYC Urban Resort.

(2)	The Cassa Times Square Mixed-Use Property was opened in October 2014.

The Borrower. The borrower is 9th Ave Hotel Property Holding LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cassa Times Square Mixed-Use Mortgage Loan. Salim Assa and Ezak Assa are the guarantors of certain nonrecourse carveouts under the Cassa Times Square Mixed-Use Mortgage Loan.

The Sponsors. The sponsors are Salim Assa and Ezak Assa, co-founders of Assa Properties, a real estate development firm founded in 2000 that invests in major residential, retail and commercial properties. Assa Properties has acquired over four million square feet of premier assets located throughout the United States and Mexico. In 2002, Assa Properties began acquiring buildings within the New York City area, including 743 Fifth Avenue, 2 Herald Square and 6 Times Square, focusing on the development of luxury retail and hotel experiences in New York City. The sponsors’ real estate development, management and ownership experiences include another Cassa Hotel and Residences located at 70 West 45th Street, which hotel portion was sold in April 2011 for $130.0 million ($788,000 per room). In addition, the sponsors renovated, and repositioned the Mave Hotel on 62 Madison Avenue, which they own and manage. The sponsors reported combined net worth and liquidity of $276.4 million and $13.0 million, respectively, as of December 17, 2015. The sponsors were involved in various litigation matters involving claims against some of their real estate transactions. Most of these suits have been settled. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $314,664 for real estate taxes, $55,834 for insurance premiums, $249,000 for the outstanding Maple and Ronnybrook rent abatements, $33,115 for the remaining buildout work expenses and $500,000 for leasing reserve related to Ronnybrook lease. The loan documents require monthly deposits of $78,666 for real estate taxes, $5,583 for insurance premiums, $265 for replacement reserves and $965 for tenant improvements and leasing commissions (“TI/LC”).

The loan documents require ongoing monthly escrows for FF&E equal to the greater of (i) one-twelfth of (x) with respect to the first 12 payment dates, 2.0%, (y) with respect to the 13th through the 24th payments dates, 3.0%, and (z) with respect to the 25th payment date and each payment date thereafter, 4.0%, of the greater of (A) the rents generated by the Cassa Times Square Hotel during the 12-month period ending on the last day of the most recent calendar quarter and (B) the rents projected for the Hotel Cassa Times Square Hotel in the then-effective approved annual budget for the 12 month period to which such annual budget relates; and (ii) the amount, if any, required to be reserved under the management agreement.

Lockbox and Cash Management. The Cassa Times Square Mixed Use Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and upfront cash management. The borrower is required to cause all rents, and all credit card company payments to be paid directly into such lockbox account. All funds in the lockbox account will be swept to a lender-controlled cash management account. Upon the occurrence of a Cash Sweep Event Period (as defined below), all excess cash flow will be swept to the lockbox account.

A “Cash Sweep Event Period” will commence upon the occurrence of: (i) an event of default or (ii) the combined debt service coverage ratio (including the Cassa Times Square Mixed-Use Mezzanine Loan; see “Subordinate and Mezzanine Indebtedness” section) falling below 1.30x after the end of two consecutive calendar quarters. A Cash Sweep Event Period will end, if for six consecutive months, (a) no event of default has occurred and is continuing; and (b) the combined debt service coverage ratio is equal to or greater than 1.35x.

Property Management. The Cassa Times Square Mixed-Use Property is self-managed.

Assumption. The borrower has the right to transfer the Cassa Times Square Mixed Use Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has approved, in its reasonable discretion, the proposed transferee; (iii) the existing guarantors will not be released until the lender has approved any successor guarantor in its sole discretion; (iv) if required by the lender, a rating agency comfort letter from Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFMC 2016-NXS6 Certificates and (v) the Cassa Times Square Mixed-Use Mezzanine Loan (as defined below) is paid in full or assumed in accordance with the terms of the mezzanine loan documents.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CASSA TIMES SQUARE MIXED-USE

Subordinate and Mezzanine Indebtedness. Cassa 9th Avenue Mezz Lender LLC, a Delaware limited liability company (the “Cassa Times Square Mixed-Use Mezzanine Lender”), which is unaffiliated with Natixis Real Estate Capital LLC, originated a $3,432,063 mezzanine loan (the “Cassa Times Square Mixed-Use Mezzanine Loan”), to a single purpose entity and a Delaware limited liability company, the 9th Ave Hotel Mezz II LLC (the “Cassa Times Square Mixed-Use Mezzanine Borrower”). As of the Cut-off Date the Cassa Times Square Mixed-Use Mezzanine Loan has a balance of $3,430,485. The Cassa Times Square Mixed-Use Mezzanine Loan is subject to an intercreditor agreement between the lender and the Cassa Times Square Mixed-Use Mezzanine Lender. The Cassa Times Square Mixed-Use Mezzanine Loan had an initial term of 117 months and has a remaining term as of the Cut-off Date of 114 months. The Cassa Times Square Mixed-Use Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and amortizes based on a 360-month amortization schedule.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, containing an extended period of indemnity endorsement which provides that after the physical loss to the condominium building core and shell has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the condominium building core and shell is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

Windstorm Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for windstorm/hail in an amount equal to the full replacement cost of the Cassa Times Square Mixed-Use Property. At the time of the Cassa Times Square Mixed Use Mortgage Loan closing, the Cassa Times Square Mixed-Use Property had such insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

FOOD 4 LESS

PLAZA MEXICO
MEXICO
URUGUAY
boost mobile
FOOD 4 LESS

RITE AID

EL GALLO GIRO

yogurtland

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

IMPERIAL HIGHWAY
STATE STREET
VACANT
EL GALLO GIRO
BANCO POPULAR
PLAZA MEXICO
L.A. CARE
LONG BEACH BOULEVARD
AUTOFIN
BEECHWOOD AVE.
DON ROBERTO JEWELERS
2 STORY MARKETPLACE
OVER 150 STORES
STATE STREET
verizon
THE PERFUME CLUB
IMPERIAL MARKET
G-STAGE
FOOD 4 LESS
EMYCO
LA CURACAO
EDISON TRANSFORMATION STATION
105
I-105 FREEWAY (WEST BOUND)
RITE AID
WESTERN UNION
FASHION AVENUE
CASA DURANGO
METRO PCS
AAA CHINA BUFFET
SCE FEDERAL CREDIT UNION
EDISON SUBSTATION
N
Collateral
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Plaza Mexico - Los Angeles
3100 East Imperial Highway
Lynwood, CA 90262
Downtown
LOS ANGELES
Vernon
Maywood
Huntington Park
Walnut Park
Florence
Bell
Commerce
Bell Gardens
Cudahy
South Gate
Downey
Watts
Willowbrook
Lynwood
East Rancho Dominguez
West Rancho Dominguez
Compton
Paramount
Bellflower
LONG BEACH
Lakewood
Carson
LOS ANGELES COUNTY
Santa Monica Fwy
Pomona Fwy
Whittier Blvd
Olympic Blvd
Washington Blvd
BNSF Railway
METROLINK
Bandini Blvd
Leonis Blvd
Slauson Ave
Gage Ave
Florence Ave
Firestone Blvd
Century Blvd
Tweedy Blvd
Abbott Rd
Imperial Hwy
Century Fwy
El Segundo Blvd
Rosecrans Ave
Alondra Blvd
Artesia Blvd
Artesia Fwy
Gardena Fwy
Victoria St.
Del Amo Blvd
South St
Vernon Ave
MLK Jr Blvd
Jefferson Blvd
Harbor Fwy
Long Beach Fwy
BLUE LINE
GREEN LINE
METRORAIL BLUE LINE
Los Angeles River
Hebrew Union College - Jewish Inst. of Religion
University of Southern California
LA Coliseum
LA Mem. Sports Arena
Exxon Mobil
Community Hospital of Huntington Park
Watts Towers Arts Center
St. Francis Medical Center
Los Amigos Country Club
Rancho Los Amigos Natl. Rehabilitation Ctr.
Downey Regional Medical Ctr.
Stonewood Center
Kaiser Permanente Downey Medical Center
Ralphs Distribution Center
Paramount Petroleum Corp. (Paramount)
Paramount Petroleum Corp. (Long Beach)
Compton/ Woodley Airport
Gateway Towne Center
Dominguez Rancho Adobe Museum
StubHub Center
Cal. State University - Dominguez Hills
The Links at Victoria Golf Course
Southbay Pavilion
Lakewood Regional Medical Center
Lakewood Marketplace
Lakewood Center
Earvin Magic Johnson Park
LA Intl. Airport 9 miles
110
10
60
5
105
710
42
19
91
405
Santa Clarita
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SAN MONICA MTS.
Burbank
Glendale
Pasadena
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Huntington Beach
Fullerton

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Plaza Mexico – Los Angeles

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$30,000,000			Location:	Lynwood, CA
% of Initial Pool Balance:	4.0%			Size:	404,064 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(2):	$262.33
Borrower Name:	Plamex Investment, LLC			Year Built/Renovated:	1974/2005
Sponsors:	Donald Chae; Min Chae			Title Vesting:	Fee
Mortgage Rate:	4.59811%			Property Manager:	Self-managed
Note Date:	June 16, 2016			4rd Most Recent Occupancy (As of):	91.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.2% (12/31/2013)
Maturity Date:	July 5, 2021			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	93.9% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of)(4):	90.9% (6/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(29),O(4)			Underwriting and Financial Information:
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			4th Most Recent NOI (As of):	$8,861,496 (12/31/2013)
Additional Debt Type(1)(2):	Pari Passu, Mezzanine			3rd Most Recent NOI (As of):	$8,958,550 (12/31/2014)
				2nd Most Recent NOI (As of):	$9,372,954 (12/31/2015)
				Most Recent NOI (As of):	$9,525,218 (TTM 2/29/2016)

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)	U/W Revenues:	$14,200,010
Taxes	$289,261	$57,852	NAP	U/W Expenses:	$4,568,906
Insurance	$53,346	$8,891	NAP	U/W NOI:	$9,631,104
Replacement Reserves	$0	$5,051	NAP	U/W NCF:	$9,166,431
TI/LC	$611,613(3)	$33,672	$1,212,192	U/W NOI DSCR(1)(2):	1.95x
Deferred Maintenance	$50,500	$0	NAP	U/W NCF DSCR(1)(2):	1.85x
Free Rent Reserve	$744,439	$0	NAP	U/W NOI Debt Yield(1)(2):	9.1%
Food 4 Less CAM Reserve	$88,068	$0	NAP	U/W NCF Debt Yield(1)(2):	8.6%
La Curacao CAM Reserve	$50,000	$0	NAP	As-Is Appraised Value:	$184,000,000
Litigation Reserve	$56,250	$0	NAP	As-Is Appraisal Valuation Date:	March 16, 2016
Proposed Construction Reserve	$69,999	$0	NAP	Cut-off Date LTV Ratio(1)(2):	57.6%
Earthquake Insurance Reserve	$150,000	$0	NAP	LTV Ratio at Maturity or ARD(1)(2):	57.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $14,000,000. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Plaza Mexico – Los Angeles Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Plaza Mexico – Los Angeles Whole Loan and the mezzanine indebtedness were $296.98, 1.37x, 7.6%, 65.2% and 65.2% respectively.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Plaza Mexico – Los Angeles Mortgage Loan”) is part of a whole loan (the “Plaza Mexico – Los Angeles Whole Loan”) that is evidenced by six pari passu promissory notes (Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6) secured by a first mortgage encumbering an anchored retail center located in Lynwood, California (the “Plaza Mexico – Los Angeles Property”). The Plaza Mexico – Los Angeles Whole Loan was originated on June 16, 2016 by Natixis, New York Branch. The Plaza Mexico – Los Angeles Whole Loan had an original principal balance of $106,000,000, has an outstanding principal balance as of the Cut-off Date of $106,000,000 and accrues interest at an interest rate of 4.59811% per annum. The Plaza Mexico – Los Angeles Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date, and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Whole Loan. The Plaza Mexico – Los Angeles Whole Loan matures on July 5, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The Plaza Mexico – Los Angeles Mortgage Loan is evidenced by the non-controlling Notes A-4 and A-5, which will be contributed to the WFCM 2016-NXS6 Trust, had an aggregate original principal balance of $30,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The controlling Note A-2 and the non-controlling Note A-3, with an aggregate original principal balance of $40,000,000, were contributed to the MSC 2016-UBS11 Trust; and the non-controlling Notes A-1 and A-6, which had an aggregate original principal balance of $36,000,000, were contributed to the SGCMS 2016-C5 Trust. Each of the mortgage loans evidenced by Notes A-1, A-2, A-3 and A-6 are referred to herein as the “Plaza Mexico – Los Angeles Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Plaza Mexico – Los Angeles Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	SGCMS 2016-C5	No
A-2	$20,000,000	MSC 2016-UBS11	Yes
A-3	$20,000,000	MSC 2016-UBS11	No
A-4	$20,000,000	WFCM 2016-NXS6	No
A-5	$10,000,000	WFCM 2016-NXS6	No
A-6	$8,000,000	SGCMS 2016-C5	No
Total	$106,000,000

Following the lockout period, the borrower has the right to defease the Plaza Mexico – Los Angeles Whole Loan in whole, or in part, on any date before April 5, 2021. In addition, the Plaza Mexico – Los Angeles Whole Loan is prepayable without penalty on or after April 5, 2021.

Sources and Uses

Sources			Uses
Original loan amount	$106,000,000	88.3%	Loan payoff(1)	$103,652,170	86.4%
Mezzanine loan	14,000,000	11.7	Reserves	2,163,475	1.8
			Closing costs	1,515,042	1.3
			Return of equity	12,669,313	10.6
Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%
(1)	The Plaza Mexico – Los Angeles Property was previously securitized in the CFCRE 2011-C2 transaction.

The Property. The Plaza Mexico – Los Angeles Property is a 404,064 square foot anchored retail center situated on a 31.5-acre site in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property was redeveloped from 1988 to 2005 by the sponsor through the assemblage of three adjacent retail assets, which currently operate as a single destination retail center featuring a diversified tenant mix of national, regional and local tenants. The Plaza Mexico – Los Angeles Property features architectural details including facades, monuments and statues designed to replicate historic Mexican architecture, and the property is considered a cultural hub of the Mexican community of greater Los Angeles. The Plaza Mexico – Los Angeles Property features 1,704 parking spaces, resulting in a parking ratio of 4.2 spaces per 1,000 square feet of net rentable area.

As of June 1, 2016, the Plaza Mexico – Los Angeles Property was 90.9% leased by more than 213 tenants averaging approximately 2,000 square feet for inline tenants (on average less than 0.5% of total net rentable area). Only five tenants occupy more than 10,000 square feet, with the three largest tenants accounting for a combined 25.1% of the net rentable area. The Plaza Mexico – Los Angeles Property has maintained occupancy between 91.1% and 96.0% since 2006 with an annual average rate of 93.7%. The Plaza Mexico – Los Angeles Property is anchored by Food 4 Less, a subsidiary of Kroger, which has been in occupancy since 1988. Food 4 Less’s reported sales at the Plaza Mexico – Los Angeles Property have increased from approximately $33.2 million ($606 per square foot) in 2011 to approximately $40.7 million in 2015 ($743 per square foot, 1.8% occupancy cost). The Plaza Mexico – Los Angeles Property is also anchored by La Curacao (a privately held chain of large format electronic stores, which has served the Los Angeles Hispanic community for over 30 years) and Rite Aid, which have been in occupancy since 2005 and 1988, respectively. Rite Aid’s sales at the Plaza Mexico – Los Angeles Property have increased from approximately $5.7 million ($297 per square foot) in 2011 to approximately $7.0 million in 2015 ($368 per square feet, 3.4% occupancy cost). According to the appraisal, contractual rents for Food 4 Less, La Curacao and Rite Aid are below market rates by approximately 57.9%, 24.4%, and 67.9%, respectively. Additional in-line tenants at the Plaza Mexico – Los Angeles Property include Planet Fitness, Skechers, Taco Bell, Jack In The Box, The Children’s Place, and Verizon Wireless.

The rentable area of the Plaza Mexico – Los Angeles Property comprises a two-story market that totals 84,241 square feet of rentable area, which was 89.9% occupied by 119 tenants as of June 1, 2016 (the “Marketplace”). The first floor features a mix of merchandise and service retailers, and the second story includes a food court with outdoor seating overlooking a plaza that hosts concerts and other special events. The Marketplace, which originally opened in 1988, has maintained between 89.4% and 99.3% occupancy since 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the tenancies at the Plaza Mexico – Los Angeles Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
La Curacao	NR/NR/NR	27,381	6.8%	$18.15	$496,965	4.5%	NAV	NAV	1/31/2020(4)
Food 4 Less	BBB/Baa1/BBB	54,822	13.6%	$8.85	$485,209	4.4%	$743	1.8%	8/23/2018(5)
Rite Aid	B/B2/B	19,120	4.7%	$7.70	$147,239	1.3%	$368	3.4%	5/31/2018(6)
Total Anchor Tenants		101,323	25.1%	$11.15	$1,129,413	10.3%

Major Tenants
Planet Fitness(7)	NR/NR/NR	16,361	4.0%	$27.96	$457,454	4.2%	NAV	NAV	9/30/2026(7)
Chuck-E-Cheese	NR/NR/NR	12,116	3.0%	$8.25	$99,999	0.9%	$173(8)	8.8%(8)	12/31/2018(9)
Total Major Tenants		28,477	7.0%	$19.58	$557,453	5.1%

Non-Major Tenants		237,498(10)	58.8%	$39.20(10)	$9,311,048	84.7%

Occupied Collateral Total		367,298(10)	90.9%	$29.94(10)	$10,997,914	100.0%

Vacant Space		36,766	9.1%

Collateral Total		404,064	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	The U/W Base Rent includes contractual rent steps through June 1, 2017, totaling $251,325.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015, unless otherwise noted.

(4)	La Curacao has three, 5-year lease renewal options.

(5)	Food 4 Less has six, 5-year lease renewal options.

(6)	Rite Aid has two, 5-year lease renewal options.

(7)	Planet Fitness recently signed its lease and took possession of its space in May 2016. The tenant is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions related to Planet Fitness. Planet Fitness has three, 5-year lease renewal options.

(8)	Sales PSF and Occupancy Costs for Chuck-E-Cheese are for the trailing 12-month period ending April 30, 2015.

(9)	Chuck-E-Cheese has three, 5-year lease renewal options.

(10)	14 tenants have no square footage but contribute $236,194 to the Annual U/W Base Rent. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding the rent related to those tenants is $38.21 and $29.30, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to the lease rollover schedule at the Plaza Mexico – Los Angeles Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	34	17,542	4.3%	17,542	4.3%	$973,733(4)	8.9%	$55.51(4)
2016	14	10,188	2.5%	27,730	6.9%	$472,012	4.3%	$46.33
2017(5)	97	74,210	18.4%	101,940	25.2%	$3,122,415(5)	28.4%	$42.08(5)
2018	52	143,860	35.6%	245,800	60.8%	$2,917,066	26.5%	$20.28
2019	14	32,128	8.0%	277,928	68.8%	$1,077,314	9.8%	$33.53
2020	7	50,435	12.5%	328,363	81.3%	$1,345,238	12.2%	$26.67
2021	1	5,994	1.5%	334,357	82.7%	$125,874	1.1%	$21.00
2022	2	9,720	2.4%	344,077	85.2%	$244,572	2.2%	$25.16
2023	1	2,860	0.7%	346,937	85.9%	$120,635	1.1%	$42.18
2024	2	4,000	1.0%	350,937	86.9%	$141,600	1.3%	$35.40
2025	0	0	0.0%	350,937	86.9%	$0	0.0%	$0.00
2026	1	16,361	4.0%	367,298	90.9%	$457,454	4.2%	$27.96
Thereafter	0	0	0.0%	367,298	90.9%	$0	0.0%	$0.00
Vacant	0	36,766	9.1%	404,064	100.0%	$0	0.0%	$0.00
Total/Weighted Average	225	404,064	100.0%			$10,997,914	100.0%	$29.94
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	13 month-to-month kiosk tenants have no square footage but contribute $220,594 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to those tenants is $42.93.
(5)	One tenant, Jesus Garcia, has no square footage but contributes $15,600 to the Annual U/W Base Rent. Annual U/W Base Rent PSF excluding the rent related to that tenant is $41.87.

The following table presents historical occupancy percentages at the Plaza Mexico – Los Angeles Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/1/2016(2)(3)
91.9%	92.2%	93.6%	93.9%	90.9%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	Occupancy shown includes Planet Fitness (4.0% of net rentable area), which recently signed its lease and took possession of it premises in May 2016. Planet Fitness is expected to take occupancy and commence paying rent in October 2016. At closing, the borrower deposited $611,613 for tenant improvements and leasing commissions (“TI/LC”) and $638,979 for rent concessions for Planet Fitness. Excluding Planet Fitness, the Plaza Mexico – Los Angeles Property was 86.9% physically occupied as of June 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Plaza Mexico – Los Angeles Property:

Cash Flow Analysis

	2013	2014	2015	TTM 2/29/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$9,989,293	$10,228,361	$10,483,828	$10,488,911	$10,997,914(1)	77.5%	$27.22
Grossed Up Vacant Space	0	0	0	0	1,490,725	10.5	3.69
Total Reimbursables	2,741,122	2,775,480	2,746,358	2,771,569	2,825,601	19.9	6.99
Other Income	525,802	745,771	761,337	786,464	715,675	5.0	1.77
Less Vacancy & Credit Loss	0	(191,051)	(168,067)	(168,067)	(1,829,904)(2)	(12.9)	(4.53)
Effective Gross Income	$13,256,217	$13,558,561	$13,823,456	$13,878,877	$14,200,010	100.0%	$35.14

Total Operating Expenses	$4,394,721	$4,600,012	$4,450,502	$4,353,659	$4,568,906	32.2%	$11.31

Net Operating Income	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,631,104	67.8%	$23.84
TI/LC	0	0	0	0	404,064	2.8	1.00
Capital Expenditures	0	0	0	0	60,610	0.4	0.15
Net Cash Flow	$8,861,496	$8,958,550	$9,372,954	$9,525,218	$9,166,431	64.6%	$22.69

NOI DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.95x
NCF DSCR(3)	1.79x	1.81x	1.90x	1.93x	1.85x
NOI DY(3)	8.4%	8.5%	8.8%	9.0%	9.1%
NCF DY(3)	8.4%	8.5%	8.8%	9.0%	8.6%

(1)	U/W Base Rent includes contractual rent steps through June 2017 totaling $251,325.

(2)	The underwritten economic vacancy is 9.3%. The Plaza Mexico – Los Angeles Property was 90.9% leased and 86.9% physically occupied as of June 1, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Plaza Mexico – Los Angeles Whole Loan.

Appraisal. As of the appraisal valuation date of March 16, 2016, the Plaza Mexico – Los Angeles Property had an “as-is” appraised value of $184,000,000.

Environmental Matters. According to Phase I environmental site assessment dated as of March 18, 2016, there were no recognized environmental conditions identified at the Plaza Mexico – Los Angeles Property.

Market Overview and Competition. The Plaza Mexico – Los Angeles Property is located in Lynwood, California, approximately 9.0 miles southeast of downtown Los Angeles. The Plaza Mexico – Los Angeles Property is situated at the heavily trafficked intersection of Long Beach Boulevard (33,495 average daily traffic count) and Imperial Highway (28,749 average daily traffic count), directly adjacent to the Interstate 105 Freeway and Exit 12 ramp, which has an average daily traffic count of 209,879 cars. According to the appraisal, the 2015 populations within a three- and five-mile radius of the Plaza Mexico – Los Angeles Property were 387,826 and 995,071, respectively, while the estimated median household incomes within the same radii were $40,111 and $39,997, respectively.

The Plaza Mexico – Los Angeles Property is located in the Mid Cities submarket of the Los Angeles retail market. According to a third party market research report, the Mid Cities retail submarket has averaged 5.8% vacancy since 2012. According to a third party market research report, as of the first quarter of 2016, the Mid Cities retail submarket contained a total inventory of approximately 47.3 million square feet, overall vacancy rate of 5.2% and average asking rent of $20.10 per square foot on a triple net basis. The Plaza Mexico – Los Angeles Property’s average underwritten rent for the anchor tenants of $11.15 per square foot, is below the appraiser’s concluded anchor rent for comparable properties, which ranged from $21.00 to $24.00 per square foot on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

The following table presents certain information relating to comparable retail properties for the Plaza Mexico – Los Angeles Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Chesterfield Square Los Angeles, CA	2002/NAV	Home Depot, Food 4 Less, Walgreens, McDonalds	215,755	100.0%	11.3 miles	NAV	NNN

Gateway Towne Center Compton, CA	2007/NAV	Target, Home Depot, Staples, 24Hr. Fitness Sport	300,000	100.0%	4.4 miles	NAV	NNN

Azalea Shopping Center South Gate, CA	2014/NAV	Wal-Mart, Ross Dress for Less, Marshalls, Petco	374,000	98.0%	3.1 miles	$22.50-$26.52	NNN

El Paseo At South Gate South Gate, CA	2001/NAV	Regal 16 Cinemas, Curacao	298,691	96.0%	4.5 miles	$14.04-$24.00	NNN

Lakewood Marketplace Lakewood, CA	1968/NAV	Ross Stores, Fresh and Easy, Tuesday Morning, Sears, Daiso California, CSK Auto	215,754	90.0%	12.2 miles	$14.88-$27.84	NNN

South Gate Plaza Shopping Center South Gate, CA	1980/NAV	Northgate Market, CVS	83,316	99.0%	2.7 miles	NAV	NNN

(1)	Information obtained from the appraisal.

The Borrowers. The borrower is Plamex Investments, LLC, a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Mexico – Los Angeles Whole Loan. Donald Chae and Min Chae are the guarantors of certain nonrecourse carveouts under the Plaza Mexico – Los Angeles Whole Loan.

The Sponsors. The sponsors are Donald Chae and Min Chae. The two brothers have over 50 years of combined real estate investment and development experience and currently own 26 real estate projects (in addition to the Plaza Mexico – Los Angeles Property), including retail properties, office properties and land in California. The Chaes acquired the first portion of the Plaza Mexico – Los Angeles Property in 1988 and later purchased the land surrounding the property from the City of Lynwood to facilitate the expansion of the project into its current state. As of December 31, 2015, the sponsors reported a combined net worth and liquidity of $72.8 million and $1.2 million respectively. The sponsors are involved in ongoing litigation with the City of San Bernardino and its Economic Development Agency. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $289,261 for real estate taxes; $53,346 for insurance premiums; $611,613 for TI/LCs for Planet Fitness; $744,439 for rent concessions for Planet Fitness ($638,979), Children’s Place ($67,500) and Kickin’ Crab ($37,960); $50,500 for deferred maintenance; $88,068 for Food 4 Less common area maintenance; $50,000 for La Curacao common area maintenance; $56,250 for pending litigation; $69,999 for proposed construction related to building façade improvements and pedestrian circulation improvements; and $150,000 for earthquake insurance. See “Description of the Mortgage Pool — Litigation and Other Considerations” in the Preliminary Prospectus. Additionally, the loan documents require monthly deposits of $57,852 for real estate taxes, $8,891 for insurance premiums, $5,051 for replacement reserves and $33,672 for general TI/LC (subject to a cap of $1,212,192). If, at any time during the Plaza Mexico – Los Angeles Whole Loan term, the balance of the general TI/LC reserve falls below $500,000, monthly deposits of $33,672 are required to resume until the cap is met.

Lockbox and Cash Management. The Plaza Mexico – Los Angeles Whole Loan is structured with a lender-controlled lockbox account, which is already in place, and requires that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Following the occurrence of a Cash Trap Period (as defined below), excess cash will be held as additional collateral for the Plaza Mexico – Los Angeles Whole Loan. Upon the termination of any Cash Trap Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Trap Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the borrower.

A “Cash Trap Period” will commence upon the earlier of (i) the occurrence of an event of default under the loan documents; (ii) the combined debt service coverage ratio (including the Plaza Mexico – Los Angeles Mezzanine Loan) falling below 1.25x at the end of any calendar quarter; (iii) the commencement of a Food 4 Less Cash Trap Period (as defined below); (iv) at the lender’s election, any default in payment by ISLT Investments LLC (an upper-tier entity of the borrower) (“ISLT”) under two separate guaranties; or (v) the Parking Agreement (as defined below) being terminated. A Cash Trap Period will end if (x) with respect to clause (ii), for six consecutive months, (a) no default or event of default has occurred; (b) no event that would trigger another Cash Trap Period has occurred and (c) the combined debt service coverage ratio is at least 1.30x for six consecutive months; (y) with respect to clause (iii), upon the occurrence of a Food 4 Less Cash Trap Cure Event (as defined below) (and no other Cash Trap Period is then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

continuing); and (z) with respect to clause (v), the borrower complies with all conditions within 10 business days of the termination of such Parking Agreement.

A “Parking Agreement” means that certain lease agreement by and between the borrower and 3000 E. Imperial, LLC.

A “Food 4 Less Cash Trap Period” will commence upon the earliest of (i) the earliest of (x) the date that is six months prior to the then current expiration date of the Food 4 Less lease, (y) the date upon which Food 4 Less delivers to the borrower a written notice or otherwise indicates its intention not to renew its lease, or (z) the date by which Food 4 Less must exercise its next occurring renewal option under the applicable terms of the Food 4 Less lease; (ii) the date upon which Food 4 Less becomes a debtor in any bankruptcy or insolvency proceeding; (iii) the date upon which Food 4 Less vacates, surrenders or ceases to conduct its normal business operations in substantially all of its space, or otherwise “goes dark” (or gives notice to the borrower of its intention to vacate, surrender or cease to conduct its normal business operations at substantially all of the Food 4 Less space, or otherwise “go dark”); (iv) the date upon which a monetary or material non-monetary default occurs (beyond any applicable notice, grace and cure periods expressly provided for under the Food 4 Less lease) under the Food 4 Less lease and (v) the date upon which the Food 4 Less lease expires or is surrendered, cancelled or otherwise terminated (or the borrower receives a notice from Food 4 Less of its intention to surrender, cancel or otherwise terminate the Food 4 Less lease).

A “Food 4 Less Cash Trap Cure Event” will occur, with respect to clause (i) above, if (A) Food 4 Less has renewed or extended its lease with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) the borrower has delivered to the lender (1) a copy of the Food 4 Less lease renewal and (2) an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease (as renewed or extended pursuant to the Food 4 Less lease renewal) and (C) the borrower has paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with such Food 4 Less lease renewal and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of the payment of same; with respect to clause (ii) above, if either (x) Food 4 Less has ceased to be a debtor in such voluntary bankruptcy or insolvency proceeding (and the Food 4 Less lease has been affirmed, assumed or assigned in a manner satisfactory to the lender), or (y) a Food 4 Less replacement tenant has taken an assignment of the Food 4 Less lease and assumed all of the obligations of the tenant thereunder, and the borrower has delivered to the lender (1) a copy of the assignment of the Food 4 Less lease to the Food 4 Less replacement tenant (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), and (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant; with respect to clause (iii) above, if (A) Food 4 Less has resumed operations and been open for business to the public at the Plaza Mexico – Los Angeles Property in the entire Food 4 Less space for 90 consecutive calendar days (and no event of default has occurred or is then in effect during such 90 consecutive calendar day period), (B) the Food 4 Less lease is in full force and effect and no default has occurred and is continuing under the Food 4 Less lease, and (C) the borrower has delivered to the lender an acceptable tenant estoppel certificate from Food 4 Less with respect to the Food 4 Less lease; with respect to any of the clauses above, if the borrower has (A) entered into a lease with a replacement tenant reasonably satisfactory to the lender demising all of the Food 4 Less space, with a net effective rental rate of not less than the net effective rental rate under the Food 4 Less lease as of the loan closing date, for a term of not less than 5 years, and otherwise in form and substance and upon terms reasonably acceptable to the lender, (B) delivered to the lender (1) a copy of the Food 4 Less replacement lease (together with evidence reasonably satisfactory to the lender that the Food 4 Less replacement tenant is open for business in the space demised to the Food 4 Less replacement tenant and paying full unabated rent in accordance with the Food 4 Less replacement lease), (2) an acceptable tenant estoppel certificate from the Food 4 Less replacement tenant and (3) if requested by the lender, a subordination, non-disturbance and attornment agreement from the Food 4 Less replacement tenant in form and substance satisfactory to lender and (C) paid all tenant improvement allowances and leasing brokerage commissions payable by the borrower in connection with the Food 4 Less replacement lease and delivered to the lender evidence in form and substance reasonably satisfactory to the lender of payment of the same.

Property Management. The Plaza Mexico – Los Angeles Property is managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the Plaza Mexico – Los Angeles Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating any securities backed by any of the Plaza Mexico – Los Angeles Companion Loans with respect to the ratings of such securities.

Partial Release. Not Permitted.

Free Release. The borrower has the right to a free release of an unimproved portion of the Plaza Mexico – Los Angeles Property (the “Release Parcel”) provided certain conditions are met including, among others: (i) no event of default has occurred and is continuing; (ii) following the release, the remaining Plaza Mexico – Los Angeles Property will be in compliance with applicable legal requirements and all provisions of any leases of any portion of the Plaza Mexico – Los Angeles Property that are then in effect (including, without limitation, as to required parking spaces, restrictions on development, access and similar matters), and the Release Parcel will be subject to a restrictive covenant prohibiting the use or development thereof in any manner that violates any provision of any then-existing lease of the remaining Plaza Mexico – Los Angeles Property; and (iii) compliance with REMIC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PLAZA MEXICO – LOS ANGELES

requirements. No value was attributed to the Release Parcel in the appraisal. The borrower is permitted to construct a parking garage and a residential complex on the Release Parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Natixis, New York Branch (in such capacity, the “Plaza Mexico – Los Angeles Mezzanine Lender”) has originated a $14,000,000 mezzanine loan (the “Plaza Mexico – Los Angeles Mezzanine Loan”) to an affiliate of the borrower. The Plaza Mexico – Los Angeles Mezzanine Loan is subject to an intercreditor agreement between the lender and the Plaza Mexico – Los Angeles Mezzanine Lender. The Plaza Mexico – Los Angeles Mezzanine Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 60 months. The Plaza Mexico – Los Angeles Mezzanine Loan accrues interest at an interest rate of 12.352% per annum and requires interest-only payments through the term of the Plaza Mexico – Los Angeles Mezzanine Loan. The Plaza Mexico – Los Angeles Mezzanine Loan was purchased by Waterfall Olympic Master Fund Grantor Trust, Series III on August 12, 2016.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Plaza Mexico – Los Angeles Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 13.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

COSENTINO

SAW MILL CLUB
East

SAW MILL CLUB
East

ROSELLE
LIGHTING AND SUPPLY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

333 North Bedford
333 North Bedford Road
Mount Kisco, NY 10549
Amawalk Reservoir
Golden's Bridge
Yorktown Heights
Muscoot County Park
Katonah
Cross River Reservoir
Beaver Dam Park
Caramoor Center for Music and the Arts
Bedford Hills
Glenarbor Golf Club
New Croton Reservoir
Kitchawan
IBM Thomas J. Watson Research Ctr.
Briarcliff Peekskill Trailway
Hudson National Golf Club
Croton-On-Hudson
Mount Kisco
Bedford
Bedford Golf Club
Arthur W. Butler Mem. Sanctuary
WESTCHESTER COUNTY
Ossining
Chappaqua
Briarcliff Manor
Pleasantville
Ehrmann Park
The Canyon Club
Whippoorwill Club
STAMFORD
Hudson River
Sleepy Hollow Country Club
Thornwood
Graham Hill County Park
Armonk
NEW YORK
CONNECTICUT
The Stamwich Golf Course
Phelps Memorial Hospital
Rockefeller State Park Preserve
Hawthorne
Sleepy Hollow
Kensico Lake
Tamarack Country Club
FAIRFIELD COUNTY
Valhalla
Marymount College
New York Medical College-Valhalla Campus
Westchester Medical Center
Cranberry Lake County Park
Westchester County Airport
Fairview Country Club
Greenwich
The New NY Bridge Under Construction Open 2018
Tarrytown
Westchester Community College
Rye Lake
TAPPAN ZEE BRIDGE
White Plains
Elmsford
Silver Lake Park
Harrison
SUNY at Purchase
Round Hill Golf Course
NY City 13 miles
Greenburgh
Brae Burn Golf Club
Saw Mill River Pkwy
Taconic State Pkwy
METRO NORTH
HARLEM LINE
HUDSON LINE
NY State Thruway
Cross Westchester Expwy
Sprain Brook Pkwy
Merritt Pkwy
CONNECTICUT
NEW YORK
YONKERS
BRONX
NEW YORK CITY
MANHATTAN
QUEENS
NEW JERSEY
Long Island Sound

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 333 North Bedford

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Office/Retail/Warehouse
Cut-off Date Balance(1):	$29,913,127			Location:	Mount Kisco and Bedford, NY
% of Initial Pool Balance:	4.0%			Size:	611,954 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$96.95
Borrower Name:	DP 21, LLC			Year Built/Renovated:	1957/2009
Sponsors:	James A. Diamond; William E. Diamond			Title Vesting:	Fee
Mortgage Rate:	3.780%			Property Manager:	Self-managed
Note Date:	August 4, 2016			4th Most Recent Occupancy (As of):	96.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.9% (12/31/2013)
Maturity Date:	August 10, 2026			2nd Most Recent Occupancy (As of):	98.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	81.4% (8/1/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$6,437,527 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI:	$6,329,468 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI:	$6,630,288 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI:	$6,778,878 (TTM 5/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$7,450,441
				U/W Expenses:	$2,331,060
				U/W NOI(4):	$5,119,381
				U/W NCF:	$4,776,687
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.54x
				U/W NCF DSCR(1):	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	8.6%
Taxes	$15,703	$120,633	NAP	U/W NCF Debt Yield(1):	8.1%
Insurance	$127,612	$10,634	NAP	As-Is Appraised Value(5):	$92,500,000
Replacement Reserves	$0	$5,100	NAP	As-Is Appraisal Valuation Dates:	July 6, 2016
TI/LC Reserve	$1,500,000	Springing	$1,500,000	Cut-off Date LTV Ratio(1)(5):	64.1%
Deferred Maintenance	$860,966	$0	NAP	LTV Ratio at Maturity or ARD(1)(5):	50.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also concluded to an “as-stabilized” appraised value of $96,400,000 as of July 1, 2017, which would indicate a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 61.5% and 48.6%, respectively. See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “333 North Bedford Mortgage Loan”) is part of a whole loan (the “333 North Bedford Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a multi-tenanted mixed use building containing a combination of warehouse, flex, office, retail, and recreation space, located in Mount Kisco and Bedford, New York (the “333 North Bedford Property”). The 333 North Bedford Whole Loan was originated on August 4, 2016 by Natixis Real Estate Capital LLC. The 333 North Bedford Whole Loan had an original principal balance of $59,500,000, has an outstanding principal balance as of the Cut-off Date of $59,327,701 and accrues interest at an interest rate of 3.780% per annum. The 333 North Bedford Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 333 North Bedford Whole Loan matures on August 10, 2026.

The 333 North Bedford Mortgage Loan, evidenced by the controlling Note A-1 had an original principal balance of $30,000,000, has an outstanding principal balance of $29,913,127 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-2 (the “333 North Bedford Companion Loan”) had an original principal balance of $29,500,000, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to a future trust. The lender provides no assurances that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

Note A-2 will not be split further. See “Description of the Mortgage Pool—The Whole Loan—The Serviced Whole Loans—The 333 North Bedford Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,000,000	WFCM 2016-NXS6	Yes
A-2	$29,500,000	Natixis Real Estate Capital LLC	No
Total	$59,500,000

Following the lockout period, the borrower has the right to defease the 333 North Bedford Whole Loan in whole or in part on any date before May 10, 2026. In addition, the 333 North Bedford Whole Loan is prepayable without penalty on or after May 10, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 4, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$59,500,000	100.0%	Loan payoff(1)	$40,686,576	68.4%
			Reserves	2,504,280	4.2
			Closing costs	1,140,429	1.9
			Return of equity	15,168,714	25.5
Total Sources	$59,500,000	100.0%	Total Uses	$59,500,000	100.0%
(1)	The 333 North Bedford Property was previously securitized in the UBSC 2011-C1 transaction.

The Property. The 333 North Bedford Property is a one- and two-story 611,954 square foot, multi-tenanted class B+ mixed-use building containing a combination of flex (25.6% of net rentable area), warehouse (11.8%), recreation space (22.3%), retail (18.8% including health club spaces), self-storage (14.7%) and office (6.8%), known as The Park at Mount Kisco. The 333 North Bedford Property is situated on a 37.4-acre parcel located in the towns of Mount Kisco and Bedford, New York. Originally built in 1957 as a single tenant distribution facility, the 333 North Bedford Property was reconfigured to a multi-tenanted facility in 2006-2009. The 333 North Bedford Property features 20.5-foot clear heights, 9 loading docks, 17 drive-in bays, and 31.5-foot by 31.5-foot column spacing. The 333 North Bedford Property contains 799 surface parking spaces, accounting for a parking ratio of 1.3 spaces per 1,000 square feet of rentable area. As of August 1, 2016, the 333 North Bedford Property was 81.4% occupied by 20 tenants. Major tenants at the 333 North Bedford Property include Grand Prix New York Racing, Target, C&S North America, Safe Havens Partners (self-storage), Saw Mill Club East fitness center and Photo File, Inc. Approximately 22.3% of the total rentable area consists of recreation space in the form of an indoor go-karting track, bowling alley, and a trampoline park.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents certain information relating to the tenancy at the 333 North Bedford Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Space Type	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Grand Prix New York Racing(2)	NR/NR/NR	Recreational	117,942	19.3%	$8.90	$1,049,106	17.8%	12/31/2024
Safe Havens Partners(3)	NR/NR/NR	Self-storage	90,031	14.7%	$8.33	$750,000	12.7%	5/31/2022
Photo File, Inc.	NR/NR/NR	Flex	42,881	7.0%	$14.04	$602,149	10.2%	3/31/2020(4)
Saw Mill Club East(5)	NR/NR/NR	Health Club	42,693	7.0%	$18.87	$805,500	13.6%	12/31/2020(6)
C&C North America	NR/NR/NR	Retail	31,454	5.1%	$14.07	$442,609	7.5%	3/31/2018(7)
Total Major Tenants			325,001	53.1%	$11.23	$3,649,364	61.8%

Non-Major Tenants			173,107	28.3%	$13.04	$2,257,476	38.2%

Occupied Collateral Total			498,108	81.4%	$11.86	$5,906,840	100.0%

Vacant Space			113,846	18.6%

Collateral Total			611,954	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totaling $57,364, through August 2017.
(2)	Grand Prix New York Racing subleases 17,200 square feet to Spins Bowl (2.8% of net rentable area) at a current rental rate of $20.93 per square foot. The sponsors have a 52.6% ownership interest in Grand Prix New York Racing and 87.4% ownership interest in Spins Bowl. The Annual U/W Base Rent for Grand Prix New York Racing is based on the tenant’s primary lease rate and Spins Bowl’s lease rate. Spins Bowl is required to pay the borrower directly the annual rent of $360,000.
(3)	The sponsors have 75.0% ownership in Safe Havens Partners.
(4)	Photo File, Inc. has a one-time right to terminate its lease on October 1, 2017, with nine months’ written notice and the payment of unamortized landlord lease transaction costs, including cost of tenant’s build-out and brokerage fees.
(5)	Saw Mill Club East subleases 1,300 square feet to Spa East (0.2% of net rentable area) at a current rental rate of $44.77 per square foot. The Annual U/W Base Rent for Saw Mill Club East is based on the tenant’s primary lease rate.
(6)	Saw Mill Club East has five, five-year renewal options.
(7)	C&C North America has two, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the 333 North Bedford Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	3	57,418	9.4%	57,418	9.4%	$735,572	12.5%	$12.81
2018	3	71,164	11.6%	128,582	21.0%	$947,316	16.0%	$13.31
2019	5	27,051	4.4%	155,633	25.4%	$368,889	6.2%	$13.64
2020	5	120,121	19.6%	275,754	45.1%	$1,806,146	30.6%	$15.04
2021	0	0	0.0%	275,754	45.1%	$0	0.0%	$0.00
2022	2	96,612	15.8%	372,366	60.8%	$869,133	14.7%	$9.00
2023	0	0	0.0%	372,366	60.8%	$0	0.0%	$0.00
2024	1	117,942	19.3%	490,308	80.1%	$1,049,106	17.8%	$8.90
2025	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
2026	0	0	0.0%	490,308	80.1%	$0	0.0%	$0.00
Thereafter	1	7,800	1.3%	498,108	81.4%	$130,678	2.2%	$16.75
Vacant	0	113,846	18.6%	611,954	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	611,954	100.0%			$5,906,840	100.0%	$11.86

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents historical occupancy percentages at the 333 North Bedford Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)(3)
96.9%	98.8%	100.0%	81.4%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.
(3)	The decrease in occupancy from 2015 is due to former tenant The Wine Enthusiast (18.6% of net rentable area) vacating its space in July 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 333 North Bedford Property:

Cash Flow Analysis

	2013	2014	2015	TTM 5/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,640,031	$6,475,101	$6,901,321	$6,999,170	$5,906,840	79.3%	$9.65
Grossed Up Vacant Space	0	0	0	0	1,223,845	16.4	2.00
Total Reimbursables	1,915,069	2,028,386	2,109,966	2,164,362	1,950,357	26.2	3.19
Other Income	12,028	47,286	1,283	3,127	3,127	0.0	0.01
Less Vacancy & Credit Loss	0	0	0	0	(1,633,727)(1)	(21.9)	(2.67)
Effective Gross Income	$8,567,127	$8,550,772	$9,012,571	$9,166,659	$7,450,441	100.0%	$12.17

Total Operating Expenses	$2,129,600	$2,221,304	$2,382,282	$2,387,781	$2,331,060	31.3	$3.81

Net Operating Income	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$5,119,381(2)	68.7%	$8.37

TI/LC	0	0	0	0	305,977	4.1	0.50
Capital Expenditures	0	0	0	0	36,717	0.5	0.06
Net Cash Flow	$6,437,527	$6,329,468	$6,630,288	$6,778,878	$4,776,687	64.1%	$7.81

NOI DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.54x
NCF DSCR(3)	1.94x	1.91x	2.00x	2.04x	1.44x
NOI DY(3)	10.9%	10.7%	11.2%	11.4%	8.6%
NCF DY(3)	10.9%	10.7%	11.2%	11.4%	8.1%

(1)	The underwritten economic vacancy is 18.0%. The 333 North Bedford Property was 81.4% physically occupied as of August 1, 2016.
(2)	The decrease in U/W NOI is due to a former tenant The Wine Enthusiast, (18.6% of net rentable area) vacating its space in July 2016.
(3)	The debt service coverage ratios and debt yields are based on the 333 North Bedford Whole Loan.

Appraisal. As of the appraisal valuation date of July 6, 2016, the 333 North Bedford Property had an “as-is” appraised value of $92,500,000 and an “as-stabilized” value of $96,400,000 as of July 1, 2017, based on a stabilized occupancy of 93.0%.

Environmental Matters. According to a Phase I environmental site assessment dated July 15, 2016, there was no evidence of any recognized environmental conditions at the 333 North Bedford Property.

Market Overview and Competition. The 333 North Bedford Property is located in Mount Kisco and Bedford, Westchester County, New York, approximately 43.2 miles northeast of New York City. The 333 North Bedford Property is situated 2.2 miles west of Interstate 684, which runs north/south through Westchester to Putnam County. The 333 North Bedford Property is also located approximately 8.1 miles east of the Taconic State Parkway, which travels north-south through Westchester County, providing access to White Plains to the south and Yorktown to the north. According to the appraisal, the 2016 estimated population in Mount Kisco and Bedford was 11,337 and 17,799, respectively, with an estimated 2016 average household income of $104,272 and $188,402, respectively. Mount Kisco is often referred to as “the commercial hub” of northern Westchester, as residents from surrounding towns and municipalities come to shop at the village’s array of stores. North Bedford Road is considered the main commercial corridor in the area and is heavily developed with various commercial and retail uses for approximately 2 miles north of downtown Mount Kisco. Over the last decade, national retailers have increased their presence in the market. Staples, Target and T.J. Maxx have all opened locations along East Main Street and North Bedford Road, north and south of town. In addition, Borders Books recently opened a store at the northwest corner of East Main Street and Green Street in downtown Mount Kisco.

According to the appraisal, the 333 North Bedford Property is located within the North Market industrial submarket of the Westchester County industrial market. As of the second quarter of 2016, the submarket reported total inventory of 72 buildings totaling approximately 2.2 million square feet with a 5.1% vacancy rate. The appraiser concluded to market rents for the 333 North Bedford Property of $12.00 per square foot for the industrial space, $20.00 per square foot for the office space and $18.00 per square foot for the health club spaces, all on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

The following table presents certain information relating to comparable office properties to the 333 North Bedford Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
404 Fieldcrest Drive Elmsford, NY	1996/NAV	1	78,674	100%	14.0 miles	Federal Express	Apr 2016 / 5 Yrs	78,674	$10.50	NNN
518-520 Franklin Avenue Mount Vernon, NY	1960/NAV	1	22,500	100%	27.8 miles	Not disclosed	Oct 2015/ 10 Yrs	22,500	$12.75	NNN
3 Westchester Plaza Elmsford, NY	1969/NAV	1	93,500	100%	14.5 miles	Vivant Solar	Aug 2015 / 5 Yrs	24,275	$17.00	NNN
560 South 3rd Avenue Mount Vernon, NY	1965/NAV	1	63,000	100%	28.1 miles	DHL	Jun 2015 / NAV	22,400	$12.81	Modified Gross
600-700 Executive Blvd. Elmsford, NY	1968/NAV	1	107,500	100%	14.8 miles	Not Disclosed	Jun 2015 / 5 Yrs	15,000	$13.50	NNN
36 Midland Avenue Port Chester, NY	1979/NAV	1	78,287	88%	20.8 miles	Walker Zanger	Apr 2015 / 10 Yrs	21,764	$14.64	NNN
(1)	Information obtained from the appraisal and a third party report.

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
400 Columbus Avenue Valhalla, NY	1972/1998	3	141,190	50%	10.3 miles	Confidential	Jun 2016 / 10 Yrs	4,700	$23.50	Modified Gross
500 Executive Boulevard Ossining, NY	1996/2002	3	22,500	94%	10.5 miles	Confidential	Jan 2016 / 5 Yrs	2,895	$21.50	NNN
280 North Bedford Road Mount Kisco, NY	1988/1999	3	30,000	92%	0.2 miles	Confidential	Jan 2016 / 5 Yrs	1,700	$24.00	NNN
45 Knollwood Road Elmsford, NY	1982/NAV	5	50,000	93%	16.0 miles	Paredim Partners	Nov 2015 / 5 Yrs	3,109	$22.00	Modified Gross
45 Kensico Drive Mount Kisco, NY	1970/NAV	2	16,320	100%	1.1 miles	Confidential	Sep 2015 / 5 Yrs	2,385	$22.00	Modified Gross
(1)	Information obtained from the appraisal and a third party report.

The Borrower. The borrower is DP 21, LLC, a New York limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 333 North Bedford Whole Loan. James A. Diamond and William E. Diamond are the guarantors of certain nonrecourse carveouts under the 333 North Bedford Whole Loan.

The Sponsors. The sponsors are James A. Diamond and William E. Diamond, founders of Diamond Properties LLC. Since its founding in 1993, Diamond Properties, LLC has acquired 58 properties, including office, warehouse, retail and residential properties and land, in New York, Pennsylvania, Connecticut, Ohio and Maryland; and the firm currently owns 44 properties, totaling in excess of 3.7 million square feet. James A. Diamond and William E. Diamond reported an aggregate net worth of approximately $83.6 million and $81.0 million, respectively, as of December 31, 2015.

Escrows. The loan documents provide for upfront reserves in the amount of $15,703 for real estate taxes, $127,612 for insurance, $1,500,000 for tenant improvements and leasing commissions (“TI/LC”) and $860,966 for deferred maintenance. The loan documents also provide for ongoing monthly deposits of $120,633 for real estate taxes, $10,634 for insurance premiums and $5,100 for replacement reserves. The TI/LC reserve is subject to a cap of $1,500,000 and a floor of $500,000. If the balance of the TI/LC reserve falls below $500,000, the loan documents require ongoing monthly deposit in the amount of $25,498 until the cap is met.

Lockbox and Cash Management. The 333 North Bedford Whole Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The 333 North Bedford Whole Loan requires all rents to be directly deposited by tenants of the 333 North Bedford Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default; (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x; or (iii) a Primary Tenant Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for six consecutive months; and with respect to clause (iii), upon the occurrence of a Primary Tenant Sweep Period Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

333 NORTH BEDFORD

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of, or receipt by the borrower of a notice to terminate, a Primary Tenant (as defined below) lease; (ii) a Primary Tenant becoming the subject of a bankruptcy action; (iii) a Primary Tenant “going dark” in a majority of its premises; (iv) the occurrence of any monetary or material non-monetary default (beyond any applicable notice and/or cure period) under a Primary Tenant lease; or (v) the date that is the earlier of nine months prior to (A) any lease extension date set forth in a Primary Tenant lease or (B) the expiration date of such Primary Tenant lease unless, in the case of (v) such Primary Tenant lease has been extended with a term that expires no earlier than five years after the 333 North Bedford Whole Loan maturity date.

A “Primary Tenant Sweep Period Cure” will occur with respect to clause (i) or clause (v) above, if a Primary Tenant Replacement Event (as defined below) has occurred; with respect to clause (ii) above, if either (A) the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, or (B) a Primary Tenant Replacement Event has occurred; with respect to clause (iii) above, if either (A) a Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (B) a Primary Tenant Replacement Event has occurred; or with respect to clause (iv) above, if either (A) the monetary or material non-monetary default is cured and no other monetary or material nonmonetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease, or (B) a Primary Tenant Replacement Event has occurred.

A “Primary Tenant Replacement Event” means the termination of a Primary Tenant lease and the borrower entering into one or more new leases for all of the applicable Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant” means each of (i) Grand Prix New York Racing, (ii) Spins Bowl, (iii) and thereafter, any acceptable replacement tenant thereof occupying all or substantially all of the Primary Tenant premises.

Property Management. The 333 North Bedford Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the 333 North Bedford Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by the 333 North Bedford Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 333 North Bedford Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

Yeager Office Suites

Frisco

Carmel Office Suites

Carmel

GREENWOOD OFFICE SUITES

Greenwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

Prosper
McKinney
Little Elm
FRISCO
The Colony
PLANO
Lake Lewisville

Noblesville
Westfield
Carmel
Zionsville
Fishers
McCordsville
Lawrence
INDIANAPOLIS
Speedway
Downtown
Warren Park
Cumberland

Yeager Portfolio

1 Frisco	Frisco, TX
2 Carmel	Carmel, IN
3 Greenwood	Greenwood, IN
4 Fishers II	Fishers, IN
5 Fishers I	Fishers, IN
6 Plainfield	Plainfield, IN
7 Noblesville I	Noblesville, IN
8 Noblesville II	Noblesville, IN

Downtown
INDIANAPOLIS
Beech Grove
Franklin Township
Perry Township
West Newton
Homecroft
Southport
Greenwood
New Whiteland
Whiteland

Brownsburg
Clermont
Speedway
INDIANAPOLIS
Avon
Plainfield
West Newton
Camby
Wynnedale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Yeager Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$28,000,000			Location:	Various – See Table
% of Initial Pool Balance:	3.7%			Size:	163,740 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$171.00
Borrower Name:	Yeager Companies LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Scott J. Yeager			Title Vesting:	Fee
Mortgage Rate:	4.881%			Property Manager:	Self-managed
Note Date:	September 13, 2016			4th Most Recent Occupancy (As of)(2):	97.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	97.6% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of)(2):	95.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	98.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	99.5% (8/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$2,348,010 (12/31/2013)
Call Protection:	L(24),D(91),O(5)			3rd Most Recent NOI (As of):	$2,420,104 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$2,944,282 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,997,848 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$5,207,442
				U/W Expenses:	$2,366,980
				U/W NOI:	$2,840,462
				U/W NCF:	$2,731,235
Escrows and Reserves(1):				U/W NOI DSCR:	1.60x
				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$81,166	$40,583	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$25,388	$4,231	NAP	As-Is Appraised Value:	$38,460,000
Replacement Reserve	$0	$2,997	NAP	As-Is Appraisal Valuation Date(4):	Various
TI/LC Reserve	$0	$11,988	$400,000	Cut-off Date LTV Ratio:	72.8%
Deferred Maintenance	$40,103	$0	NAP	LTV Ratio at Maturity or ARD:	59.6%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Yeager Portfolio Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in eight suburban office properties located in Indiana and Texas (the “Yeager Portfolio Properties”). The Yeager Portfolio Mortgage Loan was originated on September 13, 2016 by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”). The Yeager Portfolio Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.881% per annum. The Yeager Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Yeager Portfolio Mortgage Loan matures on October 6, 2026.

Following the lockout period, the borrower has the right to defease the Yeager Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any payment date before June 6, 2026. In addition, the Yeager Portfolio Mortgage Loan is prepayable without penalty on or after June 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$19,577,315	69.9%
			Closing costs	715,992	2.6
			Reserves	146,656	0.5
			Return of equity	7,560,037	27.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

The Properties. The Yeager Portfolio Properties consist of eight office properties located in Indiana (seven properties) and Texas (one property). The Yeager Portfolio Properties total 163,740 square feet and are leased to 608 tenants. The Yeager Portfolio Properties range in size from 8,100 square feet to 29,562 square feet, with an average of 20,468 square feet. The Yeager Portfolio Properties cater to the on modern-day needs of small businesses, start-ups, and independent professionals by providing office suites with all-inclusive amenities at affordable monthly rates. With the exception of the Noblesville II property, which is more similar to a traditional office building with larger suites and fewer tenants, all Yeager Portfolio Properties offer suite-style office spaces to tenants and feature communal conference rooms, a cafe, and co-working space. In addition, tenants at all Yeager Portfolio Properties are provided with high-speed internet access, utilities, and janitorial maintenance, as well as technological amenities at a fixed fee. The Yeager Portfolio Properties offer tenants monthly rents ranging from $202 to $3,300 per suite on month-to-month leases, with a 90-day notice to vacate. No tenant accounts for more than 2.0% of the net rentable area or 0.8% of underwritten base rent at the Yeager Portfolio Properties.

The Yeager Portfolio Properties were developed or acquired by the sponsor from 2005 to 2014, for a total cost of approximately $36.9 million ($225.18 per square foot). In addition, the sponsor spent approximately $454,094 in capital expenditures and other soft costs for a total cost basis of approximately $37.3 million ($227.95 per square foot). Since 2007, the average occupancy across the Yeager Portfolio Properties, excluding properties in initial lease up has ranged from 97.2% to 100.0%. As of August 1, 2016, the Yeager Portfolio Properties were 99.5% occupied by 608 tenants, with individual properties ranging in occupancy from 98.4% to 100.0%.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
Frisco - Frisco, TX	$7,000,000	25.0%	99.4%	2013/NAP	25,019	$8,450,000	82.8%
Carmel - Carmel, IN	$6,000,000	21.4%	100.0%	2010/NAP	29,562	$8,000,000	75.0%
Fishers II - Fishers, IN	$3,700,000	13.2%	98.4%	2006/NAP	24,685	$5,330,000	69.4%
Greenwood - Greenwood, IN	$3,600,000	12.9%	100.0%	2008/NAP	24,303	$5,200,000	69.2%
Fishers I - Fishers, IN	$3,100,000	11.1%	100.0%	2005/NAP	16,653	$4,460,000	69.5%
Plainfield - Plainfield, IN	$3,000,000	10.7%	99.1%	2009/NAP	22,818	$4,300,000	69.8%
Noblesville I - Noblesville, IN	$1,000,000	3.6%	100.0%	1930/2005	8,100	$1,550,000	64.5%
Noblesville II - Noblesville, IN	$600,000	2.1%	100.0%	2006/NAP	12,600	$1,170,000	51.3%
Total/Weighted Average	$28,000,000	100.0%	99.5%		163,740	$38,460,000	72.8%

The following table presents certain information relating to the property mix at the Yeager Portfolio Properties:

Property Mix

Property Name – Location	Net Rentable Area (SF)	No. of Suites	Average Suite U/W Monthly Rent	Average Suite NRSF	Average Suite U/W Annual Rent PSF
Frisco - Frisco, TX	25,019	152	$628.06	145	$54.74
Carmel - Carmel, IN	29,562	146	$559.34	181	$38.61
Fishers II - Fishers, IN	24,685	98	$625.40	216	$35.58
Greenwood - Greenwood, IN	24,303	101	$569.71	206	$34.10
Fishers I - Fishers, IN	16,653	76	$566.64	189	$36.03
Plainfield - Plainfield, IN	22,818	96	$575.06	204	$34.69
Noblesville I - Noblesville, IN	8,100	42	$504.14	166	$36.80
Noblesville II - Noblesville, IN	12,600	6	$2,458.33	2,100	$14.17
Total/Weighted Average	163,740	717	$599.94	201	$39.87

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

The following table presents historical occupancy percentages at the Yeager Portfolio Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	8/1/2016(3)
97.6%	97.6%	95.4%	98.9%	99.5%

(1)	Information obtained from the borrower.
(2)	2012 and 2013 occupancy excludes the Frisco property as it was constructed in 2013. In 2014, the Frisco property had occupancy of 75.0% during its initial lease-up period. Excluding the Frisco property, the Yeager Portfolio Properties had occupancy of 98.3%.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Yeager Portfolio Properties:

Cash Flow Analysis

	2013(1)	2014	2015	TTM 6/30/2016	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,538,349	$4,059,877(3)	$4,941,210(3)	$5,125,842	$5,245,243		100.7%	$32.03
Grossed Up Vacant Space	0	0	0	0	29,352		0.6	0.18
Total Reimbursables	0	0	0	0	0		0.0	0.00
Other Income(4)	304,619	279,085	223,919	236,498	232,265		4.5	1.42
Less Vacancy & Credit Loss	0	0	0	0	(299,418)	(5)	(5.7)	(1.83)
Effective Gross Income	$3,842,968	$4,338,962	$5,165,129	$5,362,340	$5,207,442		100.0%	$31.80

Total Operating Expenses	$1,494,958	$1,918,858	$2,220,847	$2,364,492	$2,366,980		45.5%	$14.46

Net Operating Income	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,840,462		54.5%	$17.35
TI/LC	0	0	0	0	84,858		1.6	0.52
Capital Expenditures	0	0	0	0	24,369		0.5	0.15
Net Cash Flow	$2,348,010	$2,420,104	$2,944,282	$2,997,848	$2,731,235		52.4%	$16.68

NOI DSCR	1.32x	1.36x	1.65x	1.68x	1.60x
NCF DSCR	1.32x	1.36x	1.65x	1.68x	1.53x
NOI DY	8.4%	8.6%	10.5%	10.7%	10.1%
NCF DY	8.4%	8.6%	10.5%	10.7%	9.8%

(1)	2013 excludes the Frisco property as it was constructed in 2013.
(2)	In addition to leased contract rent, Base Rent includes income from membership fees for access to the Yeager Portfolio Properties ($105,526) and leased storage ($7,308).
(3)	The increase in 2015 Base Rent over 2014 Base Rent is due primarily to the Frisco property being in initial lease-up period in 2014 and reaching 100.0% occupancy in 2015.
(4)	Other Income is comprised of fees for phone/cable, utilities, and tenant improvements.
(5)	The underwriting economic vacancy is 5.7% (8.0% for the Frisco property and 5.0% for the other Yeager Portfolio Properties), in-line with the appraiser’s concluded vacancy rates for each property and generally above the historical vacancy rates at each property. The Yeager Portfolio Properties were 99.5% physically occupied as of August 1, 2016.

Appraisal. As of the appraisal valuation dates of July 25, 2016 and July 27, 2016, the Yeager Portfolio Properties had an aggregate “as-is” appraised value of $38,460,000.

Environmental Matters. According to the Phase I environmental site assessments dated July 26, 2016 through August 3, 2016, there was no evidence of any recognized environmental conditions at the Yeager Portfolio Properties.

Market Overview and Competition. The Yeager Portfolio Properties are comprised of eight suburban office/office suite properties located in Indiana within the Indianapolis metropolitan statistical area (seven properties) and in Texas within the Dallas metropolitan statistical area (one property), listed below by descending allocated principal balance as of the Cut-off Date.

The following table presents certain information relating to the Yeager Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	Estimated 2016 Population (5-mile Radius)(1)	Estimated 2016 Average Household Income (5-mile Radius)(1)	Average Submarket Vacancy(1)
Frisco - Frisco, TX	$7,000,000	187,308	$118,254	12.1%
Carmel - Carmel, IN	$6,000,000	151,398	$109,943	6.9%
Fishers II - Fishers, IN	$3,700,000	144,599	$104,329	12.9%
Greenwood - Greenwood, IN	$3,600,000	151,087	$72,369	5.8%
Fishers I - Fishers, IN	$3,100,000	166,686	$104,234	12.9%
Plainfield - Plainfield, IN	$3,000,000	97,526	$76,814	5.4%
Noblesville I - Noblesville, IN	$1,000,000	97,591	$93,643	13.9%
Noblesville II - Noblesville, IN	$600,000	119,283	$96,575	13.9%
(1)	Information obtained from third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

The Borrower. The borrower is Yeager Companies LLC, a Texas limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Yeager Portfolio Mortgage Loan. The borrower is owned by managing member, Yeager Real Estate Inc. (0.5%) and Yeager Properties Inc. (“Yeager Properties”) (99.5%), both of which are wholly owned by the non-recourse guarantor of the Yeager Portfolio Mortgage Loan, Scott J. Yeager (the “Yeager Portfolio Guarantor”). The Yeager Portfolio Mortgage Loan will be recourse to the Yeager Portfolio Guarantor pursuant to standard carve-outs. In addition, upon the occurrence of the Partial Recourse Springing Event (as defined below), the Yeager Portfolio Mortgage Loan will be recourse to the Yeager Portfolio Guarantor up to $2.8 million.

A “Partial Recourse Springing Event” will commence upon the date on which (i) the property manager no longer manages the Yeager Portfolio Properties pursuant to the management agreement, (ii) the Yeager Portfolio Guarantor does not own at least 51% of all legal and beneficial interests in the property manager (subject to the ability to transfer its ownership to immediate family members or trusts for estate planning purposed provided that Scott J. Yeager continues to control the property manager), or (iii) the Yeager Portfolio Guarantor does not control the property manager.

The Sponsor. The sponsor of the Yeager Portfolio Mortgage Loan is Scott J. Yeager. Mr. Yeager is the founder of Yeager Properties, which provides creatively designed multi-tenant office and retail properties that serve the small tenant market. Yeager Properties cater to the needs of small businesses and independent professionals by providing furnished office suite buildings with all-inclusive amenities including utilities, cable, high speed internet, and a full time on-site property manager at affordable rates. Yeager Properties currently manages nine office suites and two retail properties across Indiana and Texas.

Escrows. The loan documents provide for upfront reserves in the amount of $81,166 for real estate taxes, $25,388 for insurance, and $40,103 for deferred maintenance. Additionally, the loan documents provide for ongoing monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (initially estimated at $40,583), one-twelfth of the estimated annual insurance premiums (initially estimated at $4,231), $2,997 for replacement reserves, and $11,988 for TI/LC (subject to a cap of $400,000). During a Specified Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a “Specified Tenant Rollover Reserve” to be held by the lender as additional security for the Yeager Portfolio Mortgage Loan. So long as no event of default exists, funds held in the Specified Tenant Rollover Reserve are required to be used in connection with TI/LC expenses incurred following the occurrence of either (a) an Acceptable Specified Tenant Lease Extension (as defined below) or (b) an Acceptable Specified Tenant Re-tenanting Event (as defined below) with respect to the Specified Tenant space.

A “Specified Tenant Trigger Event” will commence upon the earlier of (i) the Specified Tenant (as defined below) providing written notice to the borrower of its intention to terminate, not extend, or not renew its lease; (ii) the Specified Tenant failing to provide written notice to the borrower of its election to extend or renew the Specified Tenant lease on or before the earlier of (a) the date required under the Specified Tenant lease for such notice and (b) the date that is 12 months prior to the then applicable expiration date under the Specified Tenant lease; (iii) an event of default under any Specified Tenant lease continuing beyond any applicable notice or cure period; (iv) the Specified Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at its space; (v) the termination or cancellation of the Specified Tenant lease; or (vi) any bankruptcy action of the Specified Tenant. A Specified Tenant Trigger Event will end, in regard to clause (i) or (ii), if the Specified Tenant space is occupied by the Specified Tenant or an acceptable replacement tenant pursuant to an Acceptable Specified Tenant Re-tenanting Event and the borrower has provided evidence reasonably satisfactory to the lender of an Acceptable Specified Tenant Lease Extension or Acceptable Specified Tenant Re-tenanting Event and that such tenant is in actual, physical occupancy and paying full, unabated rent; in regard to clause (iii), the borrower has provided evidence reasonably satisfactory to lender that the Specified Tenant has cured all defaults under the Specified Tenant lease; in regard to clause (iv), the borrower provides evidence reasonably satisfactory to lender that the Specified Tenant is in actual, physical occupancy of the Specified Tenant space, conducting business to the public, and paying full, unabated rent; in regard to clause (v) the Specified Tenant has revoked and rescinded in writing all termination or cancellation notices with respect to the Specified Tenant lease and the Specified Tenant lease is in full force and effect; or in regard to clause (vi) the Specified Tenant or guarantor of the Specified Tenant lease is no longer insolvent or subject to any bankruptcy action; provided that after giving effect to each cure set forth above, no Cash Sweep Event (see “Lockbox and Cash Management” section) or Specified Tenant Trigger Event will have occurred and be continuing and the borrower will have paid to lender all reasonable costs and expenses incurred.

A “Specified Tenant” means any tenant at any of the Yeager Portfolio Properties that now or hereafter, together with its affiliates, whose lease or leases account for 10% or more of either (a) the total NRSF of the Yeager Portfolio Properties or (b) the total in-place base rent at the Yeager Portfolio Properties. No tenant accounts for more than 2.0% of the net rentable area or 0.8% of underwritten base rent at the Yeager Portfolio Properties.

An “Acceptable Specified Tenant Lease Extension” means an extension or renewal of a Specified Tenant lease for a term expiring not less than two years beyond the maturity date of the Yeager Portfolio Mortgage Loan on terms set forth in the applicable Specified Tenant lease or specified in the Yeager Portfolio Mortgage Loan documents.

An “Acceptable Specified Tenant Re-tenanting Event” means the leasing of all space under a Specified Tenant to one or more replacement tenants reasonably satisfactory to the lender on terms and conditions specified in the Yeager Portfolio Mortgage Loan documents.

Lockbox and Cash Management. Upon the first occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and collect or cause the property manager to collect all rents to be deposited into such lockbox within two business days of receipt. In the event the lender reasonably believes the borrower or property manager has failed to comply, the lender, on the borrower’s behalf, may send written instructions to direct all tenants to deposit all rents directly into such lockbox account. Prior to the occurrence and continuance of a Cash Sweep Event (as defined below), all excess cash flow is distributed to the borrower. During the continuance of a Cash Sweep Event, all excess cash flow is swept to a lender-controlled account to be held as additional collateral for the Yeager Portfolio Mortgage Loan; however, during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

YEAGER PORTFOLIO

continuance of a Specified Tenant Trigger Event, all excess cash flow is swept to the Specified Tenant Rollover Reserve (see “Escrows” section).

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x; (iv) a Specified Tenant Trigger Event; or (v) any indictment for fraud or misappropriation of funds by the borrower, the Yeager Portfolio Guarantor or the property manager or any officer or director thereof. A Cash Management Trigger Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; with regard to clause (iv), upon the Specified Tenant Trigger Event being cured; or with regard to clause (v), solely with respect to the property manager, when the borrower replaces the property manager pursuant to the terms and provisions specified in the Yeager Portfolio Mortgage Loan documents; provided that (a) after giving effect to each cure set forth above, no Cash Management Trigger Event will have occurred and be continuing, (b) the borrower will have notified the lender in writing of such cure, (c) a Cash Management Trigger Event cure may occur no more than two times during the term of the Yeager Portfolio Mortgage Loan, and (d) the borrower will have paid to lender all reasonable costs and expenses incurred.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action involving the borrower, the Yeager Portfolio Guarantor, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.25x, or (iv) a Specified Tenant Trigger Event. A Cash Sweep Event will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 30 days for the borrower or the Yeager Portfolio Guarantor, or within 120 days for the property manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; or with regard to clause (iv), upon the Specified Tenant Trigger Event being cured; provided that (a) after giving effect to each cure set forth above, no Cash Sweep Event will have occurred and be continuing, (b) the borrower will have notified the lender in writing of such cure, (c) a Cash Sweep Event cure may occur no more than two times during the term of the Yeager Portfolio Mortgage Loan, and (d) the borrower will have paid to lender all reasonable costs and expenses incurred.

Property Management. The Yeager Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Yeager Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and Yeager Portfolio Guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, Moody’s, and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-NXS6 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Yeager Portfolio Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value ratio with respect to the remaining properties will be no greater than the lesser of the loan-to-value ratio at loan closing and the loan-to-value ratio immediately prior to the release; (iv) the debt service coverage ratio with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at loan closing and the debt service coverage ratio immediately prior to the release; and (v) the debt yield with respect to the remaining properties will be no less than the greater of the debt yield at loan closing and the debt yield immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Yeager Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Sixty Soho
60 Thompson Street
New York, NY 10013
MANHATTAN
BROOKLYN
QUEENS
NEW JERSEY
JERSEY CITY
Flatiron District
Meatpacking District
Greenwich Village
Washington Square
New York University
East Village
SoHo
Nolita
Little Italy
Lower East Side
Chinatown
Tribeca
Two Bridges
Financial District
Battery Park City
Hudson River
East River
Union Square
Stuyvesant Square
Cooper Union
Sara D. Roosevelt Park
Hamilton Fish Park
Seward Park
Columbus Park
City Hall Park
Gov. Nelson A. Rockefeller Park
James J. Walker Park
Williamsburg Bridge
Manhattan Bridge
Brooklyn Bridge
FDR Drive
W 14th St
E 14th St
W Houston St
E Houston St
Canal St
Delancey St
Broadway
Bowery
Lafayette St
West Broadway
6th Ave
7th Ave
5th Ave
4th Ave
3rd Ave
2nd Ave
Spring St
Broome St
Prince St
Grand St
Chambers St
Fulton St
Manhattan Mercantile Bldg.
Metropolitan College of New York
NYC Fire Museum
Museum of Chinese in America
Italian American Museum
1 World Trade Ctr.
National September 11 Memorial
WTC Transportation Hub
Brookfield Place
South Street Seaport
Fulton Market
Pace University
New York Downtown Hospital
NYC City Hall
1 Police Plaza (NYC Police HQ)
Central Park
Hoboken
Weehawken
Union City
North Bergen
Long Island City
Astoria
Greenpoint
Williamsburg
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Sixty Soho

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1)(2):	$27,580,854			Specific Property Type:	Full Service
Cut-off Date Balance(1)(2):	$26,650,000			Location:	New York, NY
% of Initial Pool Balance:	3.5%			Size:	97 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$398,454
Borrower Names:	Cromwell Soho Holdings LLC; Cromwell Soho Operating LLC			Year Built/Renovated:	2000/2015
Sponsors:	Michael Pomeranc; Lawrence Pomeranc; Jason Pomeranc			Title Vesting:	Fee
Mortgage Rate:	4.725%			Property Manager:	Self-managed
Note Date:	February 12, 2015			4th Most Recent Occupancy (As of):	92.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.3% (12/31/2013)
Maturity Date:	March 5, 2026			2nd Most Recent Occupancy (As of)(4):	74.7% (12/31/2014)
IO Period(2):	132 months			Most Recent Occupancy (As of):	84.5% (12/31/2015)
Loan Term(2):	132 months			Current Occupancy (As of):	87.3% (6/30/2016)
Seasoning:	19 months
Amortization Term(2):	0 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,468,615 (12/31/2013)
Call Protection:	GRTR 1% or YM(43), D(86),O(3)			3rd Most Recent NOI (As of)(5):	$695,021 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5):	$2,817,772 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$3,833,834 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$14,297,832
				U/W Expenses(5):	$10,008,564
Escrows and Reserves(3):				U/W NOI(5):	$4,289,268
				U/W NCF:	$3,717,355
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.32x
Taxes	$274,110	$137,055	NAP	U/W NCF DSCR(1):	2.01x
Insurance	$74,414	$12,402	NAP	U/W NOI Debt Yield(1):	11.1%
FF&E	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.6%
Deferred Maintenance	$20,038	NAP	NAP	As-Is Appraised Value:	$80,900,000
Restaurant TI/LC Reserve	$500,000	NAP	NAP	As-Is Appraisal Valuation Date:	May 10, 2016
Free Rent Reserve	$30,000	NAP	NAP	Cut-off Date LTV Ratio(1):	47.8%
Basement Lease Reserve	$7,500	Springing	NAP	LTV Ratio at Maturity or ARD(1):	47.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

(2)	The Sixty Soho Whole Loan (as defined below) had an initial term of 120 months with a 36-month interest only period. Following the restructuring paydown of the Sixty Soho Whole Loan prior to securitization, the term was extended to 132 months, and the loan was re-structured to require interest-only payments through the term. The Sixty Soho Whole Loan was originated with an original principal balance of $40,000,000. The Sixty Soho Whole Loan was paid down by $1,350,000 prior to securitization and has an outstanding principal balance of $38,650,000 as of the Cut-off Date. The controlling Note A-1, which will be contributed to the WFCM 2016-NXS6 Trust, had an outstanding principal balance of $26,650,000 as of August 2, 2016.

(3)	See “Escrows” section.

(4)	See “Subject and Market Historical Occupancy, ADR and RevPAR” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Sixty Soho Mortgage Loan”) is part of a whole loan (the “Sixty Soho Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) that is secured by a first mortgage encumbering a 97-room full service hotel located in New York, New York (the “Sixty Soho Property”). The Sixty Soho Whole Loan was originated on February 12, 2015, by Natixis Real Estate Capital LLC. The Sixty Soho Whole Loan had an original principal balance of $40,000,000, has an outstanding principal balance of $38,650,000 as of the Cut-off Date and accrues interest at an interest rate of 4.725% per annum. The Sixty Soho Whole Loan had an initial term of 120 months. After the Sixty Soho Whole Loan paydown in the amount of $1,350,000 in July 2016, the initial term of the Sixty Soho Whole Loan was extended to 132 months. The Sixty Soho Whole Loan has a remaining term of 113 months as of the Cut-off Date and requires interest-only payments through the term of the Sixty Soho Whole Loan. The Sixty Soho Whole Loan matures on March 5, 2026.

The Sixty Soho Mortgage Loan is evidenced by the controlling Note A-1 and will be contributed to the WFCM 2016-NXS6 Trust. The Sixty Soho Mortgage Loan had an outstanding principal balance of $26,650,000 as of August 2, 2016 and has an outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

principal balance of $26,650,000 as of the Cut-off Date. The non-controlling Note A-2 (the “Sixty Soho Companion Loan”) had an outstanding principal balance of $12,000,000 as of August 2, 2016, has an outstanding principal balance of $12,000,000 as of the Cut-off Date and was contributed to the MSC 2016-UBS11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Sixty Soho Whole Loan” in the Preliminary Prospectus

Note Summary(1)

Notes	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$26,650,000	WFCM 2016-NXS6	Yes
A-2	$12,000,000	MSC 2016-UBS11	No
Total	$38,650,000
(1)	The Sixty Soho Whole Loan was originated with an original principal balance of $40,000,000. The Sixty Soho Whole Loan was paid down by $1,350,000 prior to securitization and has an outstanding principal balance of $38,650,000 as of the Cut-off Date.

The borrower has the right to prepay the Sixty Soho Whole Loan, in full, on or before October 5, 2018, provided that the borrower pays the greater of (i) 1.0% of the principal balance being prepaid, and (ii) the yield maintenance premium. The borrower also has the right to defease the Sixty Soho Whole Loan, in full or in part, on any payment date on or after November 5, 2018 and before January 5, 2026. In addition, the Sixty Soho Whole Loan is prepayable without penalty on or after January 5, 2026.

Sources and Uses

Sources			Uses
Original loan amount(1)	$40,000,000	100.0%	Loan payoff	$28,144,087	70.4%
			Reserves	906,061	2.3
			Closing costs	857,948	2.1
			Return of equity	10,091,904	25.2
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

The Property. The Sixty Soho Property is a luxury, independent, boutique, full-service hotel located on an approximately 0.2-acre site between Broome Street and Spring Street in the Soho area of New York, New York. The Sixty Soho Property is a 12-story building consisting of 97 guest rooms that was built in 2000 and renovated between 2014 and 2015. The Sixty Soho Property features 87 standard rooms, nine suites and one two-story loft on the top two floors. Each guestroom features amenities typical of an upscale boutique hotel, including a media system, mini bar, complimentary WiFi, high-quality FF&E, lounge areas and marble bathrooms. Suites also include larger lounge areas and balconies. The two-story loft consists of approximately 1,800 square feet and features its own private rooftop terrace. The Sixty Soho Property offers recently renovated food and beverage spaces including restaurateur John McDonald’s Sessanta Restaurant, an outdoor terrace, a two story lobby, the Gordon Cocktail Bar, an acoustically engineered Green Room, and a rooftop bar known as A60. The A60 rooftop bar is reserved for the exclusive use of the Sixty Soho Property’s guests and provides views of lower and midtown Manhattan.

The Sixty Soho Property was developed by the sponsor in 2001 and was substantially renovated between 2014 and 2015 for approximately $8,100,000 by Tara Bernerd & Partners. The renovation included a complete guestroom and FF&E upgrade in addition to improvements to the lobby, the A60 rooftop bar, the Gordon Cocktail Bar and the Sessanta Restaurant. The Sessanta Restaurant contributed $1,000,000 to the Sixty Soho Property’s renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sixty Soho Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	86.3%	74.7%	84.5%	87.3%	87.3%
ADR	$384.92	$356.80	$405.21	$432.57	$432.57
RevPAR	$332.12	$266.42	$342.42	$377.63	$377.63

Room Revenue	$11,758,809	$9,432,443	$12,123,353	$13,406,661	$13,406,661	93.8%	$138,213
F&B Revenue	156,849	2,779,171(2)	296,344	466,689	466,835	3.3	4,813
Telephone Revenue	158,987	126,713	78,065	36,404	36,404	0.3	375
Other Revenue	285,478	227,561	305,786	387,932	387,932	2.7	3,999
Total Revenue	$12,360,123	$12,565,888	$12,803,548	$14,297,686	$14,297,832	100.0%	$147,400

Total Department Expenses	3,908,009	6,657,348(2)	4,135,175	4,446,348	4,445,476	31.1	45,830
Gross Operating Profit	$8,452,114	$5,908,540	$8,668,373	$9,851,338	$9,852,356	68.9%	$101,571

Total Undistributed Expenses	3,047,051	3,385,508	3,855,511	3,947,041	3,536,202(3)	24.7	36,456
Profit Before Fixed Charges	$5,405,063	$2,523,032	$4,812,862	$5,904,297	$6,316,154	44.2%	$65,115

Total Fixed Charges	1,936,448	1,828,011	1,995,090	2,070,463	2,026,885	14.2	20,896
Net Operating Income	$3,468,615	$695,021	$2,817,772	$3,833,834	$4,289,268	30.0%	$44,219
FF&E	0	0	0	0	571,913	4.0	5,896
Net Cash Flow	$3,468,615	$695,021	$2,817,772	$ 3,833,834	$3,717,355	26.0%	$38,323

NOI DSCR(4)	1.90x	0.38x	1.52x	2.07x	2.32x
NCF DSCR(4)	1.90x	0.38x	1.52x	2.07x	2.01x
NOI DY(4)	9.0%	1.8%	7.3%	9.9%	11.1%
NCF DY(4)	9.0%	1.8%	7.3%	9.9%	9.6%

(1)

In 2014-2015 the Sixty Soho Property underwent an $8,100,000 renovation, which involved all guestrooms. Guest rooms were renovated three floors at a time for the majority of 2014. The lower occupancy, room revenue and net operating income in 2014 were due to the ongoing renovations. The increase in occupancy, room revenue and net operating income in 2015 and the trailing 12-months ending in June 2016 were due to the completion of renovations in June 2015.

(2)

The sponsor temporarily self-managed the ground-floor restaurant as a part of its renovation and re-branding efforts in 2014. The higher department expenses in 2014 were associated with the costs of self-managing the ground-floor restaurant.

(3)	U/W Total Undistributed Expenses exclude $410,780 in corporate level salaries for two accounting positions and one general manager, which are not located at the Sixty Soho Property.
(4)	The debt service coverage ratios and debt yields are based on the Sixty Soho Whole Loan.

Appraisal. As of the appraisal valuation date of May 10, 2016, the Sixty Soho Property had an “as-is” appraised value of $80,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 13, 2016, there was no evidence of any recognized environmental conditions at the Sixty Soho Property.

Market Overview and Competition. The Sixty Soho Property is located in the Soho neighborhood of Manhattan, New York. The Sixty Soho Property generates approximately 13.6% of its room nights from commercial business demand, 80.6% from leisure demand, and 4.5% from group demand. A third party hospitality research report identified six, including the Sixty Soho Property, competitive hospitality properties, containing 1,124 guestrooms, which exhibited average occupancy, ADR and RevPAR of 83.4%, $387.70 and $326.88, respectively, for the trailing 12-month period ending June 30, 2016. The Sixty Soho Property benefits from the tourism market in Soho. The Sixty Soho Property is one block away from the Soho Historic district which is bounded by Houston Street, West Broadway, Canal Street and Crosby Street. Soho is home to many retailers and art galleries, including Prada, Chanel, Alexander Wang, Burberry, Louis Vuitton, the Susan Teller Gallery, the Staley-Wise Gallery and the Margarete Roeder Gallery. The surrounding area is also home to a number of restaurants and cafes, including David Burke Kitchen, Jack’s Wife Freda, Koi Soho, Mercer Kitchen and Vin et Fleurs. There are eight Michelin-starred restaurants within a 10-block radius of the Sixty Soho Property. Soho borders historical Manhattan neighborhoods, including Little Italy, Chinatown, TriBeCa, Greenwich Village, and the West Village, providing further tourist attractions. Within the Soho neighborhood, the Sixty Soho Property is located in close proximity to transportation and demand drivers. The Sixty Soho Property is situated two blocks southeast of the Spring Street station on the A/C/E subway line, providing north/south access to the western side of Manhattan, and seven blocks southwest of the Prince Street station on the N/Q/R subway line, which connects the Sixty Soho Property to areas further east in Manhattan and into Brooklyn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SIXTY SOHO

The following table presents certain information relating to the Sixty Soho Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Sixty Soho(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2016 TTM	84.3%	$387.70	$326.88	87.2%	$431.69	$376.44	103.4%	111.3%	115.2%
6/30/2015 TTM	86.0%	$395.62	$340.05	84.7%	$365.70	$309.63	98.5%	92.4%	91.1%
6/30/2014 TTM	84.9%	$399.36	$339.21	72.1%	$375.17	$270.59	84.9%	93.9%	79.8%

(1)	Information obtained from a third party hospitality research report dated July 18, 2016. The competitive set included the following hotels: Soho Grand Hotel, the Mercer Hotel, the Roxy Hotel Tribeca, W Hotel Union Square and Bryant Park Hotel. Furthermore, occupancy at the Sixty Soho Property varied between the appraisal and the industry report due to different methods of accounting for rooms provided on a complimentary basis.

The Borrowers. The borrowers are Cromwell Soho Holdings LLC and Cromwell Soho Operating LLC. Both borrowers are special-purpose entities and New York limited liability companies, with one independent director each. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sixty Soho Whole Loan. Brothers Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc are the guarantors of certain nonrecourse carveouts under the Sixty Soho Whole Loan.

The Sponsor. The sponsors are Michael Pomeranc, Lawrence Pomeranc and Jason Pomeranc, co-presidents of the Sixty Collective. The Sixty Collective is a real estate investment organization established in 1952 by Jack Pomeranc. The Sixty Collective developed the Sixty Soho Property in 2001, then known as the Thompson Hotel, and grew the brand into a collection of properties. The Pomeranc Group re-branded Thompson Hotels as Sixty Hotels and the portfolio now includes: Sixty LES, Sixty Beverly Hills, Six Columbus – a Sixty Hotel, and the recently opened Nautilus South Beach – a Sixty Hotel.

Escrows. The loan documents provide for upfront reserves in the amount of $274,110 for real estate taxes; $74,414 for insurance premiums; $20,038 for deferred maintenance; $500,000 for restaurant TI/LC reserve; $30,000 for free rent reserve and $7,500 for basement lease reserve. Additionally, the loan documents require monthly deposits of $137,055 for real estate taxes, $12,402 for insurance premiums, and a FF&E reserve equal to the applicable FF&E Reserve Monthly Deposit (as defined below).

The “FF&E Reserve Monthly Deposit” means a payment amount equal to the product of (x) 10% for January, 0% for February and March and 10% for April to December, and (y) four percent (4%) of the room revenue generated at the Sixty Soho Property for the prior calendar year, commencing on February 5, 2018 through and including the maturity date.

The loan documents do not require monthly deposits into the basement lease reserve so long as (i) no event of default then exists, (ii) no Cash Management Period (as defined below) exists, and (iii) the borrowers deliver to the lender monthly evidence of rent payment under the basement lease.

Lockbox and Cash Management. The Sixty Soho Whole Loan is structured with a lender-controlled hard lockbox and springing cash management. The Sixty Soho Whole Loan requires all revenues to be deposited directly into such lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrowers’ operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default or (ii) the debt service coverage ratio falling below 1.15x, tested on June 30 and December 31 of each year. A Cash Management Period will end with respect to clause (i) if no event of default has occurred for six consecutive months and no other event that would trigger another Cash Management Period has occurred and with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months.

Property Management. The Sixty Soho Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Sixty Soho Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from Fitch, Moody’s and Morningstar stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-NXS6 Certificates and similar confirmations from each rating agency rating securities backed by any of the Sixty Soho Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount up to $100,000,000. The loan documents also require business interruption insurance containing an extended period of indemnity for no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Hyatt House Philadelphia/King of Prussia

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$24,907,725			Location:	King of Prussia, PA
% of Initial Pool Balance:	3.3%			Size:	147 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$169,440
Borrower Name:	King of Prussia Hotel Associates, L.P.			Year Built/Renovated:	2011/NAP
Sponsor:	Rolf E. Ruhfus			Title Vesting:	Fee
Mortgage Rate:	4.530%			Property Manager:	Self-managed
Note Date:	June 15, 2016			4th Most Recent Occupancy (As of):	76.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.6% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of):	82.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	82.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	82.1% (6/30/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,953,431 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of):	$2,996,656 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,996,171 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,093,533 (TTM 6/30/2016)
Additional Debt Type(1):	Future Unsecured
				U/W Revenues:	$7,501,534
				U/W Expenses:	$4,508,656
				U/W NOI:	$2,992,878
				U/W NCF:	$2,705,297
				U/W NOI DSCR:	1.96x
Escrows and Reserves:				U/W NCF DSCR:	1.77x
				U/W NOI Debt Yield:	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.9%
Taxes	$315,226	$30,733	NAP	As-Is Appraised Value:	$37,650,000
Insurance	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	May 6, 2016
FF&E Reserve	$0	$23,937(3)	NAP	Cut-off Date LTV Ratio:	66.2%
Seasonality Reserve	$0	Springing(4)	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	The borrower is permitted to incur future unsecured debt in an aggregate amount up to $500,000, subject to the satisfaction of certain conditions, including (i) the unsecured debt is subordinate to the Hyatt House Philadelphia/King of Prussia mortgage loan; (ii) the unsecured debt payments are only permitted out of excess cash flow; (iii) in a bankruptcy or similar proceeding, the unsecured debt lender must vote in favor of any reorganization plan proposed by the Hyatt House Philadelphia/King of Prussia mortgage loan lender; (iv) the unsecured debt lender will not enforce its rights or remedies to collect any of the unsecured loan until the Hyatt House Philadelphia/King of Prussia mortgage loan has been satisfied in full; and (v) each unsecured loan will be evidenced by a promissory note stating that the lender is a third party beneficiary.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Hyatt House Philadelphia/King of Prussia Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	In the event PIP work is required by the franchisor under the franchise agreement, the borrower is required to deposit an amount equal to 100% of the costs to complete all new and remaining PIP work minus the sum of (i) the amount then on deposit in the FF&E reserve account and (ii) the aggregate amount of FF&E reserve funds required to be deposited between the date that the franchisor provides notice of the required PIP work and the date the borrower is required to begin the PIP work (the “PIP Total Deposit Amount”). The borrower also has the option to divide the PIP Total Deposit Amount into monthly deposits evenly distributed over the number of full calendar months between the date that the franchisor provides notice of the required PIP work and the date the borrower is required to begin the PIP work.

(4)	In the event the Hyatt House Philadelphia/King of Prussia Property experiences a quarterly net cash flow shortfall of $100,000 or more, the borrower is required to deposit an amount equal to 100% of such shortfall (the “Seasonality Reserve Deposit Amount”). If the quarterly net cash flow shortfall occurs during the first or fourth calendar quarter, the borrower shall deposit the Seasonality Reserve Deposit Amount in six equal monthly installments commencing on the monthly payment date occurring in April and continuing through the monthly payment date in the following September. If the quarterly net cash flow shortfall occurs during the second or third calendar quarter, the borrower shall deposit the Seasonality Reserve Deposit Amount in monthly installments commencing on the first monthly payment date occurring after the borrower’s receipt of notice of such quarterly net cash flow shortfall, each in an amount equal to the lesser of (x) the Seasonality Reserve Deposit Amount divided by the number of monthly payment dates occurring between the borrower’s receipt of notice of the quarterly net cash flow shortfall and the monthly payment date occurring in the following October; and (y) the amount of excess cash flow for the applicable monthly payment date.

The Hyatt House Philadelphia/King of Prussia mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 147-room limited service hotel located in King of Prussia, Pennsylvania (the “Hyatt House Philadelphia/King of Prussia Property”). The Hyatt House Philadelphia/King of Prussia Property was built in 2011 and is situated on a 6.5-acre site. The Hyatt House Philadelphia/King of Prussia Property comprises 82 studio king guestrooms, 20

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HYATT HOUSE PHILADELPHIA/KING OF PRUSSIA

standard double queen guestrooms, 18 king suites, 16 studio double queen guestrooms, eight standard king guestrooms, and three master king suites. All guestrooms include a kitchenette (mini-refrigerator and microwave) or a fully-equipped kitchen, flat-screen television with premium channels, desk with ergonomic chair and lounge chair. Amenities at the Hyatt House Philadelphia/King of Prussia Property include a lobby bar and restaurant, approximately 3,400 square feet of meeting space, indoor pool, fitness center and business center. The Hyatt House Philadelphia/King of Prussia Property is located approximately 19 miles northwest of the Philadelphia central business district, adjacent to the Pennsylvania Turnpike and directly across from the Simon-owned King of Prussia Mall. King of Prussia Mall is the largest mall in the United States, totaling approximately 2.4 million square feet of rentable area with over 400 stores and more than 25 million customers annually. According to the appraisal, the market segmentation at the Hyatt House Philadelphia/King of Prussia Property is 70% commercial, 15% meeting & group and 15% leisure. The Hyatt franchise agreement expires in January 2033.

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$12,538,628	50.2%
			Reserves	315,226	1.3
			Closing costs	374,289	1.5
			Return of equity	11,771,857	47.1
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt House Philadelphia/King of Prussia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2016	70.5%	$142.81	$100.68	82.1%	$152.09	$124.92	116.5%	106.5%	124.1%
TTM 6/30/2015	68.3%	$140.51	$95.98	81.5%	$146.10	$119.08	119.3%	104.0%	124.1%
TTM 6/30/2014	67.8%	$138.25	$93.76	83.6%	$138.76	$116.02	123.3%	100.4%	123.7%

(1)	Information obtained from a third party hospitality report dated July 18, 2016. The competitive set includes the following hotels: Crowne Plaza Philadelphia King of Prussia, Sheraton Hotel Valley Forge, Courtyard Philadelphia Valley Forge King of Prussia, Residence Inn Philadelphia Valley Forge, Hampton Inn Philadelphia King of Prussia Valley Forge and Homewood Suites Philadelphia Valley Forge.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hyatt House Philadelphia/King of Prussia Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	81.6%	82.8%	82.3%	82.1%	80.0%
ADR	$137.43	$144.26	$148.72	$152.45	$153.03
RevPAR	$112.21	$119.51	$122.42	$125.21	$122.42

Room Revenue	$6,020,579	$6,412,306	$6,568,252	$6,736,350	$6,586,441	87.8%	$44,806
F&B Revenue	546,626	592,723	585,418	585,284	585,284	7.8	3,982
Parking Revenue	62,964	94,450	92,933	92,933	83,640	1.1	569
Other Revenue	259,117	271,702	248,169	259,330	246,169	3.3	1,675
Total Revenue	$6,889,286	$7,371,181	$7,494,772	$7,673,897	$7,501,534	100.0%	$51,031

Total Department Expenses	1,850,709	1,821,927	1,913,868	1,908,932	1,920,436	25.6	13,064
Gross Operating Profit	$5,038,577	$5,549,254	$5,580,904	$5,764,965	$5,581,097	74.4%	$37,967

Total Undistributed Expenses	1,666,075	2,103,298	2,059,227	2,116,030	2,094,980	27.9	14,252
Profit Before Fixed Charges	$3,372,502	$3,445,956	$3,521,677	$3,648,935	$3,486,117	46.5%	$23,715

Total Fixed Charges	419,071	449,300	525,506	555,402	493,239	6.6	3,355

Net Operating Income	$2,953,431	$2,996,656	$2,996,171	$3,093,533	$2,992,878	39.9%	$20,360
FF&E	0	0	0	0	287,581	3.8	1,956
Net Cash Flow	$2,953,431	$2,996,656	$2,996,171	$3,093,533	$2,705,297	36.1%	$18,403

NOI DSCR	1.94x	1.96x	1.96x	2.03x	1.96x
NCF DSCR	1.94x	1.96x	1.96x	2.03x	1.77x
NOI DY	11.9%	12.0%	12.0%	12.4%	12.0%
NCF DY	11.9%	12.0%	12.0%	12.4%	10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Crate & Barrel

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$21,646,169			Specific Property Type:	Suburban
Cut-off Date Balance:	$21,646,169			Location:	Northbrook, IL
% of Initial Pool Balance:	2.9%			Size:	167,843 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(8):	$128.97
Borrower Names(1):	Various			Year Built/Renovated:	2001/NAP
Sponsor:	Lloyd Goldman			Title Vesting:	Leasehold
Mortgage Rate(2):	3.605722%			Property Manager:	Self-managed
Note Date:	November 30, 2015			4th Most Recent Occupancy (As of):	100% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100% (12/31/2013)
Maturity Date:	December 5, 2025			2nd Most Recent Occupancy (As of):	100% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100% (10/1/2016)
Seasoning:	10 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,745,600 (12/31/2013)
Call Protection(3):	L(34),D(83),O(3)			3rd Most Recent NOI (As of):	$2,745,600 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,860,186 (12/31/2015)
Additional Debt(4):	Yes			Most Recent NOI (As of):	$3,025,184 (TTM 7/31/2016)
Additional Debt Type(4):	Subordinate

				U/W Revenues:	$4,657,505
				U/W Expenses:	$1,896,362
				U/W NOI:	$2,761,143
				U/W NCF:	$2,694,006
Escrows and Reserves(5):				U/W NOI DSCR(2)(6)(7)(8):	3.44x
				U/W NCF DSCR(2)(6)(7)(8):	3.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(8):	12.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(8):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 27, 2015
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(8):	54.1%
Ground Lease Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(8):	54.1%

(1)	Borrower names include: BLDG Northbrook, LLC; Feiga/Farmstead Northbrook, LLC; Feiga/Cimarron Northbrook, LLC; Partnership 93 Northbrook, LLC; and Feiga Partners II Northbrook, LLC.

(2)	The Crate & Barrel mortgage loan accrues at an interest rate that increases over time as set forth on Annex A-5 of the Preliminary Prospectus. The Mortgage Rate shown is the interest rate on November 5, 2016.

(3)	Following the lockout period the borrower is permitted a one-time release of an individual building upon a bona fide third-party sale provided, among other things, (i) no event of default is continuing; (ii) the loan-to-value ratio for the remaining properties does not exceed the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 66.25%; and (iii) the DSCR is not less than the greater of (a) the DSCR immediately preceding such release and (b) 1.62x.

(4)	The Crate & Barrel whole loan, totalling $26,500,000, is comprised of a $21,646,169 senior note and a $4,853,831 subordinate note. The Crate & Barrel mortgage loan, has an outstanding principal balance as of Cut-off Date of $21,646,169 and will be contributed to the WFCM 2016-NXS6 Trust. The subordinate note, has an outstanding principal balance as of Cut-off Date of $4,535,358 and accrues interest at an interest rate of 10.500%. The subordinate note amortizes based on a 10-year amortization schedule. The subordinate note is expected to be sold to a third party investor prior to the closing of the WFCM 2016-NXS6 Trust.

(5)	Monthly reserves for real estate taxes are not required so long as (i) no event of default has occurred and is continuing; (ii) the Crate & Barrel lease requires the tenant to pay real estate taxes directly; (iii) the borrower provides the lender with proof of payment by Crate & Barrel prior to delinquency; (iv) the Crate & Barrel lease is in full force and effect; and (v) the borrower delivers copies of all tax bills to the lender. Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the Crate & Barrel lease requires the tenant to maintain insurance; (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iv) Crate & Barrel maintains policies at all times that comply with the applicable requirements. Ongoing monthly reserves for the ground lease (leasehold) rent are not required so long as: (i) no event of default has occurred and is continuing and (ii) the borrower pays the leasehold rent no later than two business days after the date when due and payable. Ongoing monthly replacement reserves are not required so long as (i) no event of default has occurred or is continuing; (ii) the Crate & Barrel lease requires the tenant to pay for capital expenditures; and (iii) there is no default under the Crate & Barrel lease.

(6)	The U/W NOI DSCR and U/W NCF DSCR is calculated based on the average of the first 12 payments dates starting with November 5, 2016.

(7)	Based on the highest monthly debt service in the non-standard amortization schedule, which commences October 5, 2016, the U/W NOI DSCR and U/W NCF DSCR are 2.59x and 2.52x, respectively.

(8)	All loan-to-value, DSCR, Debt Yield and Cut-off Date Balance Per SF numbers shown in the chart above are based solely on the Crate & Barrel Mortgage Loan. As of the Cut-off Date, the balance per square foot, the U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for Crate & Barrel Whole Loan were $155.99, 1.61x, 10.3%, 65.5% and 54.1%, respectively.

The Crate & Barrel mortgage loan is part of a whole loan that is evidenced by a senior promissory note and one subordinate promissory note that are collectively secured by a first mortgage encumbering the leasehold interest in two interconnected buildings with an aggregate of 167,843 square feet and containing multi-level, class A, office, warehouse and showroom structures located on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRATE & BARREL

23.5 acres in Northbrook, Illinois (the “Crate & Barrel Property”). The Crate & Barrel Property was built-to-suit in 2001 by Crate & Barrel and serves as Crate & Barrel’s global corporate headquarters. The two buildings are interconnected by a high ceiling open space atrium of steel-frame, masonry and glass-panel construction. Amenities at the Crate & Barrel Property include a fitness center and a cafeteria. The Crate & Barrel Property features 400 parking spaces, reflecting a parking ratio of 2.4 spaces per 1,000 square feet of rentable area. Crate & Barrel is a leading retailer specializing in home furnishings and accessories. The company is privately owned by the German holding company Otto GmbH, which is the second largest global ecommerce retailer behind Amazon.com, with revenue of EUR12 billion in 2014. The Crate & Barrel Property is 100.0% leased and has been occupied by Crate & Barrel since 2001. In 2005, Crate & Barrel sold the Crate & Barrel Property to the borrower and executed a long-term triple-net lease that with an initial expiration in November 2025 and five, 5-year renewal options.

The Crate & Barrel Property is located near the intersection of Founders Drive and Waukegan Road in Northbrook, Illinois, approximately 25.0 miles north of downtown Chicago. The Crate & Barrel Property is accessible from Interstate 94 and Interstate 294 and is approximately two miles north of Northbrook Metra train station and Pace bus service. The Crate & Barrel Property is located approximately 14.3 miles northeast of Chicago O’Hare International Airport and approximately 36.1 miles north of Chicago Midway International Airport. The Crate & Barrel Property is also located 1.1 miles from the 405,000 square foot Willow Festival Shopping Center, which is anchored by Whole Foods, REI, Lowe’s, and Best Buy. According to the appraisal, the 2015 population within a three- and five-mile radius of the Crate & Barrel Property was 68,543 and 213,488, respectively, with a 2015 average household income within the same radii of $178,620 and $156,580, respectively. Major companies located in Northbrook include Allstate, Crate & Barrel and Underwriters Laboratories. Kraft Foods is also headquartered in the adjacent city of Northfield, and is located just 2.2 miles south of the Crate & Barrel Property. Northbrook is also home to the North American headquarters of Astellas, a Japanese pharmaceutical company.

According to a third party market research report, the Crate & Barrel Property is located in the Central North office submarket, which contained approximately 39.2 million square feet of office space as of mid-year 2016. As of the mid-year 2016, the Central North office market reported a vacancy rate of 15.6%.

Sources and Uses

Sources			Uses
Original loan amount	$26,500,000	100.0%	Loan payoff(1)	$24,540,646	92.6%
			Closing costs	$259,010	1.0
			Return of equity	1,700,344	6.4
Total Sources	$26,500,000	100.0%	Total Uses	$26,500,000	100.0%

(1)	The Crate & Barrel Property was previously securitized in the MSC 2006-HQ8 transaction.

The following table presents certain information relating to the tenancy at the Crate & Barrel Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Crate & Barrel	NR/NR/NR	167,843	100.0%	$18.74	$3,146,000	100.0%	11/30/2025(1)
Total Major Tenants		167,843	100.0%	$18.74	$3,146,000	100.0%

Occupied Collateral Total		167,843	100.0%	$18.74	$3,146,000	100.0%

Vacant Space		0	0.0%

Collateral Total		167,843	100.0%

(1)	Crate & Barrel has five 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRATE & BARREL

The following table presents certain information relating to the lease rollover schedule at the Crate & Barrel Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	1	167,843	100.0%	167,843	100.0%	$3,146,000	100.0%	$18.74
2026	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	167,843	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	167,843	100.0%			$3,146,000	100.0%	$18.74
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Crate & Barrel Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/1/2016(2)
100%	100%	100%	100%	100%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crate & Barrel Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,860,000	$2,860,000	$2,883,833	$3,050,667	$3,146,000	67.5%	$18.74
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	1,562,393	1,731,081	1,754,240	1,782,192	1,756,637	37.7	10.47
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(245,132)(1)	(5.3)	(1.46)
Effective Gross Income	$4,422,393	$4,591,081	$4,638,073	$4,832,859	$4,657,505	100.0%	$27.75

Total Operating Expenses	$1,676,793	$1,845,481	$1,777,887	$1,807,675	$1,896,362	40.7%	$11.30

Net Operating Income	$2,745,600	$2,745,600	$2,860,186	$3,025,184	$2,761,143	59.3%	$16.45
TI/LC	0	0	0	0	41,961	0.9	0.25
Capital Expenditures	0	0	0	0	25,176	0.5	0.15
Net Cash Flow	$2,745,600	$2,745,600	$2,860,186	$3,025,184	$2,694,006	57.8%	$16.05

NOI DSCR(2)	3.42x	3.42x	3.57x	3.77x	3.44x
NCF DSCR(2)	3.42x	3.42x	3.57x	3.77x	3.36x
NOI DY	12.7%	12.7%	13.2%	14.0%	12.8%
NCF DY	12.7%	12.7%	13.2%	14.0%	12.4%

(1)	The underwritten economic vacancy is 5.0%. As of October 1, 2016, the Crate & Barrel Property is 100.0% occupied.

(2)	The U/W NOI DSCR and U/W NCF DSCR are calculated based on the average of the first 12 payments dates starting with November 5, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CRATE & BARREL

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	NNN/ MG/ FSG
Crate and Barrel (Subject) Northbrook, IL	2001/NAV	3	167,843	100%	--	Crate and Barrel	November 2005 / 20 Yrs	167,843	$18.74	NNN
Continental Automotive Systems Deer Park, IL	2001/NAV	7	351,426	NAV	14.4 miles	Continental Automotive	NAV / 15 Yrs	206,406	$14.00	Net
One Parkway North Office Building I Deerfield, IL	1986/NAV	5	256,794	NAV	6.9 miles	United Stationers	NAV / 11 Yrs	255,194	$18.00	Net
Three Parkway North Deerfield, IL	1997/NAV	5	255,407	NAV	6.8 miles	GCG Financial	NAV / 12 Yrs	30,527	$16.00	Net
30001 Cabot Dr Novi, MI	2015/NAP	3	183,469	NAV	291 miles	Harman Becker Automotive	NAV / 15 Yrs	183,469	$17.74	Net
30020 Cabot Dr Novi, MI	2016/NAP	3	180,000	NAV	291 miles	Magna Seating of America	NAV / 18 Yrs	180,000	$16.00	Net
I-475 and Salisbury Rd Maumee, OH	2016/NAP	3	136,915	NAV	256 miles	The Andersons	NAV / 15 Yrs	136,915	$24.50	Net
Corporate Center I Northbrook, IL	1999/NAV	6	128,880	NAV	3.4 miles	PCS Administration	NAV / 10 Yrs	128,680	$15.50	Net

(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Peachtree Mall

Loan Information				Property Information
Mortgage Loan Seller:		Silverpeak Real Estate Finance LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar)		NR/NR/NR		Property Type:	Retail
Original Principal Balance(1):		$20,000,000		Specific Property Type:	Regional Mall
Cut-off Date Balance(1):		$19,846,750		Location:	Columbus, GA
% of Initial Pool Balance:		2.6%		Size:	536,202 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF(1):	$148.62
Borrower Name(2):		Peachtree Mall L.L.C.		Year Built/Renovated:	1975/1994
Sponsor(2):		General Growth Partners		Title Vesting:	Fee
Mortgage Rate:		3.944%		Property Manager:	Self-managed
				4th Most Recent Occupancy (As of)(4):	90.1% (12/31/2012)
Note Date:		June 17, 2016		3rd Most Recent Occupancy (As of)(4):	85.1% (12/31/2013)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of)(4):	88.3% (12/31/2014)
Maturity Date:		December 6, 2025		Most Recent Occupancy (As of)(4):	89.9% (12/31/2015)
IO Period:		NAP		Current Occupancy (As of)(4)(5):	90.1% (TTM 6/30/2016)
Loan Term (Original):		114 months
Seasoning:		4 month		Underwriting and Financial Information:
Amortization Term (Original):		300 months		4th Most Recent NOI (As of):	$9,271,056 (12/31/2013)
Loan Amortization Type:		Amortizing Balloon		3rd Most Recent NOI (As of):	$9,787,129 (12/31/2014)
Interest Accrual Method:		Actual/360		2nd Most Recent NOI (As of):	$9,307,906 (12/31/2015)
Call Protection:		L(28),D(82),O(4)		Most Recent NOI (As of):	$9,895,215 (6/30/2016)
Lockbox Type:		Hard/Springing Cash Management
Additional Debt(1)(3):		Yes		U/W Revenues:	$13,892,159
Additional Debt Type(1)(3):		Pari Passu and Future Mezzanine		U/W Expenses:	$3,861,607
				U/W NOI:	$10,030,552
				U/W NCF:	$9,246,250
Escrows and Reserves:				U/W NOI DSCR(1):	1.98x
				U/W NCF DSCR(1):	1.83x
				U/W NOI Debt Yield(1):	12.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 11, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.7%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.8%

(1)	The Peachtree Mall whole loan with an original principal balance of $80,305,560 and an outstanding balance of $79,984,155 as of September 15, 2016, is comprised of four pari passu notes (Notes A-1, A-2, A-3, and A-4). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $19,846,750 as of the Cut-Off Date and will be contributed to the WFCM 2016-NXS6 Trust. The non-controlling Note A-1 was contributed to SGCMS 2016-C5 Trust with an original balance of $23,750,000. The controlling Note A-3 and the non-controlling Note A-4, which have a combined outstanding balance of $36,234,155 as of September 15, 2016, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Peachtree Mall Whole Loan.
(2)	The borrower and sponsor previously filed for Chapter 11 bankruptcy. The borrower emerged from bankruptcy in December 2009, and the sponsor emerged from bankruptcy on November 8, 2010. The sponsor has also been involved in several foreclosures within the past seven years. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(3)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) a combined loan-to-value ratio not greater than 63.8%; (ii) a combined debt service coverage ratio not less than 1.86x; (iii) the execution of an intercreditor agreement acceptable to the lender; and (iv) receipt of a rating agency confirmation from Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM Series 2016-NXS6 Certificates and similar rating confirmations from each rating agency rating any securities backed by the Note A-1, Note A-3 or Note A-4 with respect to the ratings of such securities.
(4)	Occupancy statistics exclude the At Home Anchor Space, which is not currently part of the collateral. The estimated U/W NOI and U/W NCF DSCR, assuming the At Home Anchor space is included in the underwriting, are $10,297,302 and 1.89x, respectively. At Home has the right to terminate its lease on the 25th month following their opening date if its sales do not exceed $6,000,000 for the prior twelve months.
(5)	Current Occupancy excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent. Current Occupancy including temporary tenants is 95.1%.

The Peachtree Mall mortgage loan is part of a whole loan evidenced by four pari passu promissory notes secured by a first mortgage encumbering the fee interest in an enclosed regional mall consisting of four one-story buildings located in Columbus, Georgia (the “Peachtree Mall Property”). The Peachtree Mall Property was built in 1975 and most recently expanded in 1994. The sponsor has owned the Peachtree Mall Property since 2003. The Peachtree Mall Property is adjacent to the Interstate-185 and Manchester Expressway intersection. The Peachtree Mall Property contains 821,687 square feet of retail space, of which 536,202 square feet serve as collateral for the Peachtree Mall whole loan, and is situated on a 66.6-acre parcel of land, of which 53.4-acres serve as collateral (the “Peachtree Mall Collateral Property”). The Peachtree Mall Property is anchored by Dillard’s (not part of collateral), Macy’s and JC Penney. Other major tenants include H&M and Forever 21. A new lease with At Home, a home décor retailer, was recently executed on June 2, 2016 for 86,000 square feet of a currently unoccupied anchor space (the “At Home Anchor Space”;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

currently not part of collateral) that was purchased from Dillard’s by the sponsor for approximately $2.2 million in conjunction with the origination of the Peachtree Mall whole loan. At Home executed a five-year lease with three, five-year renewal options and is expected to take occupancy by year end 2016. Additionally, the sponsor is expected to invest approximately $1.0 million into the At Home Anchor Space. The At Home Anchor Space is expected to be contributed as part of the Peachtree Mall Collateral Property collateral within 36 months of the origination of the Peachtree Mall whole loan. The borrower is required, on or before November 23, 2018, to acquire the At Home Anchor Space from its affiliate, subject to the satisfaction of certain conditions, including inter alia the delivery of (i) an amendment to the mortgage adding the At Home Anchor Space as collateral for the Peachtree Mall whole loan, (ii) representations and warranties with respect to the At Home Anchor Space, (iii) an updated phase I environmental report with respect to the At Home Anchor Space (and if such report discloses hazardous substances, the lender’s consent to such acquisition and a deposit with the lender of an amount equal to 125% of estimated costs of any related remediation), (iv) an updated engineering report with respect to the At Home Anchor Space (and if such report recommends any repairs, a deposit with the lender of an amount equal to 125% of estimated costs of such repair), (v) an updated title insurance policy with respect to the At Home Anchor Space, and (vi) payment of all of the lender’s reasonable costs and expenses; provided that, if the borrower acquires the At Home Anchor Space prior to November 24, 2016, the borrower will not be required to deliver an updated engineering report or, if the borrower had previously delivered documentation acceptable to the lender confirming the absence of contamination at the At Home Anchor Space, an updated phase I environmental report.

According to the sponsor, approximately 10 million customers visit the Peachtree Mall Property each year. The Peachtree Mall Property contains 3,805 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. As of June 2016, tenants occupying 10,000 square feet or less had average trailing 12-month in-line sales of $398 per square foot with an average occupancy cost of 14.3%. As of June 30, 2016, the Peachtree Mall Property was 90.1% occupied (excluding temporary tenants) by 81 tenants.

Sources and Uses

Sources			Uses
Original Whole loan amount	$80,305,560	100.0%	Loan Payoff(1)	$0	0.0%
			Closing costs	581,647	0.7
			Return of equity(1)	79,723,913	99.3
Total Sources	$80,305,560	100.0%	Total Uses	$80,305,560	100.0%
(1)	The Peachtree Mall Property was previously securitized in the BACM 2005-4 transaction. The previous loan was paid off in February 2015, and the Peachtree Mall Collateral Property remained unencumbered until the origination of the Peachtree Mall whole loan. The BACM 2005-4 outstanding loan balance was $77.8 million at maturity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

The following table presents certain information relating to the tenancies at the Peachtree Mall Collateral Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	201,076	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Macy’s	BBB/Baa2/BBB	139,219	26.0%	$2.66	$370,634	4.1%	$135	2.2%	9/1/2022(4)
JC Penney	B+/B3/B	82,320	15.4%	$4.25	$349,860	3.9%	$149	3.3%	11/30/2019(5)
Total Anchor Tenants - Collateral		221,539	41.3%	$3.25	$720,494	8.0%

Other Major Tenants - Collateral
H&M	NR/NR/NR	21,210	4.0%	$16.83	$356,964	4.0%	NAP	11.9%	1/31/2026(6)
Forever 21	NR/NR/NR	10,979	2.0%	$27.82	$305,490	3.4%	$216	15.0%	5/31/2025(7)
Encore	NR/NR/NR	13,159	2.5%	$14.20	$186,858	2.1%	NAP	14.5%	7/31/2025(8)
Peachtree 8	NR/B2/B+	25,439	4.7%	$1.97	$50,115	0.6%	$131,774(9)	8.0%	12/31/2018
Total Other Major Tenants - Collateral		70,787	13.2%	$12.71	$899,427	10.0%

Non-Major Tenants – Collateral		190,731	35.6%	$38.67	$7,375,584	82.0%

Occupied Total – Collateral		483,057	90.1%	$18.62	$8,995,505	100.0%

Vacant Space(10)		53,145	9.9%

Collateral Total		536,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent includes contractual rent increases through July 2017 totaling $107,298 and forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017.
(3)	Sales PSF and Occupancy Cost are for the trailing period ending June 30, 2016 and only include tenants that reported an entire 12 months of sales.
(4)	Macy’s has six, five-year renewal options.
(5)	JC Penney has three, five-year renewal options.
(6)	H&M has two, five-year renewal options. H&M has the right to terminate its lease if its 2019 sales do not exceed $2,800,000. To exercise such termination option, H&M must provide 365 days’ written notice by June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, H&M sales were $2,872,954. H&M opened at the Peachtree Mall Property in July 2015.
(7)	Forever 21 has the right to terminate its lease if its sales for the period from June 1, 2018 through May 31, 2019 do not exceed $2,500,000. To exercise such termination option, Forever 21 must provide 180 days’ written notice by July 31, 2020 and pay a termination fee equal to 55% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, Forever 21 sales were $2,370,120. Forever 21 opened at the Peachtree Mall Property in May 2015.
(8)	Encore has the right to terminate its lease if its sales for the period from July 31, 2019 through June 30, 2020 do not exceed $1,500,000. To exercise such termination option, Encore must provide 90 days’ written notice within 60 days after June 30, 2020 and pay a termination fee equal to 50% of all unamortized tenant improvements and leasing commissions. As of June 30, 2016, Encore sales were $1,390,504 at its current space, which they expanded into in October 2015.
(9)	Represents sales per screen. Peachtree 8 has eight screens.
(10)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

The following table presents certain information relating to the lease rollover schedule at the Peachtree Mall Collateral Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	150	0.0%	150	0.0%	$52,406	0.6%	$349.37
2016	1	994	0.2%	1,144	0.2%	$27,213	0.3%	$27.38
2017	13	29,688	5.5%	30,832	5.8%	$758,900	8.4%	$25.56
2018	18	64,456	12.0%	95,288	17.8%	$1,576,030	17.5%	$24.45
2019	14	121,205	22.6%	216,493	40.4%	$1,346,227	15.0%	$11.11
2020	6	19,390	3.6%	235,883	44.0%	$581,850	6.5%	$30.01
2021	6	19,128	3.6%	255,011	47.6%	$715,715	8.0%	$37.42
2022	2	140,979	26.3%	395,990	73.9%	$699,126	7.8%	$4.96
2023	7	11,783	2.2%	407,773	76.0%	$764,747	8.5%	$64.90
2024	1	1,516	0.3%	409,289	76.3%	$39,758	0.4%	$26.23
2025	8	43,623	8.1%	452,912	84.5%	$1,491,239	16.6%	$34.18
2026	3	24,264	4.5%	477,176	89.0%	$627,661	7.0%	$25.87
Thereafter	1	5,881	1.1%	483,057	90.1%	$314,634	3.5%	$53.50
Vacant(4)	0	53,145	9.9%	536,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	81	536,202	100.0%			$8,995,505	100.0%	$18.62
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Peachtree Mall Collateral Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	6/30/2016(3)
90.1%	85.1%	88.3%	89.9%	90.1%
(1)	Includes collateral tenants only and excludes temporary tenants. Occupancy statistics shown exclude the At Home Anchor Space.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Excludes 26,848 square feet (5.0% of net rentable area) attributed to temporary tenants that were not included in Annual U/W Base Rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Peachtree Mall Collateral Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,037,244	$8,183,664	$8,106,017	$8,559,609	$8,995,505(1)	64.8%	$16.78
Grossed Up Vacant Space	0	0	0	0	1,142,949	8.2	2.13
Percentage Rent	205,469	168,227	281,693	306,143	338,546	2.4	0.63
Total Reimbursables	3,641,827	3,815,809	3,409,397	3,457,557	3,175,236	22.9	5.92
Other Income	1,464,595	1,576,856	1,369,127	1,366,879	1,382,873	10.0	2.58
Less Vacancy & Credit Loss	(117,546)	62,563	(4,851)	80,621	(1,142,949)(2)	(8.2)	(2.13)
Effective Gross Income	$13,231,589	$13,807,120	$13,161,383	$13,770,809	$13,892,159	100%	$25.91

Total Operating Expenses	$3,960,533	$4,019,990	$3,853,477	$3,875,594	$3,861,607	27.8%	$7.20

Net Operating Income	$9,271,056	$9,787,129	$9,307,906	$9,895,215	$10,030,552	72.2%	$18.71
TI/LC	0	0	0	0	673,710	4.8	1.26
Capital Expenditures	0	0	0	0	110,592	0.8	0.21
Net Cash Flow	$9,271,056	$9,787,129	$9,307,906	$9,895,215	$9,246,250	66.6%	$17.24

NOI DSCR(3)	1.83x	1.94x	1.84x	1.96x	1.98x
NCF DSCR(3)	1.83x	1.94x	1.84x	1.96x	1.83x
NOI DY(3)	11.6%	12.3%	11.7%	12.4%	12.6%
NCF DY(3)	11.6%	12.3%	11.7%	12.4%	11.6%
(1)	U/W Base Rent includes contractual rent increases through July 2017 totaling $107,298 and forward starting rent totaling $314,634 associated with an existing tenant that is relocating and expanding in February 2017.
(2)	The underwritten economic vacancy is 8.2%. The Peachtree Mall Collateral Property was 90.1% physically occupied (excluding temporary tenants) as of June 30, 2016.
(3)	The debt service coverage ratios and debt yields are based on the Peachtree Mall whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PEACHTREE MALL

The following table presents certain information relating to some comparable retail leases for the Peachtree Mall Property:

Competitive Properties(1)

Property	Year Built / Renovated	Total GLA (SF)	Occupancy	Distance	Major / Anchor Tenants
Peachtree Mall (Subject)	1975/1994	536,202	90.1%	--	Macy’s, J.C. Penney, Dillard’s
Columbus Park Crossing	2002/2006	909,133	100%	2.5 miles	Sears, Kohl’s, Toys R Us, Dick’s, Haverty’s, Ross, Marshalls, TJ Maxx, Bed Bath & Beyond, Carmike Cinemas, JoAnn, Barnes & Noble, Old Navy, PetCo, Staples
Tiger Town	2004/NAP	815,899	100%	28.0 miles	Target, Home Depot, Kroger, Kohl’s, Hobby Lobby, Dick’s, Ross, TJ Maxx, Bed Bath & Beyond, Best Buy, World Market, Office Depot, PetCo, Books-A-Million, Old Navy
Auburn Mall	1973/2005	521,032	75%	30.0 miles	Dillard’s, Belk, JC Penney
LaGrange Mall	1979/2001	240,107	70%	34.0 miles	Belk, TJ Maxx, Sock Shoppe
The Shoppes at EastChase	2002/NAP	431,428	91%	72.0 miles	Dillard’s, Earth Fare
Eastdale Mall	1977/2005	757,411	92%	74.0 miles	Dillard’s, Sears, JC Penney, Belk Women’s Belk Men / Children
(1)	Information obtained from the appraisal and underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Fairmont Parkway

Loan Information				Property Information
Mortgage Loan Seller(1):	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$17,700,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$17,700,000			Location:	Pasadena, TX
% of Initial Pool Balance:	2.3%			Size(3):	176,710 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$100.16
Borrower Name:	WMC Fund LLC			Year Built/Renovated:	1992/NAP
Sponsors:	Damian Nusynkier; Alejandro Hoffman			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	NewQuest Properties
Note Date:	September 4, 2015			4th Most Recent Occupancy (As of)(3):	94.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	95.7% (12/31/2013)
Maturity Date:	September 6, 2025			2nd Most Recent Occupancy (As of)(3):	95.7% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of)(3):	95.7% (9/30/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	95.7% (6/30/2016)
Seasoning:	13 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,002,962 (12/31/2013)
Call Protection:	L(37),D(80),O(3)			3rd Most Recent NOI (As of):	$1,998,760 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,953,794 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(4):	$2,041,775 (Annualized 11 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,989,913
				U/W Expenses:	$936,929
				U/W NOI:	$2,052,984
				U/W NCF:	$1,902,780
Escrows and Reserves:				U/W NOI DSCR:	1.85x
				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$430,000	$43,000	NAP	U/W NCF Debt Yield:	10.8%
Insurance	$16,384	$8,192	NAP	As-Is Appraised Value:	$26,460,000
Replacement Reserve	$2,111	$2,111	$75,987	As-Is Appraisal Valuation Date:	August 23, 2016
TI/LC Reserve	$9,850	$9,850	$450,000	Cut-off Date LTV Ratio:	66.9%
Operating Expense Reserve	$0	Springing(2)	NAP	LTV Ratio at Maturity or ARD:	57.5%

(1)	The Fairmont Parkway mortgage loan was originated by KGS-Alpha Real Estate Capital Markets, LLC and purchased by Silverpeak Real Estate Finance LLC. The Fairmont Parkway mortgage loan was re-underwritten by Silverpeak Real Estate Finance LLC in accordance with Silverpeak Real Estate Finance LLC’s underwriting guidelines, including obtaining new third parties.

(2)	Following the occurrence and continuance of a Trigger Event (as defined below), the borrower will deposit monthly an amount equal to the approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the current interest accrual period of the Fairmont Parkway mortgage loan. A “Trigger Event” will commence upon (i) an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x; (iii) the debt yield being less than 8.50%; or (iv) the occurrence of a Specified Tenant Trigger Period (as defined below). A Trigger Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with respect to clause (iii), upon the debt yield being greater than 8.75% for two consecutive calendar quarters; and with respect to clause (iv), upon a Specified Tenant Trigger Period ceasing to exist. A “Specified Tenant Trigger Period” will commence upon the occurrence of the earlier of (i) a Specified Tenant (24 Hour Fitness or It’z) being in default under its lease; (ii) any Specified Tenant going dark; (iii) any Specified Tenant giving notice that it is terminating its lease on all or any portion of its space; (iv) any termination or cancellation of any Specified Tenant lease; (v) any bankruptcy or insolvency of any Specified Tenant; and (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the date required.

(3)	Includes two tenants totaling 8,985 square feet that are leased fee tenants and own their own improvements.

(4)	See “Cash Flow Analysis” section.

The Fairmont Parkway mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 176,710 square foot neighborhood retail center located in Pasadena, Texas (the “Fairmont Parkway Property”). Built between 1992 and 2008, the Fairmont Parkway Property consists of five buildings (including two buildings subject to ground leases, which are not part of the collateral) located on a 23.3-acre site. The Fairmont Parkway Property includes 1,115 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of rentable area. As of June 30, 2016, the Fairmont Parkway Property was 95.7% occupied by 15 tenants, and has averaged 92.2% occupancy since 2008.

The Fairmont Parkway Property is located along Fairmont Parkway approximately a quarter mile east of Beltway 8, a major regional thoroughfare. The Fairmont Parkway Property is located approximately 16 miles southeast of the Houston central business district. National tenants within one mile of the Fairmont Parkway Property include Walmart, Target, Lowe’s, Home Depot, Best Buy, Toys ‘R

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRMONT PARKWAY

Us, Old Navy, and Bed, Bath and Beyond. According to the appraisal, the 2015 population within a three- and five-mile radius of the Fairmont Parkway Property was 85,908 and 262,946, respectively, while the average household income within the same radii was $74,596 and $75,555, respectively. According to a third party research report, the Fairmont Parkway Property is located within the Near Southeast retail submarket. As of the second quarter of 2016, the Near Southeast retail submarket reported a total inventory of approximately 17.1 million square feet and a vacancy of 6.2%.

Sources and Uses

Sources			Uses
Original loan amount	$17,700,000	72.8%	Purchase price	$23,500,000	96.6%
Sponsor’s new equity contribution	6,616,939	27.2	Closing costs	358,594	1.5
			Reserves	458,345	1.9

Total Sources	$24,316,939	100.0%	Total Uses	$24,316,939	100.0%

The following table presents certain information relating to the tenancy at the Fairmont Parkway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Major Tenants
24 Hour Fitness	NR/NR/B	40,304	22.8%	$21.78	$877,821	36.5%	NAV	NAV	12/31/2021(3)
It’z	NR/NR/NR	60,000	34.0%	$7.00	$420,000	17.5%	NAV	NAV	4/30/2022(4)
Goodwill	NR/NR/NR	19,165	10.8%	$10.50	$201,233	8.4%	NAV	NAV	3/31/2021(5)
Regency Beauty Institute	NR/NR/NR	6,000	3.4%	$22.25	$133,500	5.6%	NAV	NAV	2/28/2018(6)
3K Sports	NR/NR/NR	15,484	8.8%	$3.42	$52,920	2.2%	NAV	NAV	1/31/2017
Total Major Tenants		140,953	79.8%	$11.96	$1,685,474	70.2%

Non-Major Tenants(7)		28,165	15.9%	$25.74	$716,812	29.8%

Occupied Collateral Total(7)		169,118	95.7%	$13.61	$2,402,286	100.0%

Vacant Space		7,592	4.3%

Collateral Total		176,710	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2017 totaling $129,404.

(3)	24 Hour Fitness has three, 5-year lease renewal options.

(4)	It’z has three, 5-year lease renewal options.

(5)	Goodwill has two, 5-year lease renewal options.

(6)	Regency Beauty Institute has two, 5-year lease renewal options.

(7)	The Tenant NRSF for Non-Major Tenants and Occupied Collateral includes two tenants totalling 8,985 square feet that are leased fee tenants and own their own improvements. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral exclude the Annual U/W Base Rent equal to $223,043 associated with these two tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRMONT PARKWAY

The following table presents certain information relating to the lease rollover schedule at the Fairmont Parkway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0%	0	0%	$0	0.0%	$0.00
2016	0	0	0%	0	0%	$0	0.0%	$0.00
2017	2	16,884	9.6%	16,884	9.6%	$85,260	3.5%	$5.05
2018	5	18,180	10.3%	35,064	19.8%	$476,489	19.8%	$26.21
2019	1	1,750	1.0%	36,814	20.8%	$40,250	1.7%	$23.00
2020	2	3,850	2.2%	40,664	23.0%	$78,190	3.3%	$20.31
2021	2	59,469	33.7%	100,133	56.7%	$1,079,054	44.9%	$18.14
2022	1	60,000	34.0%	160,133	90.6%	$420,000	17.5%	$7.00
2023	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2024	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2025	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
2026	0	0	0.0%	160,133	90.6%	$0	0.0%	$0.00
Thereafter(4)	2	8,985	5.1%	169,118	95.7%	$223,043	9.3%	$24.82
Vacant	0	7,592	4.3%	176,710	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	176,710	100.0%			$2,402,286	100%	$13.61(4)
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes two tenants totalling 8,985 square feet that are leased fee tenants and own their own improvements. The Weighted Average Annual U/W Base Rent PSF excludes underwritten base rent associated with these two tenants.

The following table presents historical occupancy percentages at the Fairmont Parkway Property:

Historical Occupancy

12/31/2012(1)(3)	12/31/2013(1)(3)	12/31/2014(1)(3)	9/30/2015(1)(3)	6/30/2016(2)(3)
94.9%	95.7%	95.7%	95.7%	95.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Includes two tenants totaling 8,985 square feet that are leased fee tenants and own their own improvements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fairmont Parkway Property:

Cash Flow Analysis

	2013	2014	2015	Annualized 11 Months 7/31/2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,185,055	$2,251,473	$2,257,581	$2,241,956	$2,402,286(2)	80.3%	$13.59
Grossed Up Vacant Space	0	0	0	0	26,572	0.9	0.15
Total Reimbursables	655,668	614,967	707,645	686,036	713,190	23.9	4.04
Other Income	13,210	2,870	3,390	4,968	4,968	0.2	0.03
Less Vacancy and Credit Loss	0	0	0	0	(157,102)(3)	(5.3)	(0.89)
Effective Gross Income	$2,853,933	$2,869,310	$2,968,616	2,932,960	2,989,913	100.0%	$16.92

Total Operating Expenses	$850,971	$870,549	$1,014,822	891,185	936,929	31.3%	$5.30

Net Operating Income	$2,002,962	$1,998,760	$1,953,794	2,041,775	2,052,984	68.7%	$11.62
TI/LC	0	0	0	0	123,697	4.1	0.70
Capital Expenditures	0	0	0	0	26,507	0.9	0.15
Net Cash Flow	$2,002,962	$1,998,760	$1,953,794	2,041,775	1,902,780	63.6%	$10.77

NOI DSCR	1.81x	1.80x	1.76x	1.84x	1.85x
NCF DSCR	1.81x	1.80x	1.76x	1.84x	1.72x
NOI DY	11.3%	11.3%	11.0%	11.5%	11.6%
NCF DY	11.3%	11.3%	11.0%	11.5%	10.8%
(1)	The Annualized 11 Months 7/31/2016 represents an annualized figure for the period based on the trailing 11 months as the sponsor purchased the Fairmont Parkway Property in September 2015.

(2)	U/W Base Rent includes contractual rent increases through July 2017 totaling $129,404.

(3)	The underwritten economic vacancy is 5.0%. The Fairmont Parkway Property was 95.7% physically occupied as of June 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRMONT PARKWAY

The following table presents certain information relating to some comparable retail leases for the Fairmont Parkway Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Southwest Plaza Houston, TX	1967/NAP	Club Tequila, Planet Fitness	116,500	86.3%	22.7 miles	$10.00	NNN
Miracle Corners Center Pasadena, TX	1952/2000	Fallas, Family Thrift Center	85,979	100%	4.7 miles	$15.00	NNN
Burlington Coat Factory Houston, TX	1977/NAP	NAP	110,681	100%	9.5 miles	$10.50	NNN
Church’s Chicken Pasadena, TX	1982/NAP	Church’s Chicken	1,162	100%	3.8 miles	$41.36	NNN
The Market at Crenshaw Pasadena, TX	2015/NAP	Burlington Coat Factory, Tuesday Morning, Party City	9,600	70%	0.8 miles	$45.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Hilton Head Village

Loan Information				Property Information
Mortgage Loan Seller:	Silverpeak Real Estate Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/Morningstar):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$17,450,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$17,373,453			Location:	Bluffton, SC
% of Initial Pool Balance:	2.3%			Size:	111,042 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$156.46
Borrower Name:	Pittsburgh Hilton Head Associates			Year Built/Renovated:	2000/NAP
Sponsor(1):	Alfonso A. Costa			Title Vesting:	Fee
Mortgage Rate:	5.183%			Property Manager:	Self-managed
Note Date:	May 11, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of):	96.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (6/30/2016)
Seasoning:	4 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,408,306 (12/31/2013)
Call Protection:	L(28),D(89),O(3)			3rd Most Recent NOI (As of):	$1,494,354 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,570,123 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,627,363 (TTM 6/30/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$2,088,799
				U/W Expenses:	$506,587
				U/W NOI:	$1,582,212
				U/W NCF:	$1,448,961
				U/W NOI DSCR:	1.38x
				U/W NCF DSCR:	1.26x
Escrows and Reserves:				U/W NOI Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$84,561	$14,094	NAP	As-Is Appraised Value:	$23,700,000
Insurance	$11,415	$2,210	NAP	As-Is Appraisal Valuation Date:	March 7, 2016
Replacement Reserve(2)	$0	$1,851	$88,832	Cut-off Date LTV Ratio:	73.3%
TI/LC Reserve(3)	$150,000	$9,254	$277,605	LTV Ratio at Maturity or ARD:	60.9%

(1)	The sponsor was previously involved in litigation and was a key principal with respect to three loan defaults from 2009 to 2012. See “Description of the Mortgage Pool—Litigation and Other Considerations” and ”Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

(2)	Commencing on January 6, 2023, the Replacement Reserve is capped at $88,832.

(3)	Following the occurrence and continuance of a Lease Sweep Period (as defined below), all excess cash will be deposited into the “Special Rollover Reserve”. A “Lease Sweep Period” will commence upon (i) as of April 6, 2019, the borrower failing to deposit into the Special Rollover Reserve a cash deposit or letter of credit with an amount equal to the difference between $1,400,000 and the existing amount in the TI/LC Reserve and the Special Rollover Reserve; (ii) either (a) prior to January 1, 2024, the date that is six months prior to the end of the term (inclusive of any renewal options) of any Major Tenant (as defined below) lease or (b) on or after January 1, 2024, the date that is twelve months prior to the end of the term (inclusive of renewal options) of any Major Tenant lease, if, as of such date, the borrower has failed to deposit cash or a letter of credit in an amount equal to $10.00 per square foot of the leased premises subject to the applicable Major Tenant lease; (iii) the date required under a Major Tenant lease by which the applicable tenant is required to give notice of its exercise of a renewal option and such renewal has not yet been exercised; (iv) any Major Tenant terminating or cancelling its lease; (v) any Major Tenant going dark; (vi) the occurrence and continuance of a default under any Major Tenant lease; or (vii) any Major Tenant being subject to a bankruptcy action. A “Major Tenant” means each of (i) Marshall’s, (ii) Bed Bath & Beyond, (iii) Old Navy, (iv) Ulta, (v) any tenant occupying 10% or more of the net rentable are or (vi) any tenant comprising 12% or more of the aggregate monthly rental income at the Hilton Head Village Property. By September 6, 2020, the borrower is required to ensure that the combined balance of the TI/LC Reserve and the Special Rollover Reserve is no less than $650,000 (cash or letter of credit). Commencing on November 6, 2022, to the extent there are no outstanding TI/LCs and no loan default, deposits to the TI/LC Reserve are capped at $277,605.

The Hilton Head Village mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering a 111,042 square foot retail center located in Bluffton, South Carolina, approximately 4.4 miles west of Hilton Head Island (the “Hilton Head Village Property”). Built in 2000 and purchased by the sponsor in 2001, the Hilton Head Village Property is situated on a 13.4 acre site and includes 448 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of June 30, 2016, the Hilton Head Village Property was 100.0% occupied by a mixture of 11 national and regional tenants. Major tenants include Marshall’s, Bed Bath & Beyond and Old Navy. Approximately 64.9% of the net rentable area is occupied by investment grade tenants, including Marshall’s and Bed Bath & Beyond. Seven tenants, comprising 79.3% of the net rentable area, have occupied the Hilton Head Village Property since its development in 2000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HEAD VILLAGE

The Hilton Head Village Property is located in an established retail corridor just off U.S. Route 278. U.S. Route 278 is the only major highway that provides access on and off Hilton Head Island and, according to the appraisal, has an approximate vehicular count of 63,000 cars per day. The Hilton Head Village Property is adjacent to and shares an entrance with the Tanger 2 Outlet Center, which includes retailers such as Nike, Banana Republic, Polo Ralph Lauren and Abercrombie & Fitch. Other retailers in the area include Target, Lowe’s and Home Depot. According to the appraisal, the 2015 population within a three- and five-mile radius of the Hilton Head Village Property was 12,337 and 36,281, respectively, while the average household income within the same radii was $85,437 and $87,076, respectively. According to a third party research report, the Hilton Head Village Property is located within the Beaufort County retail submarket, which contained approximately 10.5 million square feet of retail inventory with a 3.4% vacancy rate as of second quarter 2016.

Sources and Uses

Sources			Uses
Original loan amount	$17,450,000	100.0%	Loan payoff(1)	$15,097,581	86.5%
			Reserves(2)	319,950	1.8
			Closing costs	246,792	1.4
			Return of equity	1,785,676	10.2
Total Sources	$17,450,000	100.0%	Total Uses	$17,450,000	100.0%

(1)	The Hilton Head Village Property was previously securitized in the CGCMT 2006-C5 transaction.

(2)	Includes a $73,975 reserve that was funded at origination of the Hilton Head Village mortgage loan for the completion of roof repair work associated with the Bed Bath & Beyond space. The total amount in the reserve was released to the borrower on June 21, 2016.

The following table presents certain information relating to the tenancy at the Hilton Head Village Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Marshall’s	NR/A2/A+	30,000	27.0%	$11.00	$330,000	20.2%	$280	5.7%	1/31/2021
Bed Bath & Beyond	NR/Baa1/BBB+	24,710	22.3%	$12.50	$308,875	18.9%	NAV	NAV	1/31/2021(4)
Old Navy	BB+/Baa2/BB+	17,332	15.6%	$14.30	$247,848	15.2%	$244	7.7%	9/30/2021
Ulta	NR/NR/NR	9,000	8.1%	$24.40	$219,600	13.4%	NAV	NAV	10/31/2022(5)
Total Major Tenants		81,042	73.0%	$13.65	$1,106,323	67.7%

Total Non-Major Tenants		30,000	27.0%	$17.57	$527,000	32.3%

Occupied Collateral Total		111,042	100.0%	$14.71	$1,633,323	100.0%

Vacant Space		0	0.0%

Collateral Total		111,042	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2017 totaling $32,532.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015.

(4)	Bed Bath & Beyond has three, 5-year lease renewal options.

(5)	Ulta has three, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HEAD VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Hilton Head Village Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	10,000	9.0%	10,000	9.0%	$123,000	7.5%	$12.30
2018	0	0	0.0%	10,000	9.0%	$0	0.0%	$0.00
2019	1	8,000	7.2%	18,000	16.2%	$164,000	10.0%	$20.50
2020	4	12,000	10.8%	30,000	27.0%	$240,000	14.7%	$20.00
2021	3	72,042	64.9%	102,042	91.9%	$886,723	54.3%	$12.31
2022	1	9,000	8.1%	111,042	100.0%	$219,600	13.4%	$24.40
2023	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	111,042	100.0%	$0	0.0%	$0.00
Total/Weighted Average	11	111,042	100.0%			$1,633,323	100.0%	$14.71

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hilton Head Village Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/30/2016(2)
100.0%	100.0%	96.4%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Head Village Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,414,328	$1,513,749	$1,541,702	$1,583,361	$1,633,323(1)	78.2%	$14.71
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Percentage Rent	0	0	0	0	0	0	0.00
Total Reimbursables	427,980	522,525	526,422	529,887	511,383	24.5	4.61
Other Income	50,935	23,182	47,896	51,328	51,328	2.5	0.46
Less Vacancy & Credit Loss	0	0	0	0	(107,235)(2)	(5.1)	(0.97)
Effective Gross Income	$1,893,242	$2,059,456	$2,116,020	$2,164,575	$2,088,799	100.0%	$18.81

Total Operating Expenses	$ 484,936	$565,103	$545,897	$ 537,212	$506,587	24.3%	$4.56

Net Operating Income	$1,408,306	$1,494,353	$1,570,123	$1,627,363	$1,582,212	75.7%	$14.25
TI/LC	0	0	0	0	111,042	5.3	1.00
Capital Expenditures	0	0	0	0	22,208	1.1	0.20
Net Cash Flow	$1,408,306	$1,494,353	$1,570,123	$1,627,363	$1,448,961	69.4%	$13.05

NOI DSCR	1.23x	1.30x	1.37x	1.42x	1.38x
NCF DSCR	1.23x	1.30x	1.37x	1.42x	1.26x
NOI DY	8.1%	8.6%	9.0%	9.4%	9.1%
NCF DY	8.1%	8.6%	9.0%	9.4%	8.3%

(1)	U/W Base Rent includes contractual rent steps through July 2017 totaling $32,532.

(2)	The underwritten economic vacancy is 5.0%. The Hilton Head Village Property was 100.0% physically occupied as of June 30, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON HEAD VILLAGE

The following table presents certain information relating to some comparable retail leases for the Hilton Head Village Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Bluffton Commons Bluffton, SC	2003/NAP	Publix	87,620	99%	4 miles	$17.00	NNN

Circle Center Hilton Head, SC	1992/NAP	Bi-Lo	65,313	97%	7 miles	$15.00	NNN

Island Crossing Hilton Head, SC	1999/NAP	Publix, Staples	96,483	100%	5 miles	$22.00	NNN

Bluffton Target Bluffton, SC	2001/NAP	Staples, Dick’s Sporting Goods	100,362	98%	2 miles	$20.00	NNN

Northridge Plaza Hilton Head, SC	1984/NAP	Home Goods	79,570	81%	7 Miles	$16.00	NNN

Plaza at Shelter Cove Hilton Head, SC	1985/NAP	Whole Foods, TJ Maxx	78,776	100%	7 Miles	$21.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-NXS6	Transaction Contact Information

VI.     Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.